FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-172366-11

Free Writing Prospectus
Preliminary Collateral Term Sheet
$[1,037,956,638]
(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

WFRBS Commercial Mortgage Trust 2013-C18
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
as Depositor

Wells Fargo Bank, National Association
The Royal Bank of Scotland
Liberty Island Group I LLC
Basis Real Estate Capital II, LLC
NCB, FSB
UBS Real Estate Securities Inc.
C-III Commercial Mortgage LLC
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2013-C18

December 6, 2013

WELLS FARGO SECURITIES	RBS
Co-Lead Manager and Co-Bookrunner	Co-Lead Manager and Co-Bookrunner
Deutsche Bank Securities Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-172366) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any other jurisdiction where the offer or sale is not permitted.  The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities.  These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING CERTAIN ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC; Wells Fargo Institutional Securities, LLC, a member of FINRA and SIPC; and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC carries and provides clearing services for Wells Fargo Institutional Securities, LLC customer accounts.

RBS is a trade name for the investment banking business of RBS Securities Inc. (“RBSSI”).  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by RBSSI and their securities affiliates.  Lending, derivatives and other commercial banking activities are performed by The Royal Bank of Scotland plc and their banking affiliates.  RBSSI is a member of SIPC, FINRA and the NYSE.

IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES.  THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE CO-LEAD BOOKRUNNING MANAGERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN.  INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The certificates to be backed in part by the assets described herein, and such assets, are subject to modification, revision and other changes any time prior to issuance or availability of a final prospectus, such certificates are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of such certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics (including with respect to the underlying assets) that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics (including with respect to the underlying assets) described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates to be backed in part by the assets described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – Garden State Plaza

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	AAA/AAA/Aaa			Property Type:	Retail
Original Principal Balance(1):	$150,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):	$150,000,000			Location:	Paramus, NJ
% of Initial Pool Balance:	14.5%			Size(3):	2,195,561 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$239.12
Borrower Name:	Westland Garden State Plaza Limited Partnership			Year Built/Renovated:	1957/2013
Sponsors:	Westfield America Inc. / Prudential Assurance Company Limited			Title Vesting:	Fee
Mortgage Rate:	3.8585%			Property Manager:	Self-managed
Note Date:	December 6, 2013			3rd Most Recent Occupancy (As of)(4):	98.6% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(4):	98.1% (12/31/2011)
Maturity Date:	January 1, 2024			Most Recent Occupancy (As of)(4):	98.1% (12/31/2012)
IO Period:	121 months			Current Occupancy (As of)(4):	96.6% (10/31/2013)
Loan Term (Original):	121 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$84,713,196 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$90,565,265 (12/31/2012)
Call Protection:	L(24),D or GRTR 1% YM(90),O(7)			Most Recent NOI (As of):	$90,920,212 (TTM 9/30/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$135,618,503
Additional Debt Type(1):	Pari Passu			U/W Expenses:	$35,448,138
				U/W NOI(5):	$100,170,365
				U/W NCF:	$97,200,339
				U/W NOI DSCR(1):	4.88x
Escrows and Reserves(2):				U/W NCF DSCR(1):	4.73x
				U/W NOI Debt Yield(1):	19.1%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	18.5%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$2,100,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	November 4, 2013
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	25.0%
TI/LC Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	25.0%

(1)
The Garden State Plaza Loan Combination, totalling $525,000,000, is comprised of two pari passu notes (Notes A-1 and A-2).  Note A-2 had an original principal balance of $150,000,000, has an outstanding principal balance as of the Cut-off Date of $150,000,000 and will be contributed to the WFRBS 2013-C18 Trust.  Note A-1 had an original principal balance of $375,000,000 and is expected to be contributed to a future trust.  All presented statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios, and debt yields are based on the Garden State Plaza Loan Combination.

(2)	See “Escrows” section.
(3)	The square footage at the Garden State Plaza Property includes the 81,330 square feet of additional retail space due to the recent expansion.
(4)	Historical and current occupancy excludes temporary and seasonal tenants. As of October 31, 2013, the occupancy inclusive of these tenants was 97.3%.
(5)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “Garden State Plaza Loan Combination”) is evidenced by two pari passu notes (Note A-1 and Note A-2) secured by a first mortgage encumbering a regional mall located in Paramus, New Jersey (the “Garden State Plaza Property”). The Garden State Plaza Loan Combination was originated on December 6, 2013 by The Royal Bank of Scotland. The Garden State Plaza Loan Combination had an original principal balance of $525,000,000, has an outstanding principal balance as of the Cut-off Date of $525,000,000 and accrues interest at an interest rate of 3.8585% per annum.  The Garden State Plaza Loan Combination had an initial term of 121 months, has a remaining term of 121 months as of the Cut-off Date and requires interest-only payments through the term of the Garden State Plaza Loan Combination.   The Garden State Plaza Loan Combination matures on January 1, 2024.

Note A-2, which represents the non-controlling interest in the Garden State Plaza Loan Combination and will be contributed to the WFRBS 2013-C18 Trust, had an original principal balance of $150,000,000 and has an outstanding principal balance as of the Cut-off Date of $150,000,000. Note A-1 had an original principal balance of $375,000,000 and will be contributed to a future trust.

Following the lockout period, the borrower has the right to prepay the Garden State Plaza Loan Combination in whole, but not in part, provided the borrower pays the greater of a yield maintenance premium or a prepayment equal to 1.0% of the outstanding loan balance.  Following the defeasance lockout period, the borrower has the right to defease the Garden State Plaza Loan Combination in whole or in part, on any payment date before July 1, 2023. In addition, the Garden State Plaza Loan Combination is prepayable without penalty on or after July 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GARDEN STATE PLAZA

Sources and Uses

Sources			Uses
Original loan combination amount	$525,000,000	100.0%	Loan payoff	$522,158,227	99.5%
			Closing costs	1,851,211	0.3
			Return of equity	990,562	0.2
Total Sources	$525,000,000	100.0%	Total Uses	$525,000,000	100.0%

The Property.  The Garden State Plaza Property is an approximately 2.2 million square foot, two-level regional mall located in Paramus, New Jersey, approximately 10 miles northwest of downtown Manhattan.  The collateral for the Garden State Plaza Loan Combination consists of 2,195,561 square feet. The Garden State Plaza Property is anchored by Neiman Marcus, Nordstrom, Macy's, AMC Movie Theaters (“AMC”), Lord & Taylor (all of which are ground leased) and JC Penney.  The Garden State Plaza Property was built in 1957, was renovated in 2007 and is in the final stages of a $159.0 million re-development that includes a new 1,800 space parking deck and the addition of approximately 81,330 square feet of additional retail space, which renovation is being paid for out of funds provided by the sponsor.  Such expansion is expected to be completed and ready for occupancy in March of 2014.  As of October 31, 2013, the Garden State Plaza Property was 96.6% occupied by approximately 307 tenants, which includes a recent expansion, excluding seasonal and temporary tenants, and 97.3% leased including seasonal and temporary tenants.  In-line tenants include Banana Republic, Gap, Forever 21, Apple, Coach, Louis Vuitton, Gucci, J. Crew, Hollister, H&M, Abercrombie & Fitch, Urban Outfitters, Anthropologie and Lululemon Athletica, among others. For the trailing 12-month period ending September 30, 2013, tenants occupying less than 10,000 square feet had comparable in-line sales of $787 per square foot with an average occupancy cost of 17.1%. Excluding Apple, in-line mall shop sales were $678 per square foot with occupancy costs of 20.0%. The Garden State Plaza Property contains 10,854 surface parking spaces (inclusive of the additional 1,800 parking spaces) reflecting a parking ratio of 9.6 spaces per 1,000 square feet of net rentable area.

The following table presents certain information relating to the tenancy at the Garden State Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date

Anchor Tenants - Collateral
Macy’s(5)	(BBB/Baa3/BBB)	439,632	20.0%	$18.07	7,945,227	8.9%	$245	7.4%	7/31/2021
Nordstrom(5)	(A-/Baa1/A-)	245,348	11.2%	$10.44	2,562,225	2.9%	$439	2.4%	7/31/2016(6)
JC Penney	(B-/Caa1/CCC+)	176,713	8.0%	$6.79	1,200,000	1.4%	$130	5.6%	11/30/2021
Lord & Taylor(5)	(NR/NR/NR)	130,000	5.9%	$3.46	449,442	0.5%	$241	2.9%	1/31/2027
Neiman Marcus(5)	(NR/B3/B)	141,139	6.4%	$1.22	172,460	0.2%	$331	1.6%	8/31/2016(7)
Total Anchor Tenants - Collateral		1,132,832	51.6%	$10.88	$12,329,354	13.9%

Major Tenants - Collateral

AMC(5)	(NR/B1/BB)	95,818	4.4%	$31.07	$2,976,631	3.4%	(8)	14.2%	5/31/2022
Best Buy	(BB/Baa2/BB-)	50,000	2.3%	$45.63	$2,281,600	2.6%	$839	5.4%	11/30/2015
Uniqlo	(NR/NR/NR)	44,171	2.0%	$51.48	$2,273,738	2.6%	$317	16.2%	1/31/2023
Forever 21	(NR/NR/NR)	35,132	1.6%	$56.24	$1,975,824	2.2%	$264	14.5%	9/30/2024
Victoria’s Secret	(BB+/Ba1/BB+)	20,032	0.9%	$76.48	$1,532,000	1.7%	$965	7.9%	1/31/2015
H&M	(NR/NR/NR)	20,473	0.9%	$68.37	$1,399,705	1.6%	$486	15.2%	1/31/2022
Total Major Tenants - Collateral		265,626	12.1%	$46.83	$12,439,498	14.0%

Non-Major Tenants - Collateral		722,237	32.9%	$88.73	$64,085,294	72.1%

Occupied Collateral Total(9)		2,120,695	96.6%	$41.90	$88,854,146	100.0%

Vacant Space		74,866	3.4%

Collateral Total		2,195,561	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through CY 2014.
(3)	Sales and Occupancy Costs are for the trailing 12-month period ending September 30, 2013.
(4)	Occupancy Costs include base rent, reimbursements and percentage rent, as applicable.
(5)	Macy’s, Nordstrom, Lord and Taylor, Neiman Marcus and AMC own their own improvements and are leased under ground leases of the borrower.
(6)	Nordstrom has eight, 10-year extension options.
(7)	Neiman Marcus has seven, five-year extension options.
(8)	AMC operates with 16 screens at the Garden State Plaza Property and had sales per screen of $1,498,938 for the trailing 12-month period ending September 30, 2013.
(9)	Occupancy excludes temporary and seasonal tenants. As of October 31, 2013, the occupancy, inclusive of these tenants, was 97.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GARDEN STATE PLAZA

The following table presents certain information relating to the historical sales and occupancy costs at the Garden State Plaza Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2010	2011	2012	TTM 9/30/2013
Macy’s	$239	$248	$241	$245
Nordstrom	$420	$429	$443	$439
JC Penney	$183	$189	$151	$130
Neiman Marcus	$321	$357	$349	$331
Lord & Taylor	$234	$248	$244	$241
AMC	(2)	(2)	(2)	(2)
Victoria’s Secret	$815	$942	$954	$965
Forever 21	$340	$386	$286	$264

Total In-line (<10,000 square feet)(3)(4)	$677	$746	$731	$787
Occupancy Costs(5)	NAV	17.0%	16.2%	17.1%

(1)	Historical Sales (PSF) and Occupancy Costs are based on historical statements provided by the borrower.
(2)	AMC operates 16 screens and reported sales per screen of $1,516,313, $1,463,000, $1,489,563 and $1,498,938 for 2010, 2011, 2012 and TTM 9/30/2013, respectively.
(3)	Represents tenants occupying less than 10,000 square feet that reported sales for two years prior to each trailing 12-month reporting period.
(4)	Excluding Apple, Total In-line (<10,000 square feet) sales per square foot for 2010, 2011, 2012 and TTM 9/30/2013 were $590, $678, $650 and $619, respectively.
(5)	Excluding Apple, Total In-line (<10,000 square feet) occupancy costs for 2011, 2012 and TTM 9/30/2013 were 20.3%, 19.9% and 20.0%, respectively

The following table presents certain information relating to the lease rollover schedule at the Garden State Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2013	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2014	25	43,082	2.0%	43,082	2.0%	$4,065,257	4.6%	$94.36
2015	28	114,471	5.2%	157,553	7.2%	$7,316,954	8.2%	$63.92
2016	36	469,556	21.4%	627,109	28.6%	$10,157,156	11.4%	$21.63
2017	37	38,703	1.8%	665,812	30.3%	$5,049,313	5.7%	$130.46
2018	40	81,033	3.7%	746,845	34.0%	$6,622,763	7.5%	$81.73
2019	34	101,994	4.6%	848,839	38.7%	$9,415,582	10.6%	$92.32
2020	22	78,788	3.6%	927,627	42.3%	$6,033,479	6.8%	$76.58
2021	16	665,951	30.3%	1,593,578	72.6%	$12,246,057	13.8%	$18.39
2022	15	163,945	7.5%	1,757,523	80.0%	$8,497,632	9.6%	$51.83
2023	23	77,618	3.5%	1,835,141	83.6%	$5,963,703	6.7%	$76.83
Thereafter	31	285,554	13.0%	2,120,695	96.6%	$13,486,249	15.2%	$47.23
Vacant(4)	0	74,866	3.4%	2,195,561	100.0%	$0	0.0%	$0.00
Total/Weighted Average	307	2,195,561	100.0%			$88,854,146		$41.90

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Occupancy excludes temporary and seasonal tenants. As of October 31, 2013, the occupancy, inclusive of these tenants, was 97.3%.

The following table presents historical occupancy percentages at the Garden State Plaza Property:

Historical Occupancy(1)(2)

12/31/2008	12/31/2009	12/31/2010	12/31/2011	12/31/2012	10/31/2013
98.6%	97.9%	98.6%	98.1%	98.1%	96.6%

(1)	Information obtained from the borrower.
(2)	Occupancy excludes temporary and seasonal tenants. As of October 31, 2013, the occupancy, inclusive of these tenants, was 97.3%.

Historical Average Base Rent (PSF)(1)

12/31/2009	12/31/2010	12/31/2011	12/31/2012
$34.31	$33.54	$35.58	$36.99

(1)	Information obtained from the borrower’s operating statements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GARDEN STATE PLAZA

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Garden State Plaza Property:

Cash Flow Analysis

	2011	2012	TTM 9/30/2013	U/W	U/W $ per SF
Base Rent	$76,407,478	$81,047,025	$82,529,638(1)	$88,854,146(1)	$40.47
Grossed Up Vacant Space	0	0	0	9,001,139	4.10
Percentage Rent	729,276	1,222,963	1,096,104	1,155,738(2)	0.53
Total Reimbursables	31,143,571	34,742,087	36,619,355	40,528,972	18.46
Other Income	10,119,406	6,727,973	6,085,368	5,079,647	2.31
Less Vacancy & Credit Loss	(9,837)	(593,249)	(373,023)	(9,001,139)(3)	(4.10)
Effective Gross Income	$118,389,894	$123,146,799	$125,957,442	$135,618,503	$61.77

Total Operating Expenses	$33,676,698	$32,581,534	$35,037,230	$35,448,138	$16.15

Net Operating Income	$84,713,196	$90,565,265	$90,920,212	$100,170,365	$45.62
TI/LC	0	0	0	2,535,156	1.15
Capital Expenditures	0	0	0	434,870	0.20
Net Cash Flow	$84,713,196	$90,565,265	$90,920,212	$97,200,339	$44.27

NOI DSCR(4)	4.12x	4.41x	4.43x	4.88x
NCF DSCR(4)	4.12x	4.41x	4.43x	4.73x
NOI DY(4)	16.1%	17.3%	17.3%	19.1%
NCF DY(4)	16.1%	17.3%	17.3%	18.5%

(1)	The U/W Base Rent and U/W NOI are higher than the TTM 9/30/2013 Base Rent and TTM 9/30/2013 NOI due to recently signed leases in the expansion space at the Garden State Plaza Property.
(2)	Underwritten Percentage Rent represents percentage rent overage and does not include percentage rent in lieu of base rent.
(3)
The underwritten economic vacancy is 6.3%. The Garden State Plaza Property was 96.6% physically occupied exclusive of seasonal and temporary tenants and 97.3% physically occupied inclusive of seasonal and temporary tenants as of October 31, 2013.

(4)	DSCRs and debt yields are based on the Garden State Plaza Loan Combination on an aggregate basis.

Appraisal.  As of the appraisal valuation date of November 4, 2013, the Garden State Plaza Property had an “as-is” appraised value of $2,100,000,000.

Environmental Matters.  According to a Phase I environmental site assessment dated November 7, 2013, a recognized environmental conditions was identified.  The adjacent parcel to the southeast, which is not part of the collateral for the Garden State Plaza Property, is listed on the leaking underground storage tank (“LUST”) database, and cross-listed on the Historical LUST, underground storage tank (“UST”), and Brownfields databases, regarding a former Exxon gasoline station that was located southeast of the Garden State Plaza Property.  Four 15,000-gallon leaded gasoline tanks, two 2,000-gallon #2 heating oil tanks, and one 550-gallon waste oil tank were removed in 1989. The USTs, registered with the New Jersey Department of Environmental Protection (NJDEP) were reported to have leaked. Historical records show that soil and groundwater were impacted, and that the case has not yet been closed.  In addition, groundwater contamination in the form of a light non-aqueous phase layer (LNAPL) was identified on the groundwater table at the Garden State Plaza Property in 2012.  A private Licensed Site Remediation Professional (LSRP) has been retained to complete the necessary remedial actions in accordance with the provisions of the Site Remediation and Reform Act.  According to the letter from URS Corporation (who the LSRP represents) dated October 10, 2013, groundwater contamination exists, but based on concentrations of volatile organic compounds in the well closest to the Garden State Plaza Property, a vapor intrusion investigation is not required. The known LNAPL groundwater contamination onsite represents a recognized environmental condition. While considered a recognized environmental condition, based on the information provided and the fact that the LUST case is being actively remediated under the oversight of an LSRP, no further investigation of this adjoining LUST case is required.

Market Overview and Competition.  The Garden State Plaza Property is located in Paramus, New Jersey, at the intersection of Route 4 and Route 17, in Northern New Jersey (“NNJ”).  The Garden State Plaza Property is located approximately 10 miles northwest of downtown Manhattan, in central Bergen County, which has the highest population of the six counties in NNJ.  NNJ is often referred to as the gateway region due to its proximity across the Hudson River from Manhattan.  According to the appraisal, the Garden State Plaza Property has a primary trade area that encompasses 30 zip codes within the New York metropolitan statistical area.  Per the appraisal, 2013 population and average household income for the trade area were reported at approximately 549,782 and $90,080, respectively.

The appraiser estimated market rent for in-line suites under 10,000 square feet to be $85.70 per square foot on a triple net basis and used an estimate of $12.00 per square foot for anchor tenants on a modified gross basis. Additionally, based on an average of comparable properties, the appraiser estimated the local market vacancy rate to be 3.0% within the primary trade area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GARDEN STATE PLAZA

The following table presents certain information relating to some comparable retail centers for the Garden State Plaza Property:

Competitive Set(1)

	Garden State Plaza (Subject)	Paramus Park Mall	The Outlets at Bergen Town Center	The Shops at Riverside	Willowbrook Mall
Location	Paramus, NJ	Paramus, NJ	Paramus, NJ	Hackensack, NJ	Wayne, NJ
Distance from Subject	--	3.0 miles	17.0 miles	2.5 miles	10.0 miles
Property Type	Regional Mall	Regional Mall	Lifestyle Center	Regional Mall	Regional Mall
Year Built/Renovated	1957/2007	1974/2002	1957/2011	1977/2008	1969/1988
Anchors	JC Penney, Lord & Taylor, Macy's, Neiman Marcus, Nordstrom	Macy's, Sears	Bloomingdales Outlet, Century 21, Homegoods, Marshall's Nordstrom Rack, Off 5th, Target, Whole Foods	Bloomingdale's Saks Fifth Avenue	Bloomingdale's, Lord & Taylor, Macy's, Sears
Total GLA	2,192,655 SF	770,000 SF	1,001,936 SF	771,000 SF	1,522,949 SF
Total Occupancy	97%	92%	80%	91%	97%

(1)	Information obtained from the borrower's rent roll and the appraisal.

The Borrower.  The borrower is Westland Garden State Plaza Limited Partnership, a Delaware limited liability company and a single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Garden State Plaza Loan Combination.  The borrower is 50.0% owned by Westfield America, Inc. and 50.0% owned by Prudential Assurance Company Limited.

The Sponsors.  The sponsor is a joint venture, 50% owned by Westfield America, Inc., a subsidiary of Westfield Group, LLC ("Westfield") and 50% owned by The Prudential Assurance Company Limited. Westfield is a publicly owned Australian REIT that reported a net worth of approximately $6.3 billion as of December 31, 2012. Prudential Assurance Company Limited is a leading international life insurer in Asia with operations in 13 markets and is a leading life pensions providers in the United Kingdom with approximately seven million customers.  Prudential Assurance Company Limited serves more than 23 million customers worldwide and has £234 billion of assets as of June 30, 2013.

Escrows. No upfront reserves are required and no monthly tax, replacement reserve or tenant improvement and leasing commission reserve escrow is required so long as a Reserve DSCR Trigger Period (as defined below) has not occurred or is continuing under the Garden State Plaza Loan Combination.  No monthly insurance escrow payments are required so long as (i) no Reserve DSCR Trigger Period has occurred and is continuing under the Garden State Plaza Loan Combination, or (ii) the insurance required to be maintained by the borrower is in effect under an acceptable blanket insurance policy and no event of default is ongoing. During a Reserve DSCR Trigger Period, the borrower has the ability to post a letter of credit or have a credit-worthy entity enter into a guarantee in lieu of making any reserve payments.

A “Reserve DSCR Trigger Period” will commence upon the debt service coverage ratio falling below 1.50x for two consecutive calendar quarters. A Reserve DSCR Trigger Period will end when a debt service coverage ratio of at least 1.50x has been achieved for two consecutive calendar quarters or the borrower deposits additional collateral to the lender to achieve a debt service coverage ratio of at least 1.50x.

Lockbox and Cash Management.  The Garden State Plaza Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the tenants deposit all revenues into such lockbox account.  The loan documents are also expected to require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt.  Prior to the occurrence of a Reserve DSCR Trigger Period all funds on deposit in the lockbox account are swept into the borrower's operating account on a daily basis. During a Reserve DSCR Trigger Period, all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

Property Management.  The Garden State Plaza Property is managed by an affiliate of the borrower.

Assumption.  The borrower is expected to have the right to transfer the Garden State Plaza Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) if requested by the lender, rating agency confirmation from DBRS, Fitch and Moody's that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C18 Certificates and similar confirmations with respect to the ratings of any securities backed by the Garden State Plaza Companion Loan; and (ii) the lender reasonably determines that the proposed transferee is majority owned and controlled by a Qualified Transferee (as defined below) and guarantor is acceptable to lender in all respects.

A “Qualified Transferee” is (i) certain affiliates of the sponsor, (ii) Prudential Assurance Company Limited, (iii) a bank, savings and loan association, investment bank, insurance company, trust company, commingled pension trust fund, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, sovereign wealth fund, university endowment, real estate company, real estate partnership investment fund, real estate investment trust, or an institution substantially similar to any of the foregoing, provided that in each case under this clause (iii) any such person or entity is regularly engaged in the business of owning interests in at least seven regional malls totaling at least 6,000,000 square feet; and has not been the subject of a material governmental or regulatory investigation in the past seven years; (iv) any direct or indirect wholly owned subsidiary of one or more of the entities described in the clauses (i) through (iii) above; or (v) any other entity, provided that the lender has received written confirmation from DBRS, Fitch and Moody's that the assumption to such entity will not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to any class of Series 2013-C18

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GARDEN STATE PLAZA

Certificates and similar confirmations with respect to the ratings of any securities backed by the Garden State Plaza Companion Loan.
Free Release.  The borrower will be permitted to obtain a release of certain immaterial or non-income producing portions of the Garden State Plaza Property from the lien of the mortgage upon the satisfaction of certain conditions, including but not limited to: (i) no event of default has occurred and is continuing and (ii) the borrower has certified to the lender that the release of the parcel will not materially and adversely affect the use, operations or economic value of the remaining improvements.

Real Estate Substitution.  Not Permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents are expected to require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for damage from terrorism in an amount equal to the full replacement cost of the Garden State Plaza Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – AmericasMart

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Other
Original Principal Balance(1):	$140,000,000			Specific Property Type:	Trade Mart
Cut-off Date Principal Balance(1):	$140,000,000			Location:	Atlanta, GA
% of Initial Pool Balance:	13.5%			Size(3):	4,563,219 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$122.72
Borrower Names:	AmericasMart Real Estate, LLC			Year Built/Renovated:	1961/2008
Sponsors:	AMC, Inc.; Portman Financial, Inc.			Title Vesting(4):	Various
Mortgage Rate:	5.451%			Property Manager:	Self-managed
Note Date:	November 14, 2013			3rd Most Recent Occupancy (As of)(5):	79.4% (8/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(5):	78.9% (8/31/2011)
Maturity Date:	December 1, 2023			Most Recent Occupancy (As of)(5):	79.6% (8/31/2012)
IO Period:	None			Current Occupancy (As of)(5):	84.7% (9/30/2013)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	300 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$63,306,995 (FYE 8/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$63,685,942 (FYE 8/31/2012)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$69,102,131 (FYE 8/31/2013)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$138,877,801
				U/W Expenses:	$66,651,969
Escrows and Reserves(2):				U/W NOI:	$72,225,832
				U/W NCF:	$69,187,095
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	1.76x
Taxes	$1,284,853	$428,285	NAP	U/W NCF DSCR(1):	1.68x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield(1):	12.9%
Replacement Reserves	$1,557,473	Springing	$1,557,473	U/W NCF Debt Yield(1):	12.4%
TI/LC Reserve	$2,627,360	Springing	$2,627,360	As-Is Appraised Value:	$920,000,000
Deferred Maintenance	$352,469	$0	NAP	As-Is Appraisal Valuation Date:	October 15, 2013
Environmental Reserve	$380,000	$0	NAP	Cut-off Date LTV Ratio(1):	60.9%
Ground Rent Reserve	$4,144	Springing	NAP	LTV Ratio at Maturity or ARD(1):	46.2%

(1)
The AmericasMart Loan Combination, totalling $560,000,000, is comprised of eight pari passu notes.  Notes 1-1 and 1-2 had a combined original principal balance of $140,000,000, have a combined outstanding principal balance as of the Cut-off Date of $140,000,000 and will be contributed to the WFRBS 2013-C18 Trust.  The remaining six pari passu notes had an aggregate original principal balance of $420,000,000 and are expected be contributed to future trusts.  All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the AmericasMart Loan Combination.

(2)	See “Escrows” section.
(3)	Size includes 3,503,146 square feet of space leased by permanent tenants and 1,060,073 square feet of trade show and exhibition space.
(4)	See “Ground Lease and Air Rights Lease” section.
(5)	Current and historical occupancy is based on permanent space net rentable square footage.

The Mortgage Loan.  The mortgage loan (the “AmericasMart Loan Combination”) is evidenced by eight pari passu promissory notes (Notes 1-1 through 4-2) secured by the first mortgage encumbering a wholesale trade mart located in Atlanta, Georgia (the “AmericasMart Property”).  The AmericasMart Loan Combination was co-originated on November 14, 2013 by Wells Fargo Bank, National Association and Bank of America, National Association.  The AmericasMart Loan Combination had an original principal balance of $560,000,000, has an outstanding principal balance as of the Cut-off Date of $560,000,000 and accrues interest at an interest rate of 5.451% per annum.  The AmericasMart Loan Combination had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 25-year amortization schedule.  The AmericasMart Loan Combination matures on December 1, 2023.

Notes 1-1 and 1-2, which collectively represent the controlling interest in the AmericasMart Loan Combination and will be contributed to the WFRBS 2013-C18 Trust, had a combined original principal balance of $140,000,000 as of the Cut-off Date.  The remaining six pari passu notes, which collectively had an original principal balance of $420,000,000 and each represent non-controlling interests in the AmericasMart Loan Combination, are each expected to be contributed to future trusts (the “AmericasMart Companion Loans”). As of the loan closing date, each of the remaining pari passu notes had an original principal balance of $70,000,000; however, the lender provides no assurances that any non-securitized pari passu notes will not be split further. The holders of  the respective promissory notes evidencing the AmericasMart Loan Combination have entered into a co-lender agreement that sets forth the respective rights of each note holder.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AMERICASMART

Following the lockout period, the borrower has the right to defease the AmericasMart Loan Combination in whole, but not in part, on any date before September 1, 2023.  In addition, the AmericasMart Loan Combination is prepayable without penalty on or after September 1, 2023.

Sources and Uses

Sources			Uses
Original loan combination amount	$560,000,000	92.3%	Loan payoffs(1)	$583,027,371	96.1%
Sponsor’s new cash contribution	$46,660,201	7.7%	Acquisition of parcels	13,212,500	2.2
			Reserves	6,206,299	1.0
			Closing costs	4,214,031	0.7
Total Sources	$606,660,201	100.0%	Total Uses	$606,660,201	100.0%

(1)
Loan pay-offs include a $382,289,663 loan that was previously securitized in WBCMT 2005-C19 and WBCMT 2005-C20, a $153,100,808 corporate loan made by an affiliate of the borrower and a $47,636,900 construction loan secured by AmericasMart 2 Expansion which was not included as security for the prior loan securitized in WBCMT 2005-C19 and WBCMT 2005-C20.

The Property.  The AmericasMart Property is a wholesale trade mart that consists of four interconnected buildings totaling approximately 4.6 million square feet of rentable area located in Atlanta, Georgia.  The four buildings, AmericasMart 1, AmericasMart 2, AmericasMart 2 Expansion and AmericasMart 3, were built in stages from 1961 through 2008 and were each designed as a department store for retailers.   Of the total net rentable area, approximately 3.5 million square feet is permanent showroom space occupied by more than 1,500 tenants and approximately 1.1 million square feet is exhibition space temporarily leased to tenants during various trade shows throughout the year.  Parking is provided by 1,103 parking spaces situated in parking garages located in AmericasMart 2 (five-story and 710 parking spaces) and AmericasMart 3 (393 ground level parking spaces), resulting in a parking ratio of 0.24 spaces per 1,000 square feet of net rentable square footage.  The AmericasMart Property showcases consumer goods and provides a central location where manufacturers and wholesale retail purchasers can meet and transact. The AmericasMart Property also offers manufacturers, or their distributors and sales representatives, year-round centralized permanent showrooms for seasonal exhibitions of their products.  By committing to permanent space, in addition to having the availability of a year-round sales facility, a manufacturer (or its distributors and sale representatives) has the ability to customize the build-out of its showroom and the tenant is assured of a specific location and has the ability to participate in trade shows held at the AmericasMart Property.

Also included in the net rentable area is ground floor retail leased to Wells Fargo, Starbucks, the United States Postal Service and Ray’s in the City restaurant.  The AmericasMart Property’s average floor plate is approximately 78,000 square feet and the AmericasMart Property features 184 escalators, 27 passenger elevators, 22 freight elevators, 49 loading docks and 25 pedestrian bridges to facilitate the movement of people and merchandise between buildings.

AmericasMart 1 is a 23-story building that was built in 1961 and expanded in 1968 and 1986 and contains approximately 1.8 million square feet of net rentable area.  Merchandise categories located at AmericasMart 1 include Home and Rug, Home Accents and Furniture, Home and Design, Holiday and Floral/Home Décor and Home Accents and Fine Linen.   In addition, AmericasMart 1 offers four floors of exhibition space and ground floor retail tenants such as Starbucks, Wells Fargo, the United States Postal Service and Ray’s in the City Restaurant.  AmericasMart 1 has 13 pedestrian bridges that connect it to AmericasMart 2, AmericasMart 3 and the Westin Peachtree Plaza hotel, located directly south of the AmericasMart Property.  AmericasMart 1 accounts for approximately 40.6% of the net rentable square footage and 33.0% of the underwritten base rent of the AmericasMart Loan Combination.

AmericasMart 2 is an 18-story building that was built in 1992 and contains approximately 1.0 million square feet of net rentable area.  AmericasMart 2’s merchandise categories include Gift, Living and Entertainment, Tabletops and Accessories and Home Accents and Gifts.  AmericasMart 2 is connected to AmericasMart 1 by 13 pedestrian bridges and to AmericasMart 3 by two pedestrian bridges.  AmericasMart 2 accounts for approximately 27.7% of the net rentable square footage and 38.0% of the underwritten base rent for the AmericasMart Loan Combination.

AmericasMart 2 Expansion is a 10-story building constructed in 2008 that is directly connected to AmericasMart 2.  The AmericasMart 2 Expansion was not part of the collateral for the previously securitized loan in WBCMT 2005–C19 and WBCMT 2005–20.  The building contains approximately 465,000 square feet of net rentable area and contains four floors of exhibition space.  Merchandise categories located at AmericasMart 2 Expansion include Gift, Gourmet & Housewares and Living, Indoor/Outdoor and the Gardens Industries.  AmericasMart 2 Expansion is connected to AmericasMart 3 by seven pedestrian bridges and accounts for approximately 8.1% of the net rentable square footage and 9.7% of the underwritten base rent for the AmericasMart Loan Combination.

AmericasMart 3 is a 15-story building that was built in 1979 and expanded in 1988 and contains approximately 1.3 million square feet of net rentable area.   The building has nine floors of permanent space and five floors of exhibition space and has the largest percentage of exhibition space among the four AmericasMart buildings.  Merchandise categories include the following product lines:  Fine Jewelry, Apparel, Accessories & Jewelry, Fashion Accessories & Shoes, Women’s & Men’s Apparel, Social Occasion, Prom and Bridal and Children’s World (which includes gifts, bedding, home furnishings and apparel).  The building features a penthouse fashion theatre and a 13-story “Grand Atrium” which serves a focal point during trade shows and is often used to host fashion shows, dining and other special events.  AmericasMart 3 accounts for approximately 21.8% of the net rentable square footage and 18.3% of the underwritten base rent for the AmericasMart Loan Combination.

As of September 30, 2013, the permanent space of the AmericasMart Property was 84.7% leased to over 1,500 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AMERICASMART

The following table presents certain information relating to the permanent space tenancy at the AmericasMart Property:

Segment	Building	No. of Tenants	Net Rentable Area (SF)	Occupancy	In-Place Base Rent	% of Total Base Rent	In-Place Base Rent PSF
Holiday/Floral	1	150	467,688	92.7%	$14,007,816	13.6%	$32.30
Home Furnishings	1	100	459,749	73.9%	$9,639,780	9.4%	$28.37
Rugs	1	74	351,215	81.2%	$5,867,220	5.7%	$20.57
Fine Linens	1	76	143,504	98.6%	$4,399,608	4.3%	$31.10
Gifts	2 & 2E	378	1,023,909	94.1%	$41,031,672	39.9%	$42.61
Accessories/Jewelry	3	219	249,755	97.2%	$9,394,872	9.1%	$38.72
Women’s	3	157	177,634	88.9%	$4,821,684	4.7%	$30.55
Bridal/Prom	3	74	174,185	62.4%	$2,950,584	2.9%	$27.16
Children’s	3	82	162,192	35.0%	$1,591,716	1.5%	$28.02
Gardens	2E	138	106,574	89.1%	$4,163,400	4.1%	$43.84
Gift & Resort	2E	34	63,491	88.5%	$2,136,600	2.1%	$38.02
Gourmet & Housewares	2E	62	57,860	79.4%	$1,673,928	1.6%	$36.46
Retail	1 & 2E	7	65,390	64.2%	$1,074,384	1.1%	$32.70
Total/Weighted Average		1,551	3,503,146	84.7%	$102,753,264	100.0%	$34.62

The following table presents certain information relating to the lease rollover schedule at the AmericasMart Property:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM	28	32,521	0.9%	32,521	0.9%	$1,049,940	1.0%	$32.28
2013	230	274,725	7.8%	307,246	8.8%	$10,234,176	10.0%	$37.25
2014	476	784,611	22.4%	1,091,857	31.2%	$27,117,756	26.4%	$34.56
2015	424	770,649	22.0%	1,862,506	53.2%	$26,737,200	26.0%	$34.69
2016	252	587,529	16.8%	2,450,035	69.9%	$20,770,980	20.2%	$35.35
2017	102	348,433	9.9%	2,798,468	79.9%	$11,710,980	11.4%	$33.61
2018	34	146,427	4.2%	2,944,895	84.1%	$4,469,508	4.3%	$30.52
2019	3	9,968	0.3%	2,954,863	84.3%	$330,156	0.3%	$33.12
2020	0	0	0.0%	2,954,863	84.3%	$0	0.0%	$0.00
2021	0	0	0.0%	2,954,863	84.3%	$0	0.0%	$0.00
2022	2	13,213	0.4%	2,968,076	84.7%	$332,568	0.3%	$25.17
2023	0	0	0.0%	2,968,076	84.7%	$0	0.0%	$0.00
2024	0	0	0.0%	2,968,076	84.7%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	2,968,076	84.7%	$0	0.0%	$0.00
Vacant	0	535,070	15.3%	3,503,146	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1,551	3,503,146	100.0%			$102,753,264	100.0%	$34.62

(1)	Information obtained from the underwritten rent roll.
(2)	Excludes trade show and exhibition space.
(3)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(4)	The annual and Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy of permanent space at the AmericasMart Property:

Historical Occupancy(1)

FYE 8/31/2008(2)	FYE 12/31/2009(3)	FYE 8/31/2010(4)	FYE 8/31/2011(5)	FYE 8/31/2012(6)	10/1/2013(7)
95.5%	83.8%	79.4%	78.9%	79.6%	84.7%

(1)	Information obtained from the borrower. Due to the nature of the operations at the AmericasMart Property, leasable square footage varies from year to year.
(2)	Based on 3,098,467 net rentable square feet.
(3)	Based on 3,466,867 net rentable square feet. The increase of leasable square footage is attributed to the completion of the AmericasMart 2 Expansion in 2008 with leasing commencing during 2009.
(4)	Based on 3,458,907 net rentable square feet.
(5)	Based on 3,453,018 net rentable square feet.
(6)	Based on 3,450,976 net rentable square feet.
(7)	Based on 3,503,146 net rentable square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AMERICASMART

The following table presents historical base rent per square foot for permanent space tenant leases at the AmericasMart Property:

Historical Average Base Rent (PSF)(1)

FYE 8/31/2010	FYE 8/31/2011	FYE 8/31/2012	FYE 8/31/2013
$32.30	$33.19	$33.52	$33.59

(1)
Information obtained from borrower operating statements.  The average base rent is based on collected rent divided by the permanent square footage and does not take into account space leased during trade shows or exhibitions.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the AmericasMart Property:

Cash Flow Analysis (2006 – 2010)

	FYE 8/31/2006	FYE 8/31/2007	FYE 8/31/2008	FYE 8/31/2009	FYE 8/31/2010
In-Place Permanent Revenue	$94,346,200	$97,611,795	$100,937,701	$95,413,044	$90,841,368
Less Rent Abatements	0	0	0	0	0
Grossed Up Vacant Space	0	0	0	0	0
Trade Show Revenue	31,117,126	34,007,712	34,533,367	26,451,605	24,030,928
Other Income	7,849,912	7,969,525	8,353,752	6,794,609	6,731,016
Less Vacancy & Credit Loss	(379,363)	(503,956)	(1,010,575)	(4,651,069)	(121,715)
Effective Gross Income	$132,933,875	$139,085,076	$142,814,245	$124,008,189	$121,481,597

Total Operating Expenses	$60,818,420	$64,893,130	$67,874,476	$63,997,121	$59,178,399

Net Operating Income	$72,115,455	$74,191,946	$74,939,769	$60,011,068	$62,303,198
TI/LC	0	0	0	0	0
Capital Expenditures	0	0	0	0	0
Net Cash Flow	$72,115,455	$74,191,946	$74,939,769	$60,011,068	$62,303,198

NOI DSCR(1)	1.76x	1.81x	1.82x	1.46x	1.52x
NCF DSCR(1)	1.76x	1.81x	1.82x	1.46x	1.52x
NOI DY(1)	12.9%	13.2%	13.4%	10.7%	11.1%
NCF DY(1)	12.9%	13.2%	13.4%	10.7%	11.1%

(1)	DSCRs and debt yields are based on the AmericasMart Loan Combination.

Cash Flow Analysis (2011 – 2013)

	FYE 8/31/2011	FYE 8/31/2012	FYE 8/31/2013	U/W	U/W $ per SF
In-Place Permanent Revenue	$92,651,855	$93,899,496	$97,527,822	$102,753,264	$22.52
Less Rent Abatements	0	0	0	(1,904,943)(1)	(0.42)
Grossed Up Vacant Space	0	0	0	15,649,899	3.43
Trade Show Revenue	25,269,079	27,199,382	30,517,581	30,517,581	6.69
Other Income	7,341,041	7,222,521	7,511,899	7,511,899	1.65
Less Vacancy & Credit Loss	99,323	(536,610)	(245,940)	(15,649,899)(2)	(3.43)
Effective Gross Income	$125,361,298	$127,784,789	$135,311,362	$138,877,801	$30.43

Total Operating Expenses	$62,054,303	$64,098,847	$66,209,231	$66,651,969	$14.61

Net Operating Income	$63,306,995	$63,685,942	$69,102,131	$72,225,832	$15.83
TI/LC	0	0	0	2,263,158	0.50
Straight-line of Upfront TI/LC Reserve	0	0	0	(262,736)	(0.06)
Capital Expenditures	0	0	0	1,038,315	0.23
Net Cash Flow	$63,306,995	$63,685,942	$69,102,131	$69,187,095	$15.16

NOI DSCR(3)	1.54x	1.55x	1.68x	1.76x
NCF DSCR(3)	1.54x	1.55x	1.68x	1.68x
NOI DY(3)	11.3%	11.4%	12.3%	12.9%
NCF DY(3)	11.3%	11.4%	12.3%	12.4%

(1)	Includes all rent abatements through August 31, 2014.
(2)	The underwritten economic vacancy for the permanent space is 14.8%. The AmericasMart Property was 84.7% physically occupied (excluding the trade show and exhibition space) as of September 30, 2013.
(3)	DSCRs and debt yields are based on the AmericasMart Loan Combination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AMERICASMART

Appraisal.  As of the appraisal valuation date of October 15, 2013, the AmericasMart Property had an “as-is” appraised value of $920,000,000.

Environmental Matters.  According to a Phase I environmental site assessment dated October 30, 2013, recognized environmental conditions and historical recognized environmental conditions were identified.  The AmericasMart Property has regulatory records of a leaking underground storage tank (“LUST”) incident.   A 560-gallon diesel underground storage tank (“UST”) was removed from the northwest corner of AmericasMart 3 in 2005.  Soil samples from beneath the previously removed UST revealed low levels of contamination and the Georgia Environmental Protection Division (“GEPD”) released a no further action status.  A former tenant, the Greyhound Bus Terminal, also had records of a LUST incident in 1984 when Greyhound Lines reported a release in excess of 15,000 gallons of fuel oil from a UST system.  The release was beneath the western portion of AmericasMart 2 and in 2005, 43,786 tons of contaminated soil and 56,000 gallons of contaminated ground water were removed.  The GEPD reviewed the site and issued a no further action letter on June 26, 2009.  The Phase I environmental site assessment recommended removing a 1,000 gallon diesel UST at AmericasMart 1 and replacing it with an aboveground diesel tank and removing a 12,000 gallon diesel UST at AmericasMart 3 and replacing it with a double-wall fiberglass vessel with leak detection, spill prevention and double-wall piping.  A $380,000 reserve was escrowed at closing, which represents 200% of the estimated remediation cost.

Market Overview and Competition.  The AmericasMart Property is located on three city blocks within Atlanta’s central business district and is accessible via Peachtree Street, the principal north/south street through the immediate area; Spring Street and West Peachtree Street, which provides direct access between downtown and midtown; and Marietta Street, a north/south artery that also connects downtown and midtown as well as to the Buckhead neighborhood.  In addition, the AmericasMart Property is accessible via the Metropolitan Atlanta Rapid Transit Authority (“MARTA”) train station, which is located below the AmericasMart 1 building.  MARTA provides direct access to and from Atlanta’s Hartsfield-Jackson International Airport.   Atlanta’s central business district is home to a mixture of hotels, convention facilities and entertainment venues, which include Phillips Arena and Fox Theater and Georgia Tech and Georgia State University.  The AmericasMart Property draws retailers from all 50 states and over 70 international locations and benefits from being approximately 13 miles north of Hartsfield-Jackson International Airport, which is the busiest passenger airport in the world.  The AmericasMart Property has more than 10,000 hotel rooms within one mile of the AmericasMart Property and the Westin Peachtree Plaza, the Ritz Carlton Atlanta, the Doubletree by Hilton, Holiday Inn Downtown, Hyatt Regency and an Aloft (opening in 2014) are all within one block of the AmericasMart Property.

According to the appraisal, Atlanta ranks among the top 10 metropolitan areas for job growth.  As of August 2013, the Atlanta metropolitan statistical area gained 57,100 jobs year-over-year and according to a third-party research report, as of August 2013, the Atlanta metropolitan statistical area reported an 18.5% year-over-year increase in home prices.  According to a third party research report, Atlanta’s MSA population growth averaged 2.0% between 2002 and 2012, which is twice the national average and the Atlanta metropolitan statistical area’s population growth is expected to maintain the 2.0% annual growth rate through 2017.  The Atlanta metropolitan statistical area is the headquarters for four global 500 corporations, 13 Fortune 500 corporations and 24 Fortune 1000 corporations.  The Home Depot, UPS, Coca-Cola, Delta Airlines, Southern Company, Genuine Parts, SunTrust and First Data are all headquartered in Atlanta and its surrounding suburbs.

Some of the major recently constructed or planned projects within the Atlanta central business district include The Georgia Aquarium, a $200.0 million project that has attracted approximately 3.6 million visitors since opening in 2005;  the 30,000 square foot Children’s Museum of Atlanta that opened in 2006; the College Football Hall of Fame, a 94,256 square foot project that is expected to feature approximately 30,000 square feet of exhibit space and a 45-yard indoor football field that is scheduled to open in the fall of 2014; and the National Center for Civil and Human Rights, which is scheduled to open in 2014 and will be adjacent to the World of Coca-Cola and the Georgia Aquarium.

The following table presents certain information relating to comparable trade mart properties to the AmericasMart Property:

Competitive Set(1)

	AmericasMart (Subject)	Dallas Market Center	Chicago Merchandise Mart	World Market Center	International Home Furnishings Mart	California Market Center	Decoration & Design Building	Decorative Center of Houston
Location	Atlanta, GA	Dallas, TX	Chicago, IL	Las Vegas, NV	High Point, NC	Los Angeles, CA	New York, NY	Houston, TX
Property Type	Trade Mart	Trade Mart	Trade Mart	Trade Mart	Trade Mart	Trade Mart	Trade Mart	Trade Mart
Year Built/ Renovated	1961/2008	1957/1964	1930/NAP	2005/2008	1921-2001/NAV	1963/1985	NAV/NAV	1975& 1985/NAP
Merchandise Lines	Holiday/Floral, Home Furnishings, Accessories/Jewelry, Apparel, Gifts, Bridal/Prom, Gourmet & Housewares, Rugs and Fine Linens	Home Décor, Apparel, Gifts, Gourmet	Apparel, Accessories, Gifts, Furniture, Home Furnishing	Home Furnishings, Accessories	Home Furnishings	Apparel, Accessories, Gifts	Home Furnishings, Accessories	Home Furnishings, Accessories, Office
Total GLA	4,563,219 SF	8,800,000 SF	4,200,000 SF	4,900,000 SF	2,684,373 SF	1,900,000 SF	584,000 SF	650,000 SF
Total Occupancy	85%	85%	95%	NAV	89%	90%	92%	83%

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AMERICASMART

The Borrower. The borrower is AmericasMart Real Estate, LLC, a single purpose entity whose managing member has two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the AmericasMart Loan Combination.  AMC, Inc. (“AMC”) and Portman Financial, Inc., the sponsors, are the guarantors of certain nonrecourse carveouts under the AmericasMart Loan Combination.

The Sponsors. The loan sponsors are AMC, a privately held company wholly owned by John C. Portman and members of his immediate family, and Portman Financial Inc.  The AmericasMart Property has been owned and managed since its development in 1961 by individuals and entities affiliated with the sponsors. The Portman family also owns Portman Holdings LLC, a real estate development company and John Portman & Associates, a global architectural firm.  AMC has operated and developed other properties associated with the trade mart and trade show industry including the Design Center of the Americas in Fort Lauderdale, Florida; Atlanta Decorative Arts Center in Atlanta, Georgia; Brussels International Trade Mart in Brussels, Belgium; California Gift Show in Los Angeles, California; Surf Expo in Orlando, Florida; and Tampa Gift Show in Tampa, Florida.  Collectively, AMC, Inc., Portman Holdings LLC and John Portman & Associates comprise the Portman Companies.  In addition to AmericasMart, the Portman Companies have developed and managed real estate projects around the world that include the Hilton San Diego Bayfront (San Diego, California); Westin Charlotte (Charlotte, North Carolina); Portman Ritz Carlton (Shanghai, China); Marina Mandarin Hotel (Marina Square, Singapore), Le Meridien Hotel (San Francisco, California) and the New York Marriott Marquis (New York, New York).

Escrows. The loan documents provide for upfront reserves in the amount of $1,284,853 for real estate taxes, $352,469 for deferred maintenance, $1,557,473 for replacement reserves, $2,627,360 for tenant improvements and leasing commissions, $380,000 for an environmental reserve and $4,144 for ground rent.   The loan documents provide for monthly deposits of $428,285 for real estate taxes.  The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the insurance required to be maintained by the borrower is maintained pursuant to one or more blanket insurance policies; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums. The loan documents do not require monthly escrows for replacement reserves as long as the balance of the escrow account equals $1,557,473 (“Replacement Reserve Cap”).  If the balance of the replacement reserve account is less than the Replacement Reserve Cap, within 60 days, the borrower is required to deposit an amount that would restore the balance of the replacement reserve account to equal the Replacement Reserve Cap.   The loan documents do not require monthly escrows for tenant improvements and leasing commission reserves as long as the balance of the escrow account equals $2,627,360 (“TI/LC Reserve Cap”).   If the balance of the tenant improvement and leasing commissions reserve account is less than the TI/LC Reserve Cap, within 60 days, the borrower is required to deposit an amount that would restore the balance of the tenant improvements and leasing commissions reserve account to equal the TI/LC Reserve Cap.  The loan documents provide for the borrower to make deposits for one month’s ground rent within 15 days after disbursement.

Lockbox and Cash Management. The AmericasMart Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower directs permanent tenants to pay their rents directly into such lockbox account (exhibition tenants do not pay directly into the lockbox).  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within three business days of receipt.   Funds are then swept to a cash management account controlled by the lender and prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds after application in accordance with the loan documents are distributed to the borrower’s operating account.   During a Cash Trap Event Period, all excess cash flow is retained in the cash management account.

A “Cash Trap Event Period” will commence upon (i) the occurrence and continuance of an event of default; (ii) the net operating income debt yield falling below 10.0% at the end of any calendar quarter; or (iii) the discontinuation of either of the International Gift and Home Furnishing Market Tradeshows occurring in January and July held at the AmericasMart Property.  A Cash Trap Event Period will be cured, with regard to the circumstances in clause (i), upon the cure of such event of default (provided that a Cash Trap Event Period has not occurred pursuant to clause (i) or (ii) above) or, with regard to the circumstances in clause (ii), the net operating income debt yield is equal to or greater than 10.0% for two consecutive calendar quarters (provided that a Cash Trap Event Period has not occurred pursuant to clause (i) or (iii) above).

Property Management.  The AmericasMart Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the AmericasMart Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the proposed transferee being a qualified transferee with total assets of $1,000,000,000 and capital or statutory surplus or shareholders equity in excess of $500,000,000 and is regularly engaged in the business of owning and operating comparable properties in major metropolitan areas; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C18 Certificates, and similar confirmations with respect to the ratings of any securities backed by the AmericasMart Companion Loans.

Partial Release. The AmericasMart borrower has the right to release the parcel of the AmericasMart Property leased under the terms of the MARTA Air Rights Lease (see “Ground Lease and Air Rights Lease” section) at no cost so as long as, among other conditions, (i) no event of default has occurred and is continuing; (ii) the loan-to-value ratio immediately after the release being equal to or less than the lesser of (a) 60.9% or (b) the loan-to-value ratio immediately prior to the release based on an appraised value at the time of the release; (iii) the net cash flow debt yield being equal to or greater than the greater of (a) 16.5% and (b) the net cash flow debt yield immediately prior to the release of the parcel; and (iv) the release will not adversely affect the liens, security interests and other rights of the lender under the loan documents not being released.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AMERICASMART

Ground Leases and Air Rights Lease.  The AmericasMart 1 building includes one leasehold parcel totaling 0.2 acres out of total land area of 2.4 acres (the “AmericasMart 1 Ground Lease”), and an air rights parcel lease from MARTA  totaling 0.02 acres (the “MARTA Air Rights Lease”).  The AmericasMart 1 Ground Lease expires June 30, 2061 and the MARTA Air Rights Lease expires December 16, 2022.   The portion of the AmericasMart Property encumbered by the air rights lease is a restaurant, which has a lease with the AmericasMart borrower that expires on February 28, 2022 with an annual rent of $240,312 throughout the lease term.  The AmericasMart 3 building includes one leasehold parcel with William Edwards, the Episcopal Church, The University of Georgia and the related borrower, as ground lessors and tenants-in-common, respectively, totaling 0.21 acres out of total land area of 3.7 acres (the “AmericasMart 3 Ground Lease”). The AmericasMart 3 Ground Lease expires August 31, 2071.  The loan documents also provide for springing recourse to the borrower and guarantors if any ground lease is terminated, cancelled or other ceases to exist in violation of the loan terms.

Taxable Revenue Bonds/Tax Abatement.   The construction of AmericasMart 2 Expansion was financed by the issuance of $180.5 million of taxable municipal bonds (“Bonds”) issued by the Development Authority of Fulton County (“Development Authority”).  The Development Authority, as owner of the fee interest in the AmericasMart 2 Expansion, entered into a lease with the AmericasMart borrower.  Since the Development Authority is exempt from property taxes, the AmericasMart borrower is only taxed on the leasehold value of the AmericasMart 2 Expansion.  The lease payments to the Development Authority pay the principal and interest on the Bonds.  The Bonds were pledged as collateral for the AmericasMart Loan Combination. The AmericasMart borrower owns the related Bonds and the Development Authority has encumbered its fee interest to the lien of the AmericasMart Loan Combination.  The Bonds mature on January 1, 2019 and the tax abatement will expire at that time.   The underwritten property taxes assume the full tax assessment.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the AmericasMart Property.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – The Outlet Collection | Jersey Gardens

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	[NR/NR/Baa3]			Property Type:	Retail
Original Principal Balance(1):	$140,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):	$140,000,000			Location:	Elizabeth, NJ
% of Initial Pool Balance:	13.5%			Size:	1,298,801 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$269.48
Borrower Names(2):	N.J. Metromall Urban Renewal, Inc.; JG Elizabeth II, LLC			Year Built/Renovated:	1999/2013
Sponsor:	Glimcher Properties, LP			Title Vesting(2):	Fee
Mortgage Rate:	3.830%			Property Manager:	Self-managed
Note Date:	October 31, 2013			3rd Most Recent Occupancy (As of):	100.0% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	99.5% (12/31/2011)
Maturity Date:	November 1, 2020			Most Recent Occupancy (As of):	100.0% (12/31/2012)
IO Period:	84 months			Current Occupancy (As of)(4):	99.4% (9/25/2013)
Loan Term (Original):	84 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$34,987,662 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$36,646,383 (12/31/2012)
Call Protection:	L(25),D(55),O(4)			Most Recent NOI (As of):	$40,192,421 (TTM 9/30/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$66,662,980
				U/W Expenses:	$26,424,909
Escrows and Reserves(3):				U/W NOI(5):	$40,238,071
				U/W NCF:	$38,650,516
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	2.96x
Taxes	$0	Springing	NAP	U/W NCF DSCR(1):	2.84x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield(1):	11.5%
Replacement Reserves	$0	Springing	NAP	U/W NCF Debt Yield(1):	11.0%
TI/LC Reserve	$0	Springing	NAP	As-Is Appraised Value:	$707,000,000
Ground Lease Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	October 4, 2013
Tenants Specific TI/LC Reserve	$2,593,953	$0	NAP	Cut-off Date LTV Ratio(1):	49.5%
Rent Concession Reserve	$61,775	$0	NAP	LTV Ratio at Maturity or ARD(1):	49.5%

(1)
The Outlet Collection | Jersey Gardens Loan Combination, totalling $350,000,000, is comprised of three pari passu notes (Notes A-1, A-2 and A-3).  Note A-1 had an original principal balance of $140,000,000, has an outstanding principal balance as of the Cut-off Date of $140,000,000 and will be contributed to the WFRBS 2013-C18 Trust.  Note A-2 had an original principal balance of $130,000,000 and was contributed to the WFRBS 2013-UBS1 Trust.  Note A-3 had an original balance of $80,000,000 and will be contributed to a future trust.  All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on The Outlet Collection | Jersey Gardens Loan Combination.

(2)	See “Ground Lease and Payment in Lieu of Taxes (“PILOT”)” section.
(3)	See “Escrows” section."
(4)	Current Occupancy includes 39,940 square feet attributed to temporary tenants. Excluding temporary tenants, Current Occupancy is 96.4%.
(5)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (“The Outlet Collection | Jersey Gardens Loan Combination”) is evidenced by three pari passu promissory notes (“Note A-1”, “Note A-2” and “Note A-3”) secured by a first mortgage encumbering a regional outlet mall located in Elizabeth, New Jersey (“The Outlet Collection | Jersey Gardens Property”).  The Outlet Collection | Jersey Gardens Loan Combination was originated on October 31, 2013 by Wells Fargo Bank, National Association.  The Outlet Collection | Jersey Gardens Loan Combination had an original principal balance of $350,000,000, has an outstanding principal balance as of the Cut-off Date of $350,000,000 and accrues interest at an interest rate of 3.830% per annum.  The Outlet Collection | Jersey Gardens Loan Combination had an initial term of 84 months, has a remaining term of 83 months as of the Cut-off Date and requires interest-only payments through the term of The Outlet Collection | Jersey Gardens Loan Combination. The Outlet Collection | Jersey Gardens Loan Combination matures on November 1, 2020. As of the loan closing date, Note A-3 had an original principal balance of $80,000,000; however, the lender cannot guarantee that any non-securitized pari passu notes will not be split further.

Note A-1, which will be contributed to the WFRBS 2013-C18 Trust, had an original principal balance of $140,000,000 and has an outstanding principal balance as of the Cut-off Date of $140,000,000 and represents the controlling interest  in The Outlet Collection | Jersey Gardens Loan Combination.  Note A-2, which had an original balance of $130,000,000 was contributed to the WFRBS 2013-UBS1 Trust and Note A-3, which had an original principal balance of $80,000,000 will each be contributed to a future trust

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE OUTLET COLLECTION | JERSEY GARDENS

(collectively, “The Outlet Collection | Jersey Gardens Companion Loans”). The lender provides no assurances that Note A-3 will not be split further.

Following the lockout period, the borrower has the right to defease The Outlet Collection | Jersey Gardens Loan Combination in whole, but not in part, on any date before August 1, 2020.  In addition, The Outlet Collection | Jersey Gardens Loan Combination is prepayable without penalty on or after August 1, 2020.

Sources and Uses

Sources			Uses
Original loan combination amount	$350,000,000	100.0%	Loan payoff(1)	$139,231,383	39.8%
			Reserves	2,655,728	0.8
			Closing costs	3,402,450	1.0
			Return of equity	204,710,439	58.5
Total Sources	$350,000,000	100.0%	Total Uses	$350,000,000	100.0%

(1)	The Outlet Collection | Jersey Gardens Property was previously securitized in BSCMS 2004-T16 and GMACC 2004-C2.

The Property.  The Outlet Collection | Jersey Gardens Property is a two-story regional outlet mall located in Elizabeth, New Jersey that contains approximately 1.3 million square feet, all of which serve as collateral for The Outlet Collection | Jersey Gardens Loan Combination.  The Outlet Collection | Jersey Gardens Property is anchored by Loews Theaters, Forever 21, Burlington Coat Factory, Marshalls, Bed Bath & Beyond, Century 21, Cohoes Fashions and Saks Off 5th. The Outlet Collection | Jersey Gardens Property is situated on 98.4 acres and was developed in 1999 by Glimcher Realty Trust (“Glimcher”) for a total cost of $216.3 million and recently renovated in 2013. The sponsor invested approximately $30.0 million in the 2013 renovation, which consisted of remodeling corridors, entrances, restrooms and the food court along with the introduction of brands such as Coach and Tommy Hilfiger. The Outlet Collection | Jersey Gardens Property is the largest outlet mall in New Jersey and the second most visited tourist destination in the state, attracting approximately 18 million shoppers annually from more than 160 countries.

Parking is provided by 5,330 surface parking spaces, resulting in a parking ratio of 4.1 spaces per 1,000 square feet of net rentable area. The Outlet Collection | Jersey Gardens Property boasts a unique mix of over 200 retail and manufacturer outlets, discount and off-price stores, full-price retailers, restaurants and entertainment tenants. Major retailers include Neiman Marcus Last Call, Nike Factory Store, VF Outlet, Old Navy, The Gap Outlet and H&M and for the trailing 12-month period ending June 30, 2013, tenants occupying less than 10,000 square feet had in-line sales of $715 per square foot with an average occupancy cost of 8.8%. For the same time period, gross sales totaled approximately $585.0 million, representing an increase of over 36.2% from 2010. As of September 25, 2013, The Outlet Collection | Jersey Gardens Property was 99.4% leased to 214 tenants (excluding temporary tenants, occupancy was 96.4%).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE OUTLET COLLECTION | JERSEY GARDENS

The following table presents certain information relating to the tenancy at The Outlet Collection | Jersey Gardens Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent(2)	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants
Loews Theatres	NR/NR/NR	110,000	8.5%	$12.55	$1,380,119	4.4%	$357,401(4)	24.2%	12/31/2020
Forever 21	NR/NR/NR	58,879	4.5%	$16.98	$1,000,000	3.2%	$275	6.2%	1/31/2021
Burlington Coat Factory	NR/B3/NR	80,259	6.2%	$12.12	$972,739	3.1%	$249	4.9%	1/31/2015
Marshalls	NR/A3/A	49,245	3.8%	$15.91	$783,354	2.5%	$397	4.6%	1/31/2015
Bed Bath & Beyond	NR/NR/BBB+	41,225	3.2%	$17.47	$720,000	2.3%	NAV	NAV	1/31/2015
Century 21	NR/NR/NR	33,124	2.6%	$17.17	$568,836	1.8%	NAV	NAV	1/31/2015
Cohoes Fashions	NR/B3/NR	58,819	4.5%	$7.14	$420,000	1.3%	$167	4.3%	1/1/2015
Saks Off 5th	NR/NR/NR	30,463	2.3%	$12.00	$365,551	1.2%	NAV	NAV	11/22/2022
Total Anchor Tenants		462,014	35.6%	$13.44	$6,210,599	19.9%

Junior Anchor Tenants
Tommy Hilfiger	NR/NR/NR	22,878	1.8%	$50.00	$1,143,904	3.7%	$920	5.4%	1/31/2023
Nike Factory Store(5)	NR/A1/AA-	25,007	1.9%	$29.46	$736,814	2.4%	$816	3.8%	12/31/2024
H&M	NR/NR/NR	20,000	1.5%	$29.76	$595,200	1.9%	$525	5.7%	1/31/2021
Neiman Marcus Last Call	NR/Caa2/B	27,696	2.1%	$17.23	$477,135	1.5%	$388	5.0%	11/30/2014
VF Outlet (Macy’s)	BBB/Baa3/BBB	22,438	1.7%	$20.00	$448,760	1.4%	$116	17.2%	8/31/2015
Old Navy	BBB-/Baa3/BBB-	21,536	1.7%	$20.00	$430,720	1.4%	$531	3.8%	5/31/2015
Group USA	NR/NR/NR	23,563	1.8%	$16.00	$377,008	1.2%	$183	9.1%	12/31/2018
The Gap Outlet	BBB-/Baa3/BBB-	20,515	1.6%	$17.01	$349,010	1.1%	$884	1.9%	1/31/2015
Modell's Sporting Goods	NR/NR/NR	21,409	1.6%	$13.00	$278,317	0.9%	$235	5.5%	1/31/2017
Total Junior Anchor Tenants		205,042	15.8%	$23.59	$4,836,868	15.5%

Non-Anchor Tenants(6)		624,545	48.1%	$39.02	$20,195,567	64.6%

Occupied Collateral Total(6)		1,291,601	99.4%	$26.37	$31,243,034	100.0%

Vacant Space		7,200	0.6%

Collateral Total		1,298,801	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Underwritten base rent includes contractual rent escalations through October 2014 and income from eight tenants, representing approximately 30,764 square feet (2.4% of net rentable area) that either do not have executed leases (leases were out for tenants signature) or were not in occupancy and paying rent on their new space.

(3)
Sales PSF and Occupancy Costs represent the trailing 12-month period ending June 30, 2013. Sales PSF and Occupancy Costs do not include utility reimbursement figures, and are not available for tenants who have not reported a full year of sales data.

(4)	Sales reflect average sales per screen based on 22 screens.
(5)	Nike Factory Store modified their lease in August 2013 to expand by 5,007 square feet and extend the lease term five years. All figures are reflective of the new lease terms.
(6)
Includes 39,940 square feet attributed to temporary tenants that were not included in the Annual U/W Base Rent, along with 66,982 square feet attributed to tenants paying a percentage of sales in lieu of base rent, for a total of 106,922 square feet. The Annual U/W Base Rent PSF for Non-Anchor Tenants and Occupied Collateral Total exclude the square footage attributed to these tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE OUTLET COLLECTION | JERSEY GARDENS

The following table presents certain information relating to the historical sales and occupancy costs at The Outlet Collection | Jersey Gardens Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2010	2011	2012	TTM 6/30/2013
Loews Theatres	NAV	NAV	NAV	$357,401(2)
Forever 21	NAV	$247	$252	$275
Burlington Coat Factory	$191	$198	$236	$249
Marshalls	$293	$314	$351	$397
Bed Bath & Beyond	NAV	NAV	NAV	$193
Century 21	NAV	NAV	NAV	NAV
Cohoes Fashions	$150	$160	$170	$167
Saks Off 5th	$354	$374	NAV	NAV

Total Anchor(3)	$262	$321	$336	$344
Total Anchor Occupancy Costs(3)	5.3%	5.4%	5.4%	5.9%
Total Major(4)	$441	$461	$471	$483
Total Major Occupancy Costs(4)	7.8%	6.1%	5.7%	5.6%
Total In-line (<10,000 square feet)(5)	$625	$685	$692	$715
Total In-line Occupancy Costs(5)	8.8%	8.0%	7.6%	8.8%

(1)	Historical Sales (PSF) and Occupancy Costs are based on historical statements provided by the borrower. Occupancy costs do not include utility reimbursements.
(2)	Sales reflect average sales per screen based on 22 screens.
(3)	Total Anchor Sales PSF and Occupancy Cost include all anchor tenants (except for Loews) listed in the Major Tenants table who reported 12 months of sales figures.
(4)
Total Major Tenants (> 10,000 square feet) Sales PSF and Occupancy Cost include in-line tenants greater than 10,000 square feet that have been open for the previous 12-month period, as provided by the borrower.

(5)
Total In-Line Tenants (< 10,000 square feet) Sales PSF and Occupancy Cost include in-line tenants less than 10,000 square feet that have been open for the previous 12-month period, as provided by the borrower.

The following table presents certain information relating to the lease rollover schedule at The Outlet Collection | Jersey Gardens Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	38	39,940	3.1%	39,940	3.1%	$0	0.0%	$0.00
2013	6	9,140	0.7%	49,080	3.8%	$304,640	1.0%	$33.46
2014	25	106,082	8.2%	155,162	11.9%	$3,451,861	11.0%	$32.54
2015	27	389,315	30.0%	544,477	41.9%	$6,437,350	20.6%	$16.93
2016	12	39,805	3.1%	584,282	45.0%	$926,249	3.0%	$35.05
2017	17	98,417	7.6%	682,699	52.6%	$2,091,014	6.7%	$26.50
2018	13	49,566	3.8%	732,265	56.4%	$1,663,511	5.3%	$33.56
2019	14	57,071	4.4%	789,336	60.8%	$1,525,821	4.9%	$30.55
2020	14	156,936	12.1%	946,272	72.9%	$2,788,231	8.9%	$18.44
2021	10	138,067	10.6%	1,084,339	83.5%	$5,212,731	16.7%	$37.76
2022	18	98,400	7.6%	1,182,739	91.1%	$2,507,202	8.0%	$29.10
2023	12	66,055	5.1%	1,248,794	96.1%	$2,690,674	8.6%	$40.73
2024	6	42,807	3.3%	1,291,601	99.4%	$1,589,114	5.1%	$37.12
Thereafter	2	0	0.0%	1,291,601	99.4%	$54,637	0.2%	$0.00
Vacant	0	7,200	0.6%	1,298,801	100.0%	$0	0.0%	$0.00
Total/Weighted Average	214	1,298,801	100.0%			$31,243,034	100.0%	$26.37

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)
The annual and Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space, Annual U/W Base Rent attributed to tenants paying percentage rent in lieu of base rent and square footage attributed to temporary tenants. These rents were included in the underwritten percentage rent and other income.

(4)	Includes 38 temporary tenants. The rent for temporary tenants has been included in the underwritten other income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE OUTLET COLLECTION | JERSEY GARDENS

The following table presents historical occupancy at The Outlet Collection | Jersey Gardens Property:

Historical Occupancy

12/31/2008(1)	12/31/2009(1)	12/31/2010(1)	12/31/2011(1)	12/31/2012(1)	9/25/2013(2)
100.0%	99.0%	100.0%	99.5%	100.0%	99.4%

(1)	Information obtained from the borrower.
(2)	Occupancy includes 39,940 square feet attributed to temporary tenants. As of September 25, 2013, the occupancy excluding temporary tenants was 96.4%.

The following table presents historical base rent per square foot at The Outlet Collection | Jersey Gardens Property:

Historical Average Base Rent (PSF)(1)

12/31/2010	12/31/2011	12/31/2012	9/30/2013
$20.09	$21.04	$21.94	$23.34

(1)
Information obtained from borrower operating statements. The average base rent is based on the gross potential rent divided by the total square footage and does not take into account vacancies, temporary tenants or tenants paying percentage rent in lieu of base rent.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Outlet Collection | Jersey Gardens Property:

Cash Flow Analysis

	2011	2012	TTM 9/30/2013	U/W	U/W $ per SF
Base Rent	$27,320,757	$28,491,353	$30,309,606	$31,243,034	$24.06
Grossed Up Vacant Space	0	0	0	250,932	0.19
Percentage Rent	4,080,168	4,685,424	5,802,622	6,033,369	4.65
Total Reimbursables	20,527,216	20,702,521	21,192,737	23,887,463	18.39
Other Income	6,078,270	5,765,033	6,007,541	6,193,001	4.77
Less Vacancy & Credit Loss	0	0	(516,500)	(944,819)(1)	(0.73)
Effective Gross Income	$58,006,411	$59,644,331	$62,796,006	$66,662,980(2)	$51.33

Total Operating Expenses	$23,018,749	$22,997,948	$22,603,585	$26,424,909	$20.35

Net Operating Income	$34,987,662	$36,646,383	$40,192,421	$40,238,071(2)	$30.98
TI/LC	0	0	0	1,327,796	1.02
Capital Expenditures	0	0	0	259,760	0.20
Net Cash Flow	$34,987,662	$36,646,383	$40,192,421	$38,650,516	$29.76

NOI DSCR(3)	2.57x	2.70x	2.96x	2.96x
NCF DSCR(3)	2.57x	2.70x	2.96x	2.84x
NOI DY(3)	10.0%	10.5%	11.5%	11.5%
NCF DY(3)	10.0%	10.5%	11.5%	11.0%

(1)
The underwritten economic vacancy is 3.0%.  The Outlet Collection | Jersey Gardens Property was 99.4% physically occupied as of September 25, 2013. The Outlet Collection | Jersey Gardens Property has maintained a consistent average occupancy of 98.1% since 2002.

(2)
The increase in Effective Gross Income and Net Operating Income from the TTM 9/30/2013 to the U/W is due to the inclusion of contractual rent escalations through October 2014 and recent leasing activity, including 30,764 square feet of renewal/expansion leases and some leases that are out for signature.

(3)	DSCRs and debt yields are based on The Outlet Collection | Jersey Gardens Loan Combination.

Appraisal.  As of the appraisal valuation date of October 4, 2013, The Outlet Collection | Jersey Gardens Property had an “as-is” appraised value of $707,000,000.

Environmental Matters.  According to a Phase I environmental site assessment dated October 8, 2013, there was no evidence of any current recognized environmental conditions at The Outlet Collection | Jersey Gardens Property; however, one historical recognized environmental condition was noted. The Outlet Collection | Jersey Gardens Property was part of the former Elizabeth Landfill, which was utilized by several municipalities in New Jersey. According to the Phase I environmental consultant, all required landfill closure and remediation work has been completed and a “No Further Action Letter” and “Covenant Not to Sue” was issued in 1999. As part of the ongoing monitoring, the Phase I environmental consultant recommended that the engineering controls (cap, leachate drainage system, storm-water drainage system, gas venting system, etc.) and institutional controls continue to be maintained by the New Jersey Department of Environmental Protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE OUTLET COLLECTION | JERSEY GARDENS

Market Overview and Competition.  The Outlet Collection | Jersey Gardens Property is located adjacent to the New Jersey Turnpike, approximately 17 miles southwest of midtown Manhattan and approximately three miles south of Newark International Airport. Regional access is provided by the New Jersey Turnpike, which is traveled by over 250,000 cars daily and provides direct access to The Outlet Collection | Jersey Gardens Property. With a population of more than 125,000, the city of Elizabeth is New Jersey’s fourth largest city and contains most major governmental offices and courts servicing Union County. Elizabeth is also home to Port Newark, the largest industrial seaport in North America, which provides over 150,000 jobs and is the world’s largest containership port and the largest Foreign Trade Zone in the United States. The largest employers in the area include Newark Airport (24,000), Verizon (17,000), Prudential (16,000), and Public Service Electric and Gas Company (11,000).

The Outlet Collection | Jersey Gardens Property provides a shuttle bus to Newark International Airport, which is located directly across the New Jersey Turnpike from The Outlet Collection | Jersey Gardens Property, and that transports over 10,000 monthly riders, including airport employees, local hotel guests and international travelers. The Outlet Collection | Jersey Gardens Property is also easily accessible via public transportation, with two New Jersey Transit train stations and transit buses providing convenient access throughout the trade area. Another demand driver for The Outlet Collection | Jersey Gardens Property has been its location within Elizabeth’s award-winning Urban Enterprise Zone (“UEZ”) program, which offers a reduced 3.5% sales tax (compared to the 7.0% rate charged statewide).  The UEZ was named the number one program in the nation by the National Association of State Development Agencies and has provided more than $50.0 million in additional funds for reinvestment in Elizabeth. Further, the state of New Jersey does not charge a sales tax on clothing or shoes, which creates a unique demand driver given The Outlet Collection | Jersey Gardens Property’s proximity to New York City.

According to the appraisal, The Outlet Collection | Jersey Gardens Property’s trade area encompasses a 40-mile radius. As of 2013, the estimated population within a 20-mile and 40-mile radius of The Outlet Collection | Jersey Gardens Property was approximately 10.7 million and 17.0 million, respectively.  The estimated household income within the same 20-mile and 40-mile radius was approximately $84,002 and $93,628, respectively. According to a third party market research report, The Outlet Collection | Jersey Gardens Property is located within the Northern New Jersey retail market, which has an estimated inventory of approximately 196.2 million square feet with a 6.1% vacancy rate, as of the third quarter of 2013.  The appraiser concluded a market rent of $24.65 per square foot, on a triple net basis, for The Outlet Collection | Jersey Gardens Property.

The following table presents certain information relating to comparable retail properties for The Outlet Collection | Jersey Gardens Property:

Competitive Set(1)

	The Outlet Collection | Jersey Gardens (Subject)	Staten Island Mall	Newport Centre	Woodbridge Center	Menlo Park Mall	The Outlets at Bergen Town Center	Woodbury Commons
Location	Elizabeth, NJ	Staten Island, NY	Jersey City, NJ	Woodbridge, NJ	Edison, NJ	Paramus, NJ	Central Valley, NY
Distance from Subject	--	11.0 miles	12.5 miles	14.0 miles	14.5 miles	26.0 miles	55.0 miles
Property Type	Regional Mall	Super-Regional Mall	Super-Regional Mall	Super-Regional Mall	Super-Regional Mall	Outlet Center	Outlet Center
Year Built/Renovated	1999/2013	1973/1993	1987/2005	1971/2003	1960/2003	1957/1967, 1973, 2007-2011	1985/1998
Anchors	Loews Theatres, Forever 21, Burlington Coat Factory, Marshalls, Bed Bath & Beyond, Century 21, Cohoes Fashions, Off Saks Off 5th	Sears, JC Penney, Macy’s	Sears, JC Penney, Kohl’s, Macy’s	Sears, Macy’s, Lord & Taylor, JC Penney, Boscov’s	Macy’s, Nordstrom, AMC Theater, Workout World	Bloomingdales Outlet, Century 21, Homegoods, Marshall’s Nordstrom Rack, Off 5th, Old Navy, Target, Whole Foods	Neiman Marcus Last Call, Off 5th, Barney’s New York, Polo Ralph Lauren, Eddie Bauer
Total GLA	1,298,801 SF	1,274,000 SF	1,147,000 SF	1,630,000 SF	1,243,000 SF	1,001,916 SF	848,000 SF
In-line Sales PSF	$715	NAV	$550	$450	$400	$560	$1,400
Total Occupancy	99%	94%	98%	96%	92%	92%	100%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is NJ Metromall Urban Renewal, Inc. (the fee owner) and JG Elizabeth II, LLC (the leasehold owner), as further detailed in the “Ground Lease and Payment in Lieu of Taxes (“PILOT”)” section, both single purpose entities with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Outlet Collection | Jersey Gardens Loan Combination. Glimcher Properties Limited Partnership (“GPLP”), the sponsor, is the guarantor of certain nonrecourse carveouts under The Outlet Collection | Jersey Gardens Loan Combination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE OUTLET COLLECTION | JERSEY GARDENS

The Sponsor. The loan sponsor is GPLP, a subsidiary of Glimcher.  Based in Columbus, Ohio, Glimcher was formed in 1994 to continue and expand the operations of The Glimcher Company, initially founded in 1959 by Herbert Glimcher. Glimcher owns and/or manages a total of 27 enclosed regional malls, open-air centers or outlet centers in 14 states aggregating approximately 19.1 million square feet of gross leasable area, which was approximately 95.0% occupied as of September 30, 2013. In 2009 and 2012, Glimcher had ownership interests in two malls that either were the subject of deeds in lieu of foreclosure or were modified following default.

Escrows. The loan documents provide for upfront reserves in the amount of $2,593,953 for unfunded TI/LC costs associated with ten tenants and $61,775 for rent concessions associated with The Gap. The loan documents do not require monthly escrows for real estate taxes provided the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the borrower has provided the lender with timely proof of payment; and (iii) a Cash Trap Event Period (as defined below) does not currently exist. The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the insurance required to be maintained by the borrower is maintained pursuant to one or more blanket policies; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums. The loan documents do not require monthly escrows for replacement reserves as long as no Cash Trap Event Period exists and is continuing. During a Cash Trap Event Period, the borrower is required to deposit monthly replacement reserves in an amount equal to $21,647. The loan documents do not require monthly escrows for tenant improvements and leasing commissions as long as no Cash Trap Event Period exists and is continuing.  During a Cash Trap Event Period, the borrower is required to deposit monthly tenant improvement and leasing commission reserves in an amount equal to $52,645. In addition, during a Cash Trap Event Period, the borrower is required to make monthly deposits into a ground rent reserve account in an amount equal to one-twelfth of the estimated annual ground rent payment payable during the next ensuing 12 months.

A “Cash Trap Event Period” will commence upon (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio (based on a 30-year amortization term) for the trailing 12-month period falling below 1.25x at the end of any calendar quarter.  A Cash Trap Event Period will expire, with regard to the circumstances in clause (i), upon the cure of such event of default, or, with regard to the circumstances in clause (ii), the debt service coverage ratio (based on a 30-year amortization term) being equal to or greater than 1.25x for two consecutive calendar quarters.

Lockbox and Cash Management. The Outlet Collection | Jersey Gardens Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt.  Prior to the occurrence of a Cash Trap Event Period, all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis.  During a Cash Trap Event Period, all excess cash flow is swept on a monthly basis to a cash management account under control of the lender.

Property Management.  The Outlet Collection | Jersey Gardens Property is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right to transfer The Outlet Collection | Jersey Gardens Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C18 Certificates, and similar confirmations with respect to the ratings of any securities backed by The Outlet Collection | Jersey Gardens Companion Loans.

In addition, transfers of equity interests in the borrower are permitted so long as Glimcher owns more than 30.0% of direct or indirect equity interests in GPLP (and controls GPLP) and the borrower or a Qualified Equity Holder (as defined below) owns more than 51.0% of the direct or indirect equity interests in GPLP (and controls GPLP).

A “Qualified Equity Holder” means an entity which meets certain criteria, including but not limited to (i) an affiliate, or other institution having total assets in excess of $600.0 million and is regularly engaged in the business of owning and operating properties similar to The Outlet Collection | Jersey Gardens Property, or (ii) any party for whom written confirmation from KBRA,  Moody’s and S&P has been obtained that the transfer to the entity in question will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned to the Series 2013-C18 Certificates, and similar confirmations with respect to the ratings of any securities backed by The Outlet Collection | Jersey Gardens Companion Loans.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE OUTLET COLLECTION | JERSEY GARDENS

Additional Indebtedness. GPLP is permitted to pledge its indirect ownership of the borrower to a “Qualified Pledgee” (generally defined as an entity with $600.0 million in assets under management and shareholder equity of at least $250.0 million), subject to certain conditions, including: (i) no more than 49.0% of equity ownership interest in the borrower may be pledged; (ii) the credit facility must be recourse to GPLP and is secured by a substantial portion of its assets; (iii) the repayment of the credit facility relies substantially on cash flow assets other than The Outlet Collection | Jersey Gardens Property; and (iv) no event of default has occurred or is continuing.

Ground Lease and Payment in Lieu of Taxes (“PILOT”). The Outlet Collection | Jersey Gardens Property is subject to a prior lien for amounts required under a PILOT arrangement with the City of Elizabeth, New Jersey. To accommodate statutory requirements for the PILOT structure, the borrowers are comprised of a fee borrower (NJ Metromall Urban Renewal, Inc.) and an affiliated leasehold borrower (JG Elizabeth, LLC), and the lease payments made by the leasehold borrower to the fee borrower  equal the required PILOT payments, and are paid by the fee borrower to US Bank Trust (the “PILOT Lender”), as trustee for the PILOT bondholders. The PILOT Lender has a statutory lien on The Outlet Collection | Jersey Gardens Property that is effectively equivalent in priority and character to a municipal tax lien. If the PILOT payments are not made, the City of Elizabeth has a special assessment lien against The Outlet Collection | Jersey Gardens Property in the same amount as the PILOT payments that are due but not yet paid.

The remaining PILOT obligations during the loan term range from $10,799,250 in 2013 through $12,770,113 in 2020, and the PILOT payments continue until February 1, 2031. The borrower affiliate that owns the adjacent retail site, and/or its tenants are contractually obligated to reimburse the borrower for 22.9% of the PILOT obligation.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of The Outlet Collection | Jersey Gardens Property; provided, however, that the borrower will not be required to spend more than 200% of the cost of property coverage immediately prior to the date that TRIA or a similar government backstop is no longer in effect. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with an extended period of indemnity, which shall continue for the lesser of (i) the period of time until income returns to the same level as it was prior to loss and (ii) 12 months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – JFK Hilton

Loan Information	Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland	Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR	Property Type:	Hospitality
Original Principal Balance:	$68,500,000	Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$68,500,000	Location:	Jamaica, NY
% of Initial Pool Balance:	6.6%%	Size:	356 rooms
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Room:	$192,416
Borrower Name:	JFK Hotel Partners LLC	Year Built/Renovated:	1987/2012
Sponsors:	Sam Chang; Soundview RE Partners	Title Vesting:	Fee
Mortgage Rate:	5.153%	Property Manager:	Chartwell Hospitality Management, LLC
Note Date:	November 25, 2013	3rd Most Recent Occupancy (As of)(3):	NAV
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of)(3):	NAV
Maturity Date:	December 1, 2023	Most Recent Occupancy (As of):	70.5% (12/31/2012)
IO Period:	12 months	Current Occupancy (As of):	93.7% (9/30/2013)
Loan Term (Original):	120 months
Seasoning:	0 months	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of):	NAV
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$4,341,130 (12/31/2012)
Call Protection:	L(24),D(92),O(4)	Most Recent NOI (As of):	$9,017,219 (TTM 9/30/2013)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt(1):	Yes	U/W Revenues:	$25,059,001
Additional Debt Type(1):	Future Mezzanine	U/W Expenses:	$17,203,970
U/W NOI:	$7,855,031
U/W NCF:	$6,852,671
U/W NOI DSCR:	1.75x
U/W NCF DSCR:	1.53x
Escrows and Reserves(2):	U/W NOI Debt Yield:	11.5%
U/W NCF Debt Yield:	10.0%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$103,300,000
Taxes	$609,414	$121,883	NAP	As-Is Appraisal Valuation Date:	October 8, 2013
Insurance	$119,224	$14,903	NAP	Cut-off Date LTV Ratio:	66.3%
FF&E	$85,324	$85,324	$3,000,000	LTV Ratio at Maturity or ARD:	56.2%

(1)	See “Subordinate and Mezzanine Indebtedness” section.
(2)	See “Escrows” section.
(3)	Historical information is not available as the JFK Hilton property was renovated and converted to a Hilton in 2012.

The Mortgage Loan.  The mortgage loan (the “JFK Hilton Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a full service hotel located in Jamaica, New York (the “JFK Hilton Property”).  The JFK Hilton Mortgage Loan was originated on November 25, 2013 by The Royal Bank of Scotland. The JFK Hilton Mortgage Loan had an original principal balance of $68,500,000, has an outstanding principal balance as of the Cut-off Date of $68,500,000 and accrues interest at an interest rate of 5.153% per annum.  The JFK Hilton Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 12 payments following origination, and thereafter, requires payments of principal and interest based on a 30-year amortization schedule.  The JFK Hilton Mortgage Loan matures on December 1, 2023.

Following the lockout period, the borrower has the right to defease the JFK Hilton Mortgage Loan in whole, but not in part, on any date before September 1, 2023.  In addition, the JFK Hilton Mortgage Loan is prepayable without penalty on or after September 1, 2023.

Sources and Uses

Sources			Uses
Original loan amount	$68,500,000	100.0%	Loan payoff	$35,804,348	52.3%
			Reserves	813,962	1.2
			Closing costs	1,721,986	2.5
			Return of equity	30,159,704	44.0
Total Sources	$68,500,000	100.0%	Total Uses	$68,500,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JFK HILTON

The Property.  The JFK Hilton Property is a 356-room, 12-story, full service hotel located in Jamaica, New York, less than one half mile north of John F. Kennedy International Airport (“JFK International Airport”).  The JFK Hilton Property was constructed in 1987 and the sponsor recently completed $21.0 million in renovations (property improvement plan or “PIP”) to convert the hotel from an independently operated hotel to a full-service Hilton which opened in February 2012.  The PIP included full renovation of all guestrooms, lobby, meeting space, kitchen, restaurant and bar area, elevators, windows and the HVAC system.  The JFK Hilton Property is the only full-service Hilton in the JFK market and features 207 queen guestrooms, 104 king guestrooms, 23 executive floor king guestrooms, 11 executive floor queen guestrooms, 9 one-bedroom king suites, and 2 executive floor one-bedroom king suites. Amenities at the JFK Hilton Property include a business center, over 6,300 square feet of meeting space, full-service restaurant that serves breakfast, lunch and dinner, café, pool, fitness center and gift shop.  The JFK Hilton Property also benefits from a 24-hour shuttle service to all terminals at the JFK International Airport. The JFK Hilton Property has 225 surface parking spaces. Since opening as a new Hilton hotel in February 2012, the JFK Hilton Property gained market share as reflected in a 115% RevPAR penetration, as of September 2013. The franchise agreement expires in February 2027.

Operating History and Underwritten Net Cash Flow.  The following table represents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the JFK Hilton Property:

Cash Flow Analysis(1)

	2012	TTM 9/30/2013	U/W	U/W $ per Room
Occupancy	70.5%	93.7%	87.0%
ADR	$166.86	$179.95	$179.95
RevPAR	$117.55	$168.63	$156.56

Total Revenue	$19,209,655	$26,991,328	$25,059,001	$70,390
Total Department Expenses	7,205,392	8,796,989	8,167,082	122,941
Gross Operating Profit	$12,004,263	$18,194,339	$16,891,919	$47,449

Total Undistributed Expenses	6,070,617	7,565,603	7,402,258	20,793
Profit Before Fixed Charges	$5,933,646	$10,628,736	$9,489,661	$26,656

Total Fixed Charges	1,592,516	1,611,517	1,634,630	4,592

Net Operating Income	$4,341,130	$9,017,219	$7,855,031	$22,065
FF&E	0	0	1,002,360	2,816
Net Cash Flow	$4,341,130	$9,017,219	$6,852,671	19,249

NOI DSCR	0.97x	2.01x	1.75x
NCF DSCR	0.97x	2.01x	1.53x
NOI DY	6.3%	13.2%	11.5%
NCF DY	6.3%	13.2%	10.0%

(1) No additional historical financial information is available as the JFK Hilton Property opened in February 2012.

Appraisal.  As of the appraisal valuation date of October 8, 2013, the JFK Hilton Property had an “as-is” appraised value of $103,300,000.

Environmental Matters.  According to the Phase I environmental site assessment dated October 17, 2013, there was no evidence of any recognized environmental conditions at the JFK Hilton Property.

Market Overview and Competition.  The JFK Hilton Property is located in Queens County, New York, at the intersection of 142nd Street and 135th Avenue, less than one half mile north of the JFK International Airport.  The JFK Hilton is located one mile west of Interstate 678. LaGuardia Airport is also located less than nine miles north of the JFK Hilton Property.  JFK International Airport and LaGuardia Airport, both located in Queens, serve as two of the airports for the New York City area.  New York City is the number one destination for tourism spending in the United States, which had approximately 52 million visitors in 2012 generating approximately $36.9 billion.  The JFK Hilton Property benefits from other local demand generators such as the Queens Zoo, the Queens County Farm Museum, Flushing’s USTA National Tennis Center, Resorts World Casino at Aqueduct Racetrack and various retail outlets of New York City.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JFK HILTON

The following table presents certain information relating to the JFK Hilton Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			JFK Hilton			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
9/30/2013 TTM	88.9%	$165.09	$146.72	93.4%	$180.62	$168.70	105.1%	109.4%	115.0%
9/30/2012 TTM	79.5%	$145.26	$115.53	56.4%	$140.10	$78.99	70.9%	96.5%	68.4%
9/30/2011 TTM(2)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

(1)
Information obtained from a third party hospitality report dated October 17, 2013.  According to such third party hospitality report, the competitive set includes the following hotels: Doubletree John F. Kennedy Airport, Garden Inn & Suites, Courtyard New York City JFK Airport, Hampton Inn New York JFK Airport Jamaica, Hilton Garden Inn Queens John F. Kennedy Airport and Sheraton Hotel John F. Kennedy Airport.

(2)	The JFK Hilton Property was converted from an independently operated hotel to a full-service Hilton that opened in February 2012.

The Borrower.  The borrower is JFK Hotel Partners LLC, a New York limited liability company and a single purpose entity.  The borrower’s sole managing member is JFK Portfolio Manager Subsidiary, LLC, a Delaware limited liability company and a single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the JFK Hilton Mortgage Loan.  Sam Chang is the guarantor of certain nonrecourse carveouts under the JFK Hilton Mortgage Loan.  The sponsor purchased the JFK Hilton Property out of bankruptcy in 2007 for approximately $40.3 million, which was then operating as an independently flagged hotel.

The Sponsor.  The sponsor for the JFK Hilton Mortgage Loan is 48.0% owned by Sam Chang and 48.5% owned by Soundview Real Estate Partners III LLC. Sam Chang is the founder, Chairman and CEO of McSam Hotel Group LLC based in Great Neck, Long Island, New York. Mr. Chang has over 20 years of experience in the hotel industry and has built and sold more than 60 properties in the New York metro area, totaling over 5,000 rooms. Soundview Real Estate Partners III LLC is a private equity fund formed in 2010, which has invested over $250.0 million in equity over 70 separate transactions and combined real estate valued in excess of $2.0 billion.

Escrows.  The loan documents provide for upfront escrows in the amount of $609,414 for real estate taxes, $119,224 for insurance and $85,324 for FF&E.  The loan documents provide for monthly escrows in the amount of $121,883 for real estate taxes and $14,903 for insurance.  The loan documents also require monthly FF&E escrows in the amount of $85,324 (subject to a cap of $3,000,000).

Lockbox and Cash Management.  The JFK Hilton Mortgage Loan requires a lender-controlled lockbox account, which is already in place, where the borrower and property manager will cause all credit card receipts to be deposited directly.  The loan documents also require that all revenues received by the borrower or property manager be deposited into the lockbox account within one business day of receipt.  Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Management Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account each business day.

A “Cash Management Period” will commence upon: (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage falling below 1.15x at the end of any calendar quarter; (iii) the bankruptcy or insolvency of the property manager; or (iv) if any approved mezzanine debt is outstanding. A Cash Management Period will expire upon, with respect to the matters described in clause (i) above, the cure of such event of default; and with respect to the matters described in clause (ii) above, the amortizing debt service coverage ratio being at least 1.15x on the last day of each calendar quarter.

Property Management.  The JFK Hilton Property is managed by Chartwell Hospitality Management, LLC.

Assumption.  The borrower has the right to transfer the JFK Hilton Property provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing; (ii) the lender reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, Fitch and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C18 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  The borrower has the right to incur mezzanine financing subject to the satisfaction of certain conditions, including: (i) no event of default has occurred and is continuing; (ii) the combined loan-to-value ratio including all debt is not less than 66.3%; (iii) the amortizing debt service coverage ratio including all debt is not less than 1.74x; (iv) mezzanine loan documents that are reasonably acceptable to the lender will have been delivered to the lender; and (v) rating agency confirmation from DBRS, Fitch and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C18 Certificates.

Ground Lease.  None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JFK HILTON

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the JFK Hilton Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – Hotel Felix Chicago

Loan Information	Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland	Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR	Property Type:	Hospitality
Original Principal Balance:	$47,000,000	Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$47,000,000	Location:	Chicago, IL
% of Initial Pool Balance:	4.5%	Size:	225 rooms
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Room:	$210,667
Borrower Names:	HCP Oxford OBG Wacker Property Company, LLC and HCP Oxford OBG Felix Sub-Tenant, LLC	Year Built/Renovated:	1962/2009
Sponsor:	Oxford Capital Group, LLC	Title Vesting:	Fee
Mortgage Rate:	5.277%	Property Manager:	Self-managed
Note Date:	December 5, 2013	3rd Most Recent Occupancy (As of):	81.6% (12/31/2010)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	86.6% (12/31/2011)
Maturity Date:	January 1, 2024	Most Recent Occupancy (As of):	87.8% (12/31/2012)
IO Period:	25 months	Current Occupancy (As of):	88.5% (9/30/2013)
Loan Term (Original):	121 months
Seasoning:	0 months	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of):	$4,102,572 (TTM 12/31/2011)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$4,827,614 (TTM 12/31/2012)
Call Protection:	L(24),D(94),O(3)	Most Recent NOI (As of):	$4,942,843 (TTM 9/30/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes	U/W Revenues:	$10,569,245
Additional Debt Type(1):	Future Mezzanine	U/W Expenses:	$5,693,836
U/W NOI:	$4,875,409
U/W NCF:	$4,452,639
U/W NOI DSCR:	1.61x
U/W NCF DSCR:	1.47x
Escrows and Reserves(2):	U/W NOI Debt Yield:	10.4%
U/W NCF Debt Yield:	9.4%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$68,600,000
Taxes	$127,095	$21,183	NAP	As-Is Appraisal Valuation Date:	November 1, 2013
Insurance	$53,719	$7,674	NAP	Cut-off Date LTV Ratio:	68.5%
FF&E	$35,230	$35,230	NAP	LTV Ratio at Maturity or ARD:	59.4%

(1)	See “Subordinate and Mezzanine Indebtedness” section.
(2)	See “Escrows” section.

The Mortgage Loan.  The mortgage loan (the “Hotel Felix Chicago Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a full service hotel located in Chicago, Illinois (the “Hotel Felix Chicago Property”).  The Hotel Felix Chicago Mortgage Loan was originated on December 5, 2013 by The Royal Bank of Scotland. The Hotel Felix Chicago Mortgage Loan had an original principal balance of $47,000,000, has an outstanding principal balance as of the Cut-off Date of $47,000,000 and accrues interest at an interest rate of 5.277% per annum.  The Hotel Felix Chicago Mortgage Loan had an initial term of 121 months, has a remaining term of 121 months as of the Cut-off Date and requires interest-only payments for the first 25 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule.  The Hotel Felix Chicago Mortgage Loan matures on January 1, 2024.

Following the lockout period, the borrowers have the right to defease the Hotel Felix Chicago Mortgage Loan in whole, but not in part, on any due date before October 1, 2023.  In addition, the Hotel Felix Chicago Mortgage Loan is prepayable without penalty on or after October 1, 2023.

Sources and Uses

Sources			Uses
Original loan amount	$47,000,000	100.0%	Loan payoff	$38,469,459	81.8%
			Reserves	131,314	0.3
			Closing costs	585,461	1.2
			Return of equity	7,813,766	16.6
Total Sources	$47,000,000	100.0%	Total Uses	$47,000,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HOTEL FELIX CHICAGO

The Property.  The Hotel Felix Chicago Property is a 225-room, 12-story full service, silver LEED certified, boutique hotel located in downtown Chicago, Illinois.  The Hotel Felix Chicago Property was constructed in 2009 and features 41 king guestrooms and 184 queen guestrooms. Amenities at the Hotel Felix Chicago Property include a business center, over 1,100 square feet of meeting and group space, a full service restaurant that serves breakfast, lunch and dinner, coffee bar, vending areas, complimentary high speed internet access, spa, fitness center and valet parking. The management agreement with Oxford OBG Hospitality Management Company – Wacker, LLC expires in March, 2019 with no renewal options.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hotel Felix Chicago Property:

Cash Flow Analysis

	2011	2012	TTM 8/31/2013	U/W	U/W $ per Room
Occupancy	86.6%	87.8%	88.5%	86.0%
ADR	$121.41	$132.77	$134.72	$134.72
RevPAR	$105.14	$116.57	$119.23	$115.86

Total Revenue	$9,516,667	$10,617,839	$10,871,207	$10,569,245	$46,974
Total Department Expenses	2,643,392	2,819,934	2,953,307	2,869,509	12,753
Gross Operating Profit	$6,873,275	$7,797,905	$7,917,900	$7,699,736	$34,221

Total Undistributed Expenses	2,559,933	2,761,578	2,630,165	2,493,989	11,084
Profit Before Fixed Charges	$4,313,342	$5,036,327	$5,287,735	$5,205,748	$23,137

Total Fixed Charges	210,770	208,713	344,892	330,339	1,468

Net Operating Income	$4,102,572	$4,827,614	$4,942,843	$4,875,409	$21,668
FF&E	0	0	0	422,770	1,879
Net Cash Flow	$4,102,572	$4,827,614	$4,942,843	$4,452,639	$19,790

NOI DSCR	1.36x	1.60x	1.63x	1.61x
NCF DSCR	1.36x	1.60x	1.63x	1.47x
NOI DY	8.7%	10.2%	10.4%	10.4%
NCF DY	8.7%	10.2%	10.4%	9.4%

Appraisal.  As of the appraisal valuation date of November 1, 2013, the Hotel Felix Chicago Property had an “as-is” appraised value of $68,600,000.

Environmental Matters.  According to the Phase I environmental site assessment dated November 5, 2013, there was no evidence of any recognized environmental conditions at the Hotel Felix Chicago Property.

Market Overview and Competition.  The Hotel Felix Chicago Property is located in downtown Chicago, Illinois proximate to Michigan Avenue, at the southwest corner of West Huron Street and North Clark Street.  The Hotel Felix Chicago Property is located five blocks west of Michigan Avenue, also referred to as the Magnificent Mile, known for its mixture of upscale department stores, restaurants, high-end retailers and office buildings.  The Hotel Felix Chicago Property also benefits from the Shedd Aquarium, the largest indoor aquarium in the world, Millennium Park, Pritzker Pavilion, the Chicago Children’s Museum, as well as two Major League Baseball teams, the Cubs and White Sox.  The Hotel Felix Chicago Property also benefits from Navy Pier, a 3,330 foot-long pier located along Lake Michigan.  Navy Pier has a 15-story Ferris wheel, IMAX Theatre, many forms of live entertainment as well as restaurants, shopping, dining cruises and boat tours.  According to the appraisal, the Chicago area is home to more than two dozen Fortune 500 companies, including Boeing, Walgreen Company, Allstate Corporation, Kraft Foods Incorporated, McDonald’s Corporation, Abbott Laboratories and Exelon.  The Hotel Felix Property benefits from McCormick Place, the largest convention center in the United States, with a total of 2.6 million square feet of exhibition space, which in 2012 hosted 110 events and attracted more than 2.2 million visitors.  The Hotel Felix Chicago is located less than 20 miles southeast of the O’Hare International Airport, off Interstate 90 and less than 15 miles northeast of Midway Airport, off Interstate 55.  O’Hare International Airport and Midway Airport recorded more than 66.7 million and 19.5 million passengers in 2012, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HOTEL FELIX CHICAGO

The following table presents certain information relating to the Hotel Felix Chicago Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hotel Felix Chicago			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
9/31/2013 TTM	79.7%	$170.43	$135.77	88.9%	$136.05	$121.02	111.7%	79.8%	89.1%
9/31/2012 TTM	77.1%	$161.45	$124.54	86.9%	$131.54	$114.35	112.7%	81.5%	91.8%
9/31/2011 TTM	72.4%	$155.50	$112.63	87.3%	$122.21	$106.71	120.6%	78.6%	94.7%

(1)
Information obtained from a third party hospitality report dated October 17, 2013.  According to such third party hospitality report, the competitive set includes the following hotels: MileNorth, A Chicago Hotel, The Allerton Chicago, The Talbott Hotel, Amalfi Hotel Chicago and Dana Hotel.

The Borrowers.  The borrowers are HCP Oxford OBG Wacker Property Company, LLC and HCP Oxford OBG Felix Sub-Tenant, LLC, each a Delaware limited liability company and each a single purpose entity with two independent managers.  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Hotel Felix Chicago Mortgage Loan.  Edward J. Doherty, John W. Rutledge, Roger G. Hill II and the John W. Rutledge Revocable Trust are the guarantors of certain nonrecourse carveouts under the Hotel Felix Chicago Mortgage Loan, provided that the John W. Rutledge Revocable Trust shall have no obligations or liabilities under the guaranty unless and until the death of John W. Rutledge.

The Sponsor.  The sponsor is Oxford Capital Group, LLC, which is headquartered in Chicago and has been run by John W. Rutledge since 1994. The sponsor has participated and developed approximately $2.5 billion of primarily hotel assets in over 12,000 rooms since its inception.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of $127,095 for real estate taxes, $53,719 for insurance and $35,230 for FF&E.  The loan documents provide for ongoing monthly escrows in the amount of $21,183 for real estate taxes, $7,674 for insurance and $35,230 for FF&E.

Lockbox and Cash Management.  The Hotel Felix Chicago Mortgage Loan requires that a lender-controlled lockbox account be established at closing.  All tenants of the Hotel Felix Chicago Property and all credit card companies servicing the Hotel Felix Chicago Property are directed to deposit income received from the Hotel Felix Chicago Property directly into the lockbox account.  Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are disbursed to the borrowers. During a Cash Management Period, all funds on deposit in the lockbox are swept to a lender-controlled cash management account each business day.

A “Cash Management Period” will commence upon notice from the lender to the cash management bank of: (i) the maturity date, (ii) the occurrence and continuance of an event of default under the loan agreement or (iii) a debt service coverage ratio of less than 1.25x at the end of any calendar quarter. A Cash Management Period will end upon notice from the lender to the cash management bank that the sweeping of funds into the deposit account may cease, which notice the lender will only be required to give if (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, the debt service coverage ratio being at least 1.25x for two consecutive calendar quarters.

Property Management.  The Hotel Felix Chicago Property is managed by an affiliate of the borrowers.

Assumption.  The borrowers have the right to transfer the Hotel Felix Chicago Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, Fitch and Moody’s and that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C18 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  The borrowers have the right to incur mezzanine financing subject to satisfaction of certain conditions, including: (i) no event of default has occurred and is continuing; (ii) the execution of an intercreditor agreement in form and substance reasonably acceptable to the lender; (iii) the loan-to-value ratio including all debt is not greater than 80%; (iv) the amortizing debt service coverage ratio including all debt is not less than 1.20x; (v) the debt yield including all debt is not less than 8.5%; and (vi) receipt of rating agency confirmation from DBRS, Fitch and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C18 Certificates.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Hotel Felix Chicago Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HOTEL FELIX CHICAGO

Historical Tax Credits.  The Hotel Felix Chicago Property was renovated in part through the use of credits obtained under the Historic Preservation Tax Incentives Program.  HCP Oxford OBG Wacker Property Company, LLC  entered into a master lease (the “Master Lease”) with HCP Oxford OBG Felix Master Tenant, LLC (the “Tax Credit Entity”) which in turn entered into a master sublease (the “Master Sublease”) with HCP Oxford OBG Felix Sub-Tenant, LLC to create a “credit pass-through” structure to allow U.S. Bancorp Community Development Corporation (“Tax Credit Investor”) to invest in the Hotel Felix Chicago Property through its ownership of equity interests in the Tax Credit Entity, which is managed by HCP Oxford OBG Felix Manager, LLC (“Tax Credit Manager”), an affiliate of the borrowers, and to take advantage of certain tax credits obtained through the approved renovation of the Hotel Felix Chicago Property.  Tax Credit Investor has the right to exercise a put option commencing on or about September 20, 2014, whereby it will have the option to require sponsor to buy Tax Credit Investor’s equity investment in the Tax Credit Entity for an amount equal to approximately $1,239,724 (the “Put Option Price”), and the lender expects that this option shall be exercised.  If Tax Credit Investor does not elect to exercise its put option, the sponsor has the right to exercise a call option commencing on or about March 20, 2015, pursuant to which the sponsor shall have the right to buy Tax Credit Investor’s equity investment in the Tax Credit Entity for the fair market value of such equity interest.  Sponsor’s failure to either satisfy their obligations under the put option or to exercise the call option, as applicable, triggers recourse liability under the Hotel Felix Chicago Loan to the guarantors thereunder in the amount of the Put Option Price.  Following the borrowers’ successful completion of the put or call transactions, the borrowers shall have the right to cause the Master Lease and the Master Sublease to be terminated, such that HCP Oxford OBG Wacker Property Company, LLC shall own all right, title and interest in and to the Hotel Felix Chicago Property and shall be in sole possession of the Hotel Felix Chicago Property and shall be the sole operator (on its own behalf or through the property manager) of the hotel located on the Hotel Felix Chicago Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – Sullivan Center

Loan Information				Property Information
Mortgage Loan Seller:		UBS Real Estate Securities, Inc.		Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):		NR/NR/NR		Property Type:	Mixed Use
Original Principal Balance(1):		$38,500,000		Specific Property Type:	Office/Retail
Cut-off Date Principal Balance(1):		$38,500,000		Location:	Chicago, IL
% of Initial Pool Balance:		3.7%		Size:	943,944 SF
Loan Purpose:		Refinance		Cut-off Date Principal Balance Per SF(1):	$120.24
Borrower Name:		One South State PropCo, L.L.C.		Year Built/Renovated:	1865/2009
Sponsors:		Joseph Freed and Associates LLC; WRT Realty L.P.; Elad Canada Inc.		Title Vesting:	Fee
Mortgage Rate:		3.950%		Property Manager:	Joseph Freed and Associates LLC
Note Date:		October 18, 2013		3rd Most Recent Occupancy (As of):	54.2% (12/31/2010)
Anticipated Repayment Date:		NAP		2nd Most Recent Occupancy (As of)(4):	57.1% (12/31/2011)
Maturity Date:		November 6, 2018		Most Recent Occupancy (As of)(4):	82.8% (12/31/2012)
IO Period:		60 months		Current Occupancy (As of):	83.2% (9/1/2013)
Loan Term (Original):		60 months
Seasoning:		1 month
Amortization Term (Original):		NAP		Underwriting and Financial Information:
Loan Amortization Type:		Interest-only, Balloon
Interest Accrual Method:		Actual/360		3rd Most Recent NOI (As of)(4):	$7,029,262 (12/31/2011)
Call Protection:		L(25),D(31),O(4)		2nd Most Recent NOI (As of)(4):	$9,077,937 (12/31/2012)
Lockbox Type:		Hard/Upfront Cash Management		Most Recent NOI (As of)(4):	$12,877,861 (TTM 7/31/2013)
Additional Debt(1)(2):		Yes		U/W Revenues:	$23,314,410
Additional Debt Type(1)(2):		Pari Passu and Mezzanine		U/W Expenses:	$9,467,544
				U/W NOI:	$13,846,865
Escrows and Reserves(3):				U/W NCF:	$12,719,383
				U/W NOI DSCR(1):	3.05x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(5):	2.80x
Taxes	$1,316,573	$329,143	NAP	U/W NOI Debt Yield(1):	12.2%
Insurance	$109,624	$23,831	NAP	U/W NCF Debt Yield(5):	11.2%
Replacement Reserve	$0	$19,666	$1,200,000	As-Is Appraised Value:	$229,000,000
TI/LC Reserve	$34,041	$0	NAP	As-Is Appraisal Valuation Date:	September 4, 2013
Rollover Reserve	$2,000,000	$0	NAP	Cut-off Date LTV Ratio(1):	49.6%
Rent Abatement Reserve	$1,197,219	$0	NAP	LTV Ratio at Maturity or ARD(1):	49.6%

(1)
The Sullivan Center Loan Combination, totalling $113,500,000, is comprised of two pari passu notes (Notes A-1 and A-2). Note A-2 had an original principal balance of $38,500,000, has an outstanding principal balance as of the Cut-off Date of $38,500,000 and will be contributed to the WFRBS 2013-C18 Trust. Note A-1 had an original principal balance of $75,000,000 and was contributed to the WFRBS 2013-UBS1 Trust. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Sullivan Center Loan Combination.

(2)
The equity interests in the borrower have been pledged to secure mezzanine indebtedness with a principal balance of $51,716,090 and accrued and unpaid interest of $4,615,978 as of the Cut-off Date (the “Sullivan Center Mezzanine Loan”). See “Subordinate and Mezzanine Indebtedness” section and “Common Control of Equity and Mezzanine Loan” section.

(3)	See “Escrows” section.
(4)
The increase in NOI from year-end 2011 to the trailing 12 months ended July 31, 2013 and the increase in occupancy from December 31, 2011 to December 31, 2012 is due to new leases being executed in 2012, including Target (15.5% of NRA and 20.3% of total underwritten base rent).

(5)
As of the Cut-off Date, taking into account both the Sullivan Center Loan Combination and the Sullivan Center Mezzanine Loan (as defined in the “Subordinate and Mezzanine Indebtedness” section) and based on the current mezzanine loan coupon of 9.000%, the total debt U/W NCF DSCR is 1.31x, the total debt LTV ratio is 74.2%, and the total debt U/W NCF debt yield is 7.5%.

The Mortgage Loan.  The mortgage loan (the “Sullivan Center Loan Combination”) is evidenced by two pari passu notes (“Note A-1” and “Note A-2”) secured by a first mortgage encumbering an office and retail building located in the central business district of Chicago, Illinois (the “Sullivan Center Property”). The Sullivan Center Loan Combination was originated on October 18, 2013 by UBS Real Estate Securities, Inc. The Sullivan Center Loan Combination had an original principal balance of $113,500,000, has an outstanding principal balance as of the Cut-off Date of $113,500,000 and accrues interest at an interest rate of 3.950% per annum. The Sullivan Center Loan Combination had an initial term of 60 months, has a remaining term of 59 months as of the Cut-off Date and requires interest-only payments through the term of the Sullivan Center Loan Combination. The Sullivan Center Loan Combination matures on November 6, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SULLIVAN CENTER

Note A-2, which represents the non-controlling interest in the Sullivan Center Loan Combination, will be contributed to the WFRBS 2013-C18 Trust, had an original principal balance of $38,500,000 and has an outstanding principal balance as of the Cut-off Date of $38,500,000. Note A-1, which had an original principal balance of $75,000,000, was contributed to the WFRBS 2013-UBS1 Trust (the “Sullivan Center Companion Loan”).

Following the lockout period, the borrower has the right to defease the Sullivan Center Loan Combination in whole, but not in part, on any date before August 6, 2018. In addition, the Sullivan Center Loan Combination is prepayable without penalty on or after August 6, 2018.

Sources and Uses(1)

Sources			Uses
Original loan amount	$113,500,000	97.4%	Loan payoff	$110,567,557	94.9%
Sponsor’s new cash contribution	3,034,501	2.6	Reserves	4,657,457	4.0
			Closing costs	1,309,487	1.1
Total Sources	$116,534,501	100.0%	Total Uses	$116,534,501	100.0%

(1)
Excludes mezzanine debt that is under common control with the equity in the Sullivan Center Property. See “Subordinate and Mezzanine Indebtedness” section and “Common Control of Equity and Mezzanine Loan” section.

The Property.  The Sullivan Center Property is comprised of a 15-story, 943,944 square foot, mixed-use, national historic landmark redevelopment located in the central business district of Chicago, Illinois. Originally designed by renowned architect Louis Sullivan and constructed in 1865, the Sullivan Center Property was acquired in 2001 by Joseph Freed and Associates LLC (“JFA”). The Sullivan Center Property was the flagship store of retailer Carson Pirie Scott, who vacated the Sullivan Center Property in 2007. JFA subsequently reconfigured the space into retail and office uses and invested approximately $229.0 million ($243 per square foot) in capital improvements, renovations and soft costs from 2001 to 2011. As a result of this large scale rehabilitation project, the Sullivan Center Property was eligible for historic rehabilitation tax credits; see “Historic Tax Credits” section.

The Sullivan Center Property consists of 175,995 square feet (18.6% of net rentable area) of retail space on the subterranean level and first two floors, 743,852 square feet (78.8% of net rentable area) of office space on floors three to 15, and 24,097 square feet (2.6% of net rentable area) of below-grade storage space. The Sullivan Center Property retail portion includes Target, DSW and Vapiano. Target opened its first City Target store at the Sullivan Center Property in 2012. City Target stores are approximately two-thirds of the size of standard big box Target stores and are designed to attract urban consumers. The City Target store highlights architectural features of the Sullivan Center Property, including the cylindrical rotunda entrance and cast-iron columns, and includes a Pret a Manger coffee and sandwich shop, a pharmacy, groceries, apparel and Chicago-themed merchandise.

Occupying almost a full city block, bordered by State Street, Madison Street, Monroe Street and Wabash Avenue, the Sullivan Center Property is positioned in both size and location to support various office and tenant retail uses. The building offers large floor plates, with the majority of the floors ranging in size from 50,000 to 90,000 square feet. Unique architectural features for which the building is recognized are: the cast iron ornamentation which adorns the first two floors; the large “Chicago windows”; and the cylindrical main entry rotunda which rounds the corner of State and Madison Streets. The Sullivan Center Property achieved the U.S. Green Building LEED Existing Building certification in September 2012. The office space was 80.2% occupied by 12 tenants and the retail space was 93.3% occupied by five tenants; as of September 1, 2013, the Sullivan Center Property was 83.2% leased by 17 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SULLIVAN CENTER

The following table presents certain information relating to the tenancy at the Sullivan Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Retail Tenants
Target Corporation	A-/A2/A+	146,764	15.5%	$28.48	$4,179,115	20.3%	1/31/2028
DSW	NR/NR/NR	26,144	2.8%	$38.19	$998,439	4.8%	5/31/2022
Total Major Retail Tenants		172,908	18.3%	$29.94	$5,177,554	25.1%

Major Office Tenants
Illinois Department of Employment Security(2)	NR/NR/NR	242,831	25.7%	$24.47	$5,942,075	28.8%	1/20/2019(3)
The Art Institute of Chicago	NR/NR/NR	160,914	17.0%	$21.82	$3,511,411	17.0%	5/31/2020(4)
Walgreens	NR/Baa1/BBB	95,197	10.1%	$26.82	$2,553,184	12.4%	12/31/2022(5)
Arthur Gensler Jr. & Associates	NR/NR/NR	56,054	5.9%	$26.43	$1,481,719	7.2%	1/31/2019(6)
Total Major Office Tenants		554,996	58.8%	$24.30	$13,488,388	65.4%

Non-Major Tenants		57,344	6.1%	$34.06	$1,952,851	9.5%

Occupied Collateral Total		785,248	83.2%	$26.26	$20,618,793	100.0%

Vacant Space		158,696	16.8%

Collateral Total		943,944	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
The borrower is obligated to complete certain tenant improvements for the Illinois Department of Employment Security not to exceed $1,000,000. If the cost of the tenant improvements is less than $1,000,000, any remaining amount is to be applied as a rent abatement. At closing, $1,197,219 was escrowed for any rent abatements due to the Illinois Department of Employment Security.

(3)
The Illinois Department of Employment Security has the right to terminate its lease at any time without penalty if the Illinois General Assembly fails to make an appropriation to pay the rent or other obligations of the tenant under the lease.  The obligations of the tenant shall also immediately terminate if any federal funding source upon which the tenant is dependent to pay rent or other charges under the lease fails to appropriate or otherwise make available the funds required.

(4)
The Art Institute of Chicago has the right to terminate its lease on its entire premises or on certain portions of its premises with 365 days’ notice and payment of a termination fee equal to the unamortized portion of tenant improvements. A 3,063 square foot portion (1.9% net rentable area) of the Art Institute of Chicago leased premises expires on June 30, 2014.

(5)
Walgreens has the right to terminate its lease on the last day of the 60th full calendar month (December 31, 2014) and the last day of the 90th full calendar month (June 30, 2017) following the rent start date with ten months’ notice and payment of a termination fee equal to the unamortized portion of tenant improvements.

(6)
Arthur Gensler Jr. & Associates has a one-time right to terminate its lease on July 31, 2015, with notice provided no later than February 1, 2014 and payment of a termination fee equal to the unamortized portion of tenant improvements, leasing commissions and rent allowances.

The following table presents certain information relating to the lease rollover schedule at the Sullivan Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	2	1,797	0.2%	1,797	0.2%	$37,272	$20.74
2013	1	3,613	0.4%	5,410	0.6%	$76,921	$21.29
2014	3	15,070	1.6%	20,480	2.2%	$307,822	$20.43
2015	0	0	0.0%	20,480	2.2%	$0	$0.00
2016	2	10,896	1.2%	31,376	3.3%	$305,088	$28.00
2017	1	5,000	0.5%	36,376	3.9%	$134,300	$26.86
2018	2	10,000	1.1%	46,376	4.9%	$260,000	$26.00
2019	3	302,735	32.1%	349,111	37.0%	$7,605,574	$25.12
2020	10	157,851	16.7%	506,962	53.7%	$3,446,323	$21.83
2021	0	0	0.0%	506,962	53.7%	$0	$0.00
2022	7	125,395	13.3%	632,357	67.0%	$3,785,863	$30.19
2023	2	6,127	0.6%	638,484	67.6%	$480,516	$78.43
Thereafter	2	146,764	15.5%	785,248	83.2%	$4,179,115	$28.48
Vacant	0	158,696	16.8%	943,944	100.0%	$0	$0.00
Total/Weighted Average	35	943,944	100.0%			$20,618,793	$26.26

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SULLIVAN CENTER

The following table presents historical occupancy percentages at the Sullivan Center Property:

Historical Occupancy

12/31/2008(1)(2)	12/31/2009(2)	12/31/2010(2)	12/31/2011(2)	12/31/2012(2)	9/1/2013
48.5%	49.7%	54.2%	57.1%	82.8%	83.2%

(1)
The Sullivan Center Property was 100% occupied by Carson Pirie Scott until 2007. Following Carson Pirie Scott’s vacating the Sullivan Center Property, JFA invested approximately $229.0 million ($243 per square foot) to renovate and re-tenant the building, which subsequently led to an increase in occupancy.

(2)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Sullivan Center Property:

Cash Flow Analysis

	2011	2012	TTM 7/31/2013	U/W	U/W $ per SF
Base Rent	$14,042,440	$16,361,646	$19,777,989	$20,445,039	$21.66
Rent Steps	0	0	0	390,305	0.41
Grossed Up Vacant Space	0	0	0	4,453,423	4.72
Total Reimbursables	412,566	1,360,888	2,156,351	2,372,065	2.51
Other Income	0	0	0	107,000	0.11
Less Vacancy & Credit Loss	(146,280)	(2,811)	(2,811)	(4,453,423)(1)	(4.72)
Effective Gross Income	$14,308,727	$17,719,723	$21,931,529	$23,314,410	$24.70

Total Operating Expenses	$7,279,465	$8,641,786	$9,053,668	$9,467,544	$10.03

Net Operating Income	$7,029,262	$9,077,937	$12,877,861(2)	$13,846,865(2)	$14.67
TI/LC	0	0	0	891,496	0.94
Capital Expenditures	0	0	0	235,986	0.25
Net Cash Flow	$7,029,262	$9,077,937	$12,877,861	$12,719,383	$13.47

NOI DSCR	1.55x	2.00x	2.83x	3.05x
NCF DSCR	1.55x	2.00x	2.83x	2.80x
NOI DY	6.2%	8.0%	11.3%	12.2%
NCF DY	6.2%	8.0%	11.3%	11.2%

(1)	The underwritten economic vacancy is 16.1%. The Sullivan Center Property was 83.2% physically occupied as of September 1, 2013.
(2)
The increase in NOI from year-end 2011 to the trailing 12 months ended July 31, 2013 and the increase in occupancy from December 31, 2011 to December 31, 2012 is due to new leases being executed in 2012, including Target (15.5% of net rentable area and 20.3% of total underwritten base rent).

Appraisal. As of the appraisal valuation date of September 4, 2013, the Sullivan Center Property had an “as-is” appraised value of $229,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated October 10, 2013, there was evidence of a historical recognized environmental condition (“HREC”) at the Sullivan Center Property related to underground storage tanks. Leaking underground storage tank (“LUST”) incidents from 1993 and 2000 were identified at the Sullivan Center Property. The results of prior analytical sampling identified concentrations of petroleum compounds above soil remediation objectives. To address the impact that remains in place, restrictions consisting of the use of the building as an engineered barrier, construction worker caution, and commercial/industrial use were used to eliminate exposure routes. No further remediation letters were issued for the LUST incidents on November 21, 2006. Sampling conducted near the 18,000-gallon tank contained in an underground storage tank vault did not indicate that a release had occurred. The tank was abandoned-in-place on November 30, 2010. Based on available information, it was the environmental firm’s opinion that this represents an HREC. In addition, polychlorinated biphenyl compounds (“PCBs”) containing equipment and fluids are known to have been present at the Sullivan Center Property. However, a majority of mechanical equipment at the Sullivan Center Property has been replaced since 1978 and non-PCB containing hydraulic elevators and escalators were recently installed in connection with redevelopment of the retail spaces. Based on available information, it was the environmental firm’s opinion that this represents a de minimis condition.

Market Overview and Competition. The Sullivan Center Property is located in Chicago, Illinois. Chicago is a major Great Lakes port and is considered the commercial, financial, industrial, and cultural center of the Midwest. According to a market research report, the Chicago metropolitan statistical area had an estimated 2013 population of 9.6 million and average household income of $79,260. The unemployment rate for the Chicago metropolitan statistical area was 9.4% as of March 2013. The Sullivan Center Property is located in the Chicago central business district (“CBD”) within an area known as the loop (the “Loop”), which can be roughly defined as the Chicago River to the north and west, Roosevelt Road to the south and Michigan Avenue to the east. The Loop and surrounding area is an urban mixed-use community featuring office, government, entertainment, shopping, residential and hotels. The Loop comprises the second largest central business district in the United States after New York. The Sullivan Center Property is strategically located along State Street and Wabash Avenue, in the heart of the State Street retail corridor and in close proximity to several educational institutions, such as The Art Institute of Chicago, which also leases space at the Sullivan Center Property, John Marshall Law School, Columbia College, Roosevelt University, DePaul University, and Loyola University, which serve

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SULLIVAN CENTER

as key tenant demand drivers. The State Street retail corridor is one of Chicago’s premier destination-oriented retail shopping districts and features a historic twelve-story Macy’s flagship store as well as anchors Sears, TJ Maxx, Old Navy, Nordstrom Rack, H&M and Forever 21. Small store occupancy in the State Street retail corridor is in excess of 90%. The immediate neighborhood is comprised of a variety of uses including hotels, retail/commercial, and office with ground-level retail establishments, parking garages, and mixed-use buildings. According to a market research report the estimated 2013 population within a one-, three-, and five-mile radius of the Sullivan Center Property is 70,575, 304,657, and 737,005, respectively, and the average income is $117,937, $105,353, and $89,757, respectively.

According to the appraisal, the Sullivan Center Property is located in the East Loop office submarket. As of the second quarter 2013, the East Loop office submarket consisted of 21.1 million square feet of office space with an overall vacancy of 14.3% and asking rental rates of $31.79 per square foot gross. The Sullivan Center Property is also located within the State Street retail submarket. According to the appraisal, ground-level retail rents along State Street range from $50.00 to $100.00 triple net per square foot and ground level vacancy is approximately 5.0%.

The following table presents certain information relating to comparable office properties for the Sullivan Center Property:

Office Competitive Set(1)

	Sullivan Center (Subject)	1 North State Street	1 North Dearborn	Merchandise Mart-Office
Market	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL
Distance from Subject	--	0.1 miles	0.2 miles	1.0 mile
Property Subtype	CBD Office	CBD Office	CBD Office	CBD Office
Year Built/Renovated	1865/2009	1912/NAV	1905/NAV	1929/NAV
Total Office GLA	743,852 SF	713,423 SF	884,004 SF	4,000,000 SF
Total Office Occupancy	80%	79%	89%	98%

(1)	Information obtained from the borrower’s rent roll and the appraisal.

The following table presents certain information relating to comparable retail properties for the Sullivan Center Property:

Retail Competitive Set(1)

	Sullivan Center (Subject)	1 North State Street	Palmer House Retail	Block 37
Market	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL
Distance from Subject	--	0.1 miles	0.0 miles	0.1 miles
Property Subtype	Retail (3 levels)	Multi-level Urban Retail	Ground level Retail	Ground level Retail
Year Built/Renovated	1865/2009	1907/NAV	1925/NAV	2009/NAV
Anchors	Target, DSW	None	Agaci	Anthropolgie, Puma
Total Retail GLA	175,995 SF	151,861 SF	52,747 SF	275,365 SF
Total Retail Occupancy	93%	100%	84%	67%

(1)	Information obtained from the borrower’s rent roll and the appraisal.

Historic Tax Credits.  In 2001, The Sherwin-Williams Company (the “HTC Investor Member”) was admitted as a member of One South State Street, L.L.C., the borrower’s sole member (the “Sole Member”), to monetize certain historic rehabilitation tax credits (the “Historic Tax Credits”). As of October 18, 2013, the aggregate amount of the Historic Tax Credits claimed by the HTC Investor Member was $50,491,154. The HTC Investor Member is entitled to a 3.0% per annum preferred return on its capital contributions to the Sole Member, but neither the lender nor any purchaser at a foreclosure sale will be responsible for the payment of such preferred return.

The Historic Tax Credits are subject to recapture in the event of a “disposition” prior to January 1, 2018 (the “HTC Recapture Period Expiration Date”). A “disposition” will occur upon, among other things, a sale or transfer of the Sullivan Center Property (including a transfer upon a foreclosure of the mortgage securing the Sullivan Center Loan Combination), certain equity transfers of direct or indirect interests in the Sullivan Center Property, a condemnation of the Sullivan Center Property or a destruction of the Sullivan Center Property due to casualty.  Upon such “disposition” prior to January 1, 2018, the tax liability of the HTC Investor Member will increase by an amount equal to the original aggregate amount of the Historic Tax Credit, multiplied by the applicable recapture percentage (100% during 2013 and decreases by 20% each year).

In the event the HTC Investor Member is unable to claim or recognize the Historic Tax Credits due to the occurrence of a recapture event, One South State Street Investors, L.L.C. (the “Freed Equity Member”), an affiliate of JFA that is controlled by Laurance H. Freed, and the Sole Member are obligated to make payments to the HTC Investor Member in an amount equal to the recaptured Historic Tax Credits. Neither the lender nor any purchaser at a foreclosure sale, however, will be subject to any such obligation.

The Borrower. The borrower is One South State PropCo, L.L.C., a Delaware limited liability company and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sullivan Center Loan Combination. WRT Realty L.P. (“WRT”) and Elad Canada Inc. (“Elad”) are the guarantors of certain nonrecourse carveouts under the Sullivan Center Loan Combination.
One South State Street, L.L.C. is the sole member of the borrower and the members of the Sole Member are WRT-Elad One South State Equity L.P., a 50-50 joint venture between WRT and Elad (the “WRT-Elad Equity Member”), the Freed Equity Member and the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SULLIVAN CENTER

HTC Investor Member. Currently, the HTC Investor Member holds a 99% membership interest in the Sole Member and the Freed Equity Member holds the remaining 1% membership interest in the Sole Member. The WRT-Elad Equity Member does not hold any current ownership interest in the Sole Member; however, the WRT-Elad Equity Member possesses extensive, currently exercisable control rights over the Sole Member and the borrower (including the right to approve any lease, any agreement involving more than $15,000 and a broad range of other ordinary and extraordinary operational and non-operational matters, as well as the right to cause any such action or decision to be taken or adopted by the Sole Member or the borrower).  In addition, in the absence of any transfers permitted by the loan documents, on the HTC Recapture Period Expiration Date, the WRT-Elad Equity Member will acquire a majority ownership interest in the Sole Member as described in the “Reallocation of Membership Interests on Recapture Period Expiration Date” section. By contrast, notwithstanding its 99% membership interest in the Sole Member, the HTC Investor Member’s primary interest in the Sullivan Center Property consists of its right to claim and recognize the Historic Tax Credits and, accordingly, the HTC Investor Member has no material control rights over the Sole Member (other than with respect to matters that could trigger a recapture of the Historic Tax Credits) and does not participate in the operation of the Sullivan Center Property. Reflective of its limited involvement as an investor of historic rehabilitation tax credits, on the HTC Recapture Period Expiration Date, the HTC Investor Member’s ownership interest in the Sole Member will decrease from its current 99% interest to a de minimis 0.01% interest as described in “Reallocation of Membership Interests on Recapture Period Expiration Date” below.

A number of financings of properties owned by certain affiliates of Laurance H. Freed and JFA, as well as certain affiliates of WRT, have been subject to foreclosures, deeds-in-lieu of foreclosure and discounted pay-offs in the recent past. In addition, in connection with a guarantee relating to one such financing, Laurance H. Freed was accused of forgery by Debra Ruderman, his sibling.  Further, Amnon Safran, the incoming CEO of Elad, has been indicted in an Israeli court (with other defendants, including a former prime minister of Israel) in connection with a case alleging bribery of officials to allow developers to build more apartments than were originally permitted in the “Holyland” development.

The Sponsor. WRT and Elad are the sponsors on the Sullivan Center Loan Combination. WRT is the wholly-owned operating partnership of Winthrop Realty Trust (NYSE: FUR), a real estate investment trust engaged in owning and operating real property and real estate related assets through ownership of assets, loans secured by real property and investments in securities of other publicly traded and privately owned real estate companies. As of December 31, 2012, WRT’s portfolio consisted of 23 commercial properties encompassing over 3.5 million square feet and three multifamily properties totaling 784 units. Elad is a Toronto-based company which owns over 2.5 million square feet of office, retail, and industrial space in the U.S. and Canada. Elad develops condominium and multifamily properties in the Toronto and Montreal metro areas.

Reallocation of Membership Interests on HTC Recapture Period Expiration Date. Currently, the HTC Investor Member holds a 99% membership interest in the Sole Member and the Freed Equity Member holds a 1% membership interest in the Sole Member.  The WRT-Elad Equity Member has extensive, currently exercisable control rights over the Sole Member, but no present ownership interest in the Sole Member. On the HTC Recapture Period Expiration Date, the HTC Investor Member’s membership interest will decrease to 0.01%, the Freed Equity Member’s membership interest will increase to 23.99%, and the WRT-Elad Equity Member’s membership interest will increase to 76.0%.

Subordinate and Mezzanine Indebtedness. In connection with their investment in the Sullivan Center Property on February 3, 2012, WRT and Elad structured such investment to avoid triggering a recapture of then outstanding Historic Tax Credits. Accordingly, the WRT-Elad Equity Member acquired no current membership interest in the Sole Member – instead it acquired extensive, currently exercisable control rights over the Sole Member and a future membership interest in the Sole Member that vests on the HTC Recapture Period Expiration Date.  Concurrently, WRT One South State Lender, L.P. (f/k/a WRT-Elad One South State Lender, L.P. and, prior to the sale by Elad of its interest in such entity to WRT on or about August 21, 2013, a second joint venture between WRT and Elad) (the “WRT Mezzanine Lender”), provided a much needed capital infusion to pay for, among other things, tenant improvements required under Target’s lease pursuant to the “Sullivan Center Mezzanine Loan” in favor of the Sole Member that is secured by a pledge of 100% of the equity interests in the borrower.

The interest rate under the Sullivan Center Mezzanine Loan is 15.0% per annum, of which 9.0% per annum must be paid when due and 6.0% per annum may accrue in the event of insufficient available cash flows to service the debt. As of October 18, 2013, the Sullivan Center Mezzanine Loan had an outstanding principal balance of $51,716,090 and accrued and unpaid interest in an aggregate amount of $4,615,978, all of which amounts were owed to the WRT Mezzanine Lender under its promissory note. Although New Heights Sullivan LLC, an affiliate of JFA and the Freed Equity Member (the “Freed Mezzanine Lender” and, collectively with the WRT Mezzanine Lender, the “Mezzanine Lender”), is also a lender under the Sullivan Center Mezzanine Loan, as of October 18, 2013, the Freed Mezzanine Lender had not made any advances under the Sullivan Center Mezzanine Loan and no amounts were owed to the Freed Mezzanine Lender under its promissory note.

The WRT Mezzanine Lender is currently the agent for the Mezzanine Lender (the “Agent”) and, in such capacity, controls the actions of the Mezzanine Lender under the Sullivan Center Mezzanine Loan.  The WRT Mezzanine Lender is wholly-owned and controlled by WRT. However, in connection with the sale of its 50% interest in the WRT Mezzanine Lender to WRT on or about August 21, 2013, an affiliate of Elad retained the right to re-acquire such 50% interest pursuant to an option agreement (the “Elad Mezzanine Loan Purchase Option”).

In the event the Sullivan Center Property generates insufficient cash flows in the future to satisfy all required payments under the Sullivan Center Loan Combination or to support property operations, the Agent or the Mezzanine Lender may make additional advances under the Sullivan Center Mezzanine Loan.  Such future funding mechanism affords WRT, JFA and, upon exercise of the Elad Mezzanine Loan Purchase Option, Elad with the means to support the Sullivan Center Property with additional capital infusions when needed.  Such mechanism is, as a practical matter, necessary prior to the HTC Recapture Period Expiration Date and the reallocation of membership interests in the Sole Member as described in the “Reallocation of Membership Interests on Recapture Period Expiration Date” section due to the HTC Investor Member’s limited interest in the Sullivan Center Property notwithstanding its 99% membership interest in the Sole Member and the unavailability of ratable contributions by the holders of current ownership interests in the Sole Member as a means for such support.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SULLIVAN CENTER

The Sullivan Center intercreditor agreement fully subordinates the Agent’s and the Mezzanine Lender’s rights to the lender’s rights under the Sullivan Center Loan Combination, and does not provide the Agent or the Mezzanine Lender with certain material customary mezzanine lender rights.
Common Control of Equity and Mezzanine Loan.  Pursuant to the terms of the loan documents and the intercreditor agreement, for so long as the Sullivan Center Mezzanine Loan remains outstanding, a common control of the borrower and the Sullivan Center Mezzanine Loan is required to be maintained. A breach of such covenant is an event of default under the Sullivan Center Loan Combination and triggers full recourse liability under the recourse carveout guaranty.

Escrows. At closing of the Sullivan Center Loan Combination, the borrower was also required to fund tenant improvements and leasing commissions reserve in the amount of $2,000,000. Such reserve is subject to a security interest in favor of the lender, but the funds in such reserve are held by the borrower. The loan documents provide for upfront reserves in the amount of: $1,316,573 for real estate taxes; $109,624 for insurance; $34,041 for tenant improvements and leasing commissions; and $1,197,219 for certain rent abatements due to Illinois Department of Employment Security. The loan documents also provide for ongoing monthly reserves in the amount of $329,143 for real estate taxes; $23,831 for insurance; and $19,666 for replacement reserves.

Lockbox and Cash Management. The Sullivan Center Loan Combination requires a lender-controlled lockbox account, which is in place, and that the tenants are directed to deposit all rents into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. All funds on deposit in the lockbox account are to be swept into the cash management account (the “Cash Management Account”) controlled by the lender on a daily basis. After application of funds, provided no event of default has occurred and is continuing, the “excess cash flow” will be deposited into the borrower’s operating account on a monthly basis. Upon the occurrence and during the continuation of an event of default the excess cash flow is swept to a cash management account controlled by the lender.

Property Management. The Sullivan Center Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Sullivan Center Property, subject to certain terms and conditions set forth in the loan documents, including, but not limited to: (i) no event of default has occurred and is continuing and no event of default shall occur as a result of such transfer; (ii) the proposed transferee shall be a single purpose entity and its organizational documents shall be reasonably acceptable to the lender; (iii) the transferee’s sponsor shall have a net worth and liquidity reasonably satisfactory to the lender; (iv) the borrower shall have delivered a new non-consolidation opinion reflecting such transfer reasonably acceptable to the lender; (v) if required by the lender, a rating agency confirmation from DBRS, Fitch and Moody’s that such transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C18 Certificates and similar confirmation with respect to the ratings of any securities backed by the Sullivan Center Companion Loan; and (vi) the Sullivan Center Mezzanine Loan shall have been paid in full.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Terrorism Insurance. The loan documents require that the special form insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Sullivan Center Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity, which shall continue for the lesser of (i) the period of time until income returns to the same level as it was prior to loss and (ii) 12 months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Starwood/Schulte Hotel Portfolio

Loan Information				Property Information
Mortgage Loan Seller:		The Royal Bank of Scotland		Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/Fitch/Moody’s):		NR/NR/NR		Property Type:	Hospitality
Original Principal Balance:		$38,150,000		Specific Property Type:	Various – See Table
Cut-off Date Principal Balance:		$38,150,000		Location:	Various – See Table
% of Initial Pool Balance:		3.7%		Size:	460 rooms
Loan Purpose:		Refinance		Cut-off Date Principal	$82,935
Borrower Names:		Hotel Atlanta, L.P.; Hotel Green Bay, L.P.; Hotel Salisbury Centre, L.P.; Hotel Scranton II, L.P.		Balance Per Room:
Sponsors:		Starwood Capital Group; Schulte Hospitality Group		Year Built/Renovated:	Various – See Table
Mortgage Rate:		4.429%		Title Vesting:	Fee
Note Date:		November 21, 2013		Property Manager:	Self-managed
Anticipated Repayment Date:		NAP		3rd Most Recent Occupancy (As of):	62.7% (12/31/2010)
Maturity Date:		December 1, 2018		2nd Most Recent Occupancy (As of):	64.4% (12/31/2011)
IO Period:		12 months		Most Recent Occupancy (As of):	66.1% (12/31/2012)
Loan Term (Original):		60 months		Current Occupancy (As of):	68.5% (9/30/2013)
Seasoning:		0 months
Amortization Term (Original):		360 months		Underwriting and Financial Information:
Loan Amortization Type:		Interest-only, Amortizing Balloon		3rd Most Recent NOI (As of):	$2,484,586 (12/31/2011)
Interest Accrual Method:		Actual/360		2nd Most Recent NOI (As of):	$3,141,644 (12/31/2012)
Call Protection:		L(24),D or GRTR 1% or YM(32),O(4)		Most Recent NOI (As of):	$4,754,720 (TTM 9/30/2013)
Lockbox Type(1):		Soft/Springing Cash Management		U/W Revenues:	$13,066,298
Additional Debt:		None
Additional Debt Type:		NAP		U/W Expenses:	$8,344,470
				U/W NOI:	$4,721,828
				U/W NCF:	$4,199,176
				U/W NOI DSCR:	2.05x
Escrows and Reserves(2):				U/W NCF DSCR:	1.83x
				U/W NOI Debt Yield:	12.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	11.0%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$57,100,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date(3):	Various
FF&E Reserve	$0	$43,555	NAP	Cut-off Date LTV Ratio:	66.8%
Deferred Maintenance	$402,029	NAP	NAP	LTV Ratio at Maturity or ARD:	62.3%

(1)	See “Lockbox and Cash Management” section.
(2)	See “Escrows” section.
(3)	See “Appraisal” section.

The Mortgage Loan.  The mortgage loan (the “Starwood/Schulte Hotel Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a portfolio comprised of four hotels, including a Fairfield Inn located in Atlanta, Georgia, a Holiday Inn located in Green Bay, Wisconsin, a SpringHill Suites located in Moosic, Pennsylvania and a Residence Inn located in Salisbury, Maryland (the “Starwood/Schulte Hotel Portfolio Properties”).  The Starwood/Schulte Hotel Portfolio Mortgage Loan was originated on November 21, 2013 by The Royal Bank of Scotland. The Starwood/Schulte Hotel Portfolio Mortgage Loan had an original principal balance of $38,150,000, has an outstanding principal balance as of the Cut-off Date of $38,150,000 and accrues interest at an interest rate of 4.429% per annum. The Starwood/Schulte Hotel Portfolio Mortgage Loan had an initial term of 60 months, has a remaining term of 60 months as of the Cut-off Date and requires interest-only payments for the first 12 months following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule.  The Starwood/Schulte Hotel Portfolio Mortgage Loan matures on December 1, 2018.

Following the lockout period, the Starwood/Schulte Hotel Portfolio borrower has the right to either (i) defease the Starwood/Schulte Hotel Portfolio Mortgage Loan in whole, or in part, or (ii) prepay the loan, in whole or in part, provided that such payment is accompanied by the applicable yield maintenance premium. In addition, the Starwood/Schulte Hotel Portfolio Mortgage Loan is prepayable without penalty on or after September 1, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD/SCHULTE HOTEL PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$38,150,000	100.0%	Reserves	$402,029	1.1%
			Closing costs	536,849	1.4
			Return of equity(1)	$37,211,122	97.5
Total Sources	$38,150,000	100.0%	Total Uses	$38,150,000	100.0%

(1)
The proceeds from the Starwood/Schulte Hotel Portfolio Mortgage Loan were used to recapitalize the sponsor's investment in the Starwood/Schulte Hotel Portfolio Properties.  The Starwood/Schulte Hotel Portfolio Properties were unencumbered as the sponsor purchased the Starwood/Schulte Hotel Portfolio Properties with all cash for approximately $47.8 million.

The Properties.  The Starwood/Schulte Hotel Portfolio Properties are comprised of the fee interests in two limited service hotels located in Georgia and Pennsylvania, one extended-stay hotel in Maryland and one full service hotel located in Wisconsin. The Starwood/Schulte Hotel Portfolio Properties comprise a total of 460 rooms.

The following table presents certain information relating to the Starwood/Schulte Hotel Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Rooms	Cut-off Date Balance Per Room	Year Built/ Renovated	Appraised Value
Fairfield Inn Atlanta – Atlanta, GA	$12,100,500	31.7%	156	$77,564	1915/2013	$18,100,000
Holiday Inn Green Bay – Green Bay, WI	$10,000,000	26.2%	118	$84,746	2007/2013	$15,000,000
SpringHill Suites Scranton – Moosic, PA	$8,700,000	22.8%	102	$85,294	2012/NAP	$13,000,000
Residence Inn Salisbury – Salisbury, MD	$7,350,000	19.3%	84	$87,500	2007/2013	$11,000,000
Total/Weighted Average	$38,150,000	100.0%	460	$82,935		$57,100,000

Fairfield Inn Atlanta (31.7% of Portfolio Cut-off Date Principal Balance)

Fairfield Inn Atlanta is a 156-room, limited service, all-suite hotel located in Atlanta, Georgia. The 16-story hotel was built in 1915 and renovated in 2009. The property sits on a 0.2-acre site situated on Peachtree Street in downtown Atlanta and includes a fitness center, a breakfast and lounge area, approximately 4,100 square feet of meeting space, a business center and a sundry shop. The property contains 71 king guestrooms, 42 double guestrooms, 33 king suites and 10 double suites. The Fairfield Inn Atlanta property was purchased in 2011 and developed into a Comfort Suites before being subsequently renovated and rebranded into a Fairfield Inn & Suites in 2012. The Fairfield Inn Atlanta property is currently undergoing a property improvement plan (“PIP”) estimated at $275,000 and the franchise agreement for Fairfield Inn Atlanta expires on April 19, 2037.

Holiday Inn Green Bay (26.2% of Portfolio Cut-off Date Principal Balance)

Holiday Inn Green Bay is a 118-room, full service hotel located in Green Bay, Wisconsin. The three-story hotel was developed and opened in 2007. The Holiday Inn Green Bay property sits on a 2.4-acre site and is located one mile south of Lambeau Field, home of the Green Bay Packers, and includes a full-service restaurant and lounge, an indoor pool and whirlpool, fitness center, business center and meeting and banquet facilities totaling over 1,400 square feet of area. The Holiday Inn Green Bay property contains 31 studio king rooms, 23 king executive suites, 58 double queen rooms and 6 double queen executive suites. The Holiday Inn Green Bay property provides a complimentary shuttle to and from the Austin Straubel Airport, which is located less than three and a half miles northwest of the Holiday Inn Green Bay Property. The Holiday Inn Green Bay property was acquired by the sponsor in 2013 and is currently undergoing completing a PIP estimated at $315,000.  The franchise agreement for Holiday Inn Green Bay expires on July 10, 2028.

SpringHill Suites Scranton (22.8% of Portfolio Cut-off Date Principal Balance)

SpringHill Suites Scranton is a 102-room, limited service hotel located in Moosic, Pennsylvania. The four-story hotel was developed and opened in 2012. The SpringHill Suites Scranton property sits on a 2.0-acre site and includes a sundry shop with convenience items, lobby lounge, an indoor pool, exercise room, and business center. The SpringHill Suites Scranton property contains 66 double queen suites and 36 king suites. The SpringHill Suites Scranton was purchased by the sponsor in 2012 and is located less than four and a half miles northeast of the Wilkes-Barre/Scranton International Airport.  The SpringHill Suites Scranton property also offers a complimentary shuttle service to and from the airport.  The franchise agreement for Springhill Suites Scranton expires on June 10, 2032.

Residence Inn Salisbury (19.3% of Portfolio Cut-off Date Principal Balance)

Residence Inn Salisbury is an 84-room, extended stay hotel located in Salisbury, Maryland. The three-story hotel was developed and opened in 2007. The property sits on a 2.5-acre site on the west side of Route 13 (Ocean Highway), just north of its intersection with Route 50 (Salisbury Bypass) and includes a sundry shop, breakfast room, fitness center, swimming pool, business center and 500 square feet of meeting space. The Residence Inn Salisbury property contains 38 studio rooms, 38 one bedroom suites and eight two bedroom suites. The Residence Inn Salisbury Property was purchased by the sponsor in 2013 and is currently undergoing a PIP estimated at $550,000.  The franchise agreement for Residence Inn Salisbury expires on April 2, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD/SCHULTE HOTEL PORTFOLIO

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Starwood/Schulte Hotel Portfolio Properties:

Cash Flow Analysis
	2011(1)	2012(1)	TTM 9/30/2013	U/W	U/W $ per Room
Average Annual Room Count	358	358	460	460
Occupancy	64.4%	66.1%	68.5%	68.5%
ADR	$97.62	$103.33	$104.18	$104.18
RevPAR	$62.67	$67.91	$71.10	$71.10

Total Revenue	$8,610,055	$9,650,366	$13,066,456	$13,066,298	$28,405
Total Department Expenses	2,326,147	2,696,272	3,392,334	3,179,735	6,912
Gross Operating Profit	$6,283,908	$6,954,094	$9,674,122	$9,886,563	$21,493

Total Undistributed Expenses	3,348,836	3,526,638	4,482,489	4,532,914	9,854
Profit Before Fixed Charges	$2,935,072	$3,427,456	$5,191,633	$5,353,649	$11,638

Total Fixed Charges	450,486	285,812	436,913	631,821	1,374
Net Operating Income	$2,484,586	$3,141,644	$4,754,720	$4,721,828	$10,265

FF&E	0	0	0	522,652	1,136
Net Cash Flow	$2,484,586	$3,141,644	$4,754,720	$4,199,176	$9,129

NOI DSCR	1.08x	1.37x	2.07x	2.05x
NCF DSCR	1.08x	1.37x	2.07x	1.83x
NOI DY	6.5%	8.2%	12.5%	12.4%
NCF DY	6.5%	8.2%	12.5%	11.0%

(1)
The historical cash flows in 2011 and 2012 reflect only the operations of Fairfield Inn Atlanta, Holiday Inn Green Bay and Residence Inn Salisbury, as the SpringHill Suites Scranton was open for business for only the trailing 12-month period ending September 30, 2013.

Appraisal.  According to the related appraisals performed from October 1, 2013 to October 16, 2013 the Starwood/Schulte Hotel Portfolio Properties had an aggregate “as-is” appraised value of $57,100,000.

Environmental Matters.  According to the Phase I environmental site assessments dated from October 11, 2013 to October 15, 2013, there was no evidence of any recognized environmental conditions, but the development and implementation of an Asbestos Operations and Maintenance (O&M) Plan is recommended for the Fairfield Inn Atlanta property.

Market Overview and Competition.  The Starwood/Schulte Hotel Portfolio Properties are located in Georgia, Wisconsin, Pennsylvania and Maryland and comprise a total of 460 rooms.

Fairfield Inn Atlanta

The Fairfield Inn Atlanta property is located in Atlanta, Georgia at the southeast corner of Peachtree Street SW and Alabama Street, adjacent to the Underground Atlanta retail center in downtown Atlanta. The Fairfield Inn Atlanta property is approximately five blocks west of the intersection of Interstate 75 and Interstate 85. This submarket is dominated by federal office buildings and the Fairfield Inn Atlanta property is positioned approximately two blocks west of Georgia State University and one quarter mile of the State Capitol and the Georgia Dome. Downtown Atlanta benefits from the proximity of Georgia State University and the Georgia Institute of Technology, as well as entertainment facilities including the Phillips Arena and the Fox Theater. The Hartsfield-Jackson Atlanta International Airport is the largest employer in the state of Georgia, which is located approximately 10 miles from the Fairfield Inn Atlanta property.

The following table presents certain information relating to the Fairfield Inn Atlanta's competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR
(Fairfield Inn Atlanta)(1)

	Competitive Set			Fairfield Inn Atlanta			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
9/30/2013 TTM	62.9%	$127.11	$79.94	63.6%	$115.26	$73.28	101.1%	90.7%	91.7%
9/30/2012 TTM	62.4%	$119.91	$74.81	48.9%	$103.52	$50.64	78.4%	86.3%	67.7%
9/30/2011 TTM	63.0%	$117.09	$73.77	47.4%	$101.93	$48.29	75.2%	87.0%	65.5%

(1)
Information obtained from a third party hospitality report dated October 17, 2013. According to the third party research report, the competitive set includes the following hotels: Hyatt Place Atlanta Downtown, Holiday Inn Express & Suites Atlanta Downtown, Holiday Inn Atlanta Downtown Centennial Park, Hampton Inn & Suites Atlanta Downtown and Courtyard Atlanta Downtown.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD/SCHULTE HOTEL PORTFOLIO

Holiday Inn Green Bay

The Holiday Inn Green Bay property is located in Green Bay, Wisconsin, east of State Highway 41 along the east side of Ramada Way in the southwestern portion of the City of Green Bay. Lambeau Field is located one mile north of the Holiday Inn Green Bay property and the Denis J. Murphy Army Reserve is located one-quarter mile south of the Holiday Inn Green Bay property. The Austin Straubel International Airport is located approximately one mile west of the Holiday Inn Green Bay property. Demand is mainly driven by corporate revenues from organizations headquartered in Green Bay such as Humana Inc. and Oneida Tribe of Wisconsin. State and Local governments are the primary employment engine as the Green Bay area supports nearly 20,000 government officials, the largest component of the labor force.

The following table presents certain information relating to the Holiday Inn Green Bay's competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR
(Holiday Inn Green Bay)(1)

	Competitive Set			Holiday Inn Green Bay			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
9/30/2013 TTM	59.1%	$98.97	$58.54	68.8%	$104.71	$72.07	116.4%	105.8%	123.1%
9/30/2012 TTM	66.6%	$95.51	$63.60	72.6%	$108.55	$78.77	109.0%	113.7%	123.9%
9/30/2011 TTM	66.9%	$86.10	$57.60	72.7%	$97.22	$70.70	108.7%	112.9%	122.8%

(1)
Information obtained from a third party hospitality report dated October 17, 2013. According to the third party research report, the competitive set includes the following hotels: Ramada Plaza Green Bay, Fairfield Inn Green Bay Southwest, Hampton Inn Green Bay, Hilton Garden Inn Green Bay, Springhill Suites Green Bay and Holiday Inn Express & Suites Green Bay East.

SpringHill Suites Scranton

The SpringHill Suites Scranton property is located in Moosic, Pennsylvania at the intersection of Radcliffe Drive and Barrett Drive. The SpringHill Suites Scranton property is located less than a mile and a half east of US Route 11 and one half mile east of Interstate 81. The SpringHill Suites Scranton property benefits from local demand generators including Glenmaura National Boulevard, PNC Field, Montage Mountain Ski Resort and the Scranton-Wilkes-Barre International Airport is located less than three miles southwest of the SpringHill Suites Scranton property. Additionally, the Mohegan Sun Casino and Racetrack at Pocono Downs is a major source of tourism.

The following table presents certain information relating to the SpringHill Suites Scranton’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR
(SpringHill Suites Scranton)(1)

	Competitive Set			SpringHill Suites Scranton(2)			Penetration Factor(2)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
9/30/2013 TTM	71.5%	$110.20	$78.83	63.2%	$100.39	$63.46	88.4%	91.1%	80.5%
9/30/2012 TTM	72.8%	$108.15	$78.68	NAV	NAV	NAV	NAV	NAV	NAV
9/30/2011 TTM	74.3%	$103.24	$76.69	NAV	NAV	NAV	NAV	NAV	NAV

(1)
Information obtained from a third party hospitality report dated October 17, 2013. According to the third party research report, the competitive set includes the following hotels: Hampton Inn Scranton @ Montage Mountain, Courtyard Scranton Wilkes Barre, Hilton Scranton & Conference Center and Holiday Inn Express & Suites Dickson City Scranton.

(2)
Occupancy, ADR and RevPAR statistics for the SpringHill Suites Scranton property are not available for the trailing 12-month periods ending September 30, 2011 and September 30, 2012 as the property opened for operations in 2012.

Residence Inn Salisbury

The Residence Inn Salisbury property is located in Salisbury, Maryland, on the west side of Route 13, just north of its intersection with Route 50. Major demand generators in the area include Salisbury State University, University of Maryland Eastern Shore, McCready Hospital, Peninsula Regional Medical Center and Atlantic General Hospital which are also major employers within the area. The Centre at Salisbury is adjacent to the Residence Inn Salisbury property, which serves as the largest retail center on Maryland's Eastern Shore. During the summer months, tourist demand increases significantly as a result of nearby coastal resort towns such as Rehoboth Beach, Delaware and Ocean City, Maryland.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD/SCHULTE HOTEL PORTFOLIO

The following table presents certain information relating to the Residence Inn Salisbury's competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR
(Residence Inn Salisbury)(1)

	Competitive Set			Residence Inn Salisbury			Penetration Factor(2)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
9/30/2013 TTM	55.4%	$97.71	$54.12	78.7%	$95.94	$75.54	142.1%	98.2%	139.6%
9/30/2012 TTM	51.2%	$98.15	$50.30	71.9%	$95.88	$68.94	140.3%	97.7%	137.1%
9/30/2011 TTM	51.0%	$90.45	$46.12	69.8%	$92.81	$64.82	137.0%	102.6%	140.6%

(1)
Information obtained from a third party hospitality report dated October 17, 2013. According to the third party research report, the competitive set includes the following hotels: Holiday Inn Downtown Salisbury Area, Hampton Inn Salisbury, Country Inn & Suites Salisbury, Courtyard Salisbury and Hampton Inn & Suites Fruitland Salisbury.

(2)	The Residence Inn Salisbury property benefits from being the only extended stay asset in the market.

The Borrowers.  The borrowing entities are comprised of Hotel Atlanta, L.P., Hotel Green Bay, L.P., Hotel Salisbury Centre, L.P. and Hotel Scranton II, L.P. (collectively, the “Starwood/Schulte Hotel Portfolio Borrower”). Each of the entities comprising the Starwood/Schulte Hotel Portfolio Borrower is a single purpose entity and has a single purpose general partner and one independent director. Legal counsel to the Starwood/Schulte Hotel Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Starwood/Schulte Hotel Portfolio Mortgage Loan. SHG SCG Ventures, L.P. is the guarantor of certain nonrecourse carveouts under the Starwood/Schulte Hotel Portfolio Mortgage Loan. Starwood Distressed Opportunity Fund IX-I-O.S., L.P. and Starwood Distressed Opportunity Fund IX Global, L.P. are the guarantors for certain completion obligations in connection with the PIPs.

The Sponsors.  The sponsor is a joint venture between Starwood Capital Group and Schulte Hospitality Group which also serves as the non-recourse carveout guarantor in the transaction and represents a joint venture between Starwood Capital Group (“SCG”) (95%) and Schulte Hospitality Group (5%).  SCG is a privately held global investment firm that manages assets across virtually all real estate asset classes and levels of capital structure. SCG has completed over 500 real estate transactions representing billions of assets as well as sponsoring 12 co-mingled opportunistic funds. Schulte Hospitality Group, is a full service hospitality company with experience in all facets of the hospitality industry, and its current portfolio consists of 17 hotels under management located in Kentucky, Indiana, Illinois, Ohio and Iowa.

Escrows. The loan documents provide for an upfront escrow at closing in the amount of $402,029 for deferred maintenance.  The loan documents also require monthly deposits of $43,555 for FF&E. The loan documents do not require ongoing escrows for real estate taxes or insurance so long as the manager pays all taxes and  insurance premiums directly before delinquency.

Lockbox and Cash Management.  The Starwood/Schulte Hotel Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place. All revenues payable are deposited into an account controlled by the property manager. After application of operating expenses and other items provided for in the respective management agreements, the property manager shall deposit the remaining amount into the lender-controlled lockbox.  All funds on deposit in the lockbox account are swept on a daily basis into an account designated by the Starwood/Schulte Hotel Portfolio Borrower unless a Trigger Period (as defined below) is in effect, in which case funds are swept to a cash management account under the control of the lender.

A “Trigger Period” will commence: (i) upon the occurrence and continuance of an event of default under the Starwood/Schulte Hotel Portfolio Mortgage Loan; and (ii) if, as of the last day of any calendar quarter during the Starwood/Schulte Hotel Portfolio Mortgage Loan term, the amortizing debt service coverage ratio is less than 1.10x.

Property Management.  The Starwood/Schulte Hotel Portfolio Properties are managed by an affiliate of the borrower.

Assumption.  The Starwood/Schulte Hotel Portfolio Borrower has the right to transfer the Starwood/Schulte Hotel Portfolio Properties, with the consent of the lender, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing; (ii) evidence satisfactory to the lender has been provided showing that the transferee borrower complies with the special purpose entity provisions of the loan documents; and (iii) the lender receives written confirmation from DBRS, Fitch and Moody’s that the assumption will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2013-C18 Certificates.

Partial Release.  Following the second anniversary of the issuance of the Series 2013-C18 Certificates, the Starwood/Schulte Hotel Portfolio Borrower may obtain the release of an individual property from the lien of mortgage provided that such property upon the satisfaction of certain conditions including without limitation: (i) no event of default has occurred or is continuing at the time that the release occurs; (ii) the property to be released must be the subject of sale to a bona fide third party purchaser; (iii) if applicable, the borrower must make a payment of principal in an amount such that the loan-to-value ratio is no more than 125%; (iv) receipt of confirmation that the partial release will not result in any ratings of Series 2013-C18 Certificates being downgraded, qualified or withdrawn by DBRS, Fitch and Moody’s; (v) the net cash flow DSCR following the release is no less than the net cash flow DSCR immediately prior to the release; and (vi) the borrower shall either defease or make a payment of the Release Amount (as defined below) for the related property together with the yield maintenance premium.

A “Release Amount” shall mean the allocated loan amount for such individual property being released multiplied by 115%.  In the case of the Fairfield Inn Atlanta Property, the release amount is 120% of its allocated loan amount.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD/SCHULTE HOTEL PORTFOLIO

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy maintained by the Starwood/Schulte Hotel Portfolio Borrower provide coverage for damage from terrorism in an amount equal to the full replacement cost of the Starwood/Schulte Hotel Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – Cedar Rapids Office Portfolio

Loan Information				Property Information
Mortgage Loan Seller:		Basis Real Estate Capital II, LLC		Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/Fitch/Moody's):		NR/NR/NR		Property Type:	Office
Original Principal Balance:		$25,000,000		Specific Property Type:	CBD
Cut-off Date Principal Balance:		$25,000,000		Location:	Cedar Rapids, IA
% of Initial Pool Balance:		2.4%		Size:	227,195 SF
Loan Purpose:		Refinance		Cut-off Date Principal Balance Per SF:	$110.04
Borrower Names:		Second Succession, LLC; Second Progression, LLC		Year Built/Renovated:	Various – See Table
Sponsors:		Jacob Danial and Lisa Roscoe		Title Vesting:	Fee/Leasehold
Mortgage Rate:		5.760%		Property Manager:	LOM Properties, LLC
Note Date:		December 6, 2013		3rd Most Recent Occupancy(2):	NAV
Anticipated Repayment Date:		NAP		2nd Most Recent Occupancy(3):	82.1% (12/31/2011)
Maturity Date:		January 1, 2024		Most Recent Occupancy(3):	92.8% (12/31/2012)
IO Period:		None		Current Occupancy (As of)(4):	94.6% (10/16/2013)
Loan Term (Original):		121 months
Seasoning:		0 months		Underwriting and Financial Information:
Amortization Term (Original):		300 months
Loan Amortization Type:		Interest Only, Amortizing Balloon		3rd Most Recent NOI(3):	$1,953,309 (12/31/2011)
Interest Accrual Method:		Actual/360		2nd Most Recent NOI(3):	$2,434,392 (12/31/2012)
Call Protection:		L(24),D(96),O(1)		Most Recent NOI(5):	$3,220,893 (Various)
Lockbox Type:		Hard/Springing Cash Management
Additional Debt:		None
Additional Debt Type:		NAP
				U/W Revenues:	$4,249,281
				U/W Expenses:	$1,425,660
Escrows and Reserves(1):				U/W NOI:	$2,823,621
				U/W NCF:	$2,443,913
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR:	1.49x
Taxes	$201,453	$40,291	NAP	U/W NCF DSCR:	1.29x
Insurance	$20,842	$6,947	NAP	U/W NOI Debt Yield:	11.3%
Replacement Reserves	$0	$3,787	NAP	U/W NCF Debt Yield:	9.8%
TI/LC Reserve	$0	$29,761	$700,000	As-Is Appraised Value:	$36,150,000
Rockwell Collins Reserve	$86,551	$0	NAP	As-Is Appraisal Valuation Date:	September 13, 2013
Deferred Maintenance	$4,125	$0	NAP	Cut-off Date LTV Ratio:	69.2%
Morgan Stanley Unpaid TI Allowance	$141,300	$0	NAP	LTV Ratio at Maturity or ARD:	53.1%

(1)	See “Escrows” section.
(2)
Historical occupancy as of 12/31/10 is not available because the Town Center Office property was undergoing major renovations related to 2008 flood damage, and the 600 Third Avenue property was not yet built.

(3)
The 2nd Most Recent Occupancy (12/31/2011), the Most Recent Occupancy (12/31/2012), the 2nd Most Recent NOI (12/31/2012) and the 3rd Most Recent NOI (12/31/2011) do not include the 600 Third Avenue property, which was not completed until late 2012.

(4)	Current occupancy includes one 3,000 square foot tenant, Citidal Partners, who has signed a lease and is expected to take occupancy in early January 2014.
(5)	Most Recent NOI is based on trailing 12 months as of September 2013 for the Town Center Office property and seven months annualized (March 2013 to September 2013) for the 600 Third Avenue property.

The Mortgage Loan.  The mortgage loan (the “Cedar Rapids Office Portfolio Mortgage Loan”) is evidenced by one promissory note that is secured by a first mortgage encumbering a portfolio comprised of a five-story office building and a three-story office building in Cedar Rapids, Iowa (the “Cedar Rapids Office Portfolio Properties”). The Cedar Rapids Office Portfolio Mortgage Loan was originated on December 6, 2013 by Basis Real Estate Capital II, LLC. The Cedar Rapids Office Portfolio Mortgage Loan had an original principal balance of $25,000,000, has an outstanding principal balance as of the Cut-off Date of $25,000,000 and accrues interest at an interest rate of 5.760% per annum. The Cedar Rapids Office Portfolio Mortgage Loan had an initial term of 121 months, has a remaining term of 121 months as of the Cut-off Date and requires payments of principal and interest based on a 25-year amortization schedule through the maturity date.  The Cedar Rapids Office Portfolio Mortgage Loan matures on January 1, 2024.

Following the lockout period, the borrower has the right to defease the Cedar Rapids Office Portfolio Mortgage Loan in whole, but not in part, on any date before December 1, 2023.  In addition, the Cedar Rapids Office Portfolio Mortgage Loan is prepayable without penalty on or after December 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CEDAR RAPIDS OFFICE PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$25,000,000	100.0%	Loan payoff	$23,204,826	92.8%
			Outstanding leasing commissions	493,974	2.0
			Reserves	454,271	1.8
			Closing costs	600,020	2.4
			Return of equity capital	246,909	1.0
Total Sources	$25,000,000	100.0%	Total Uses	$25,000,000	100.0%

The Properties.  The Cedar Rapids Office Portfolio Properties are comprised of two class A office buildings located in downtown Cedar Rapids, Iowa. The Town Center Office property is a five-story office building consisting of 186,186 net rentable square feet on 1.7 acres. The Town Center Office property includes a four-story, 350-space parking garage (parking ratio of 1.88 to 1,000 net rentable square feet) and access to the downtown skywalk which provides pedestrian access to some of the other downtown office buildings. The Town Center Office property was built in three phases in 1913, 1965 and 1991. The borrower purchased the Town Center Office property in 2009 and spent approximately $7.8 million ($42 per square foot) in capital improvements from 2009 to 2012 as part of a major renovation. The Town Center Office property was 95.4% leased to 11 tenants as of October 16, 2013.  The 600 Third Avenue building consists of one, three-story office building consisting of 41,009 net rentable square feet and 53 parking spaces (parking ratio of 1.29 to 1,000 net rentable square feet) on a 1.0 acre parcel. Approximately 60 new parking spaces at the 600 Third Avenue property are currently under construction. The sponsor completed construction of the 600 Third Avenue property in late 2012 at a total cost of approximately $13.3 million and leased the property up to 91.4% of the net rentable area as of October 16, 2013.

The following table presents certain information relating to the Cedar Rapids Office Portfolio Properties:

Property Name	Location	Allocated Cut- off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	As-Is Appraised Value
Town Center Office	Cedar Rapids, Iowa	$19,150,000	76.6%	95.4%	1913/2011	186,186	$28,000,000
600 Third Avenue	Cedar Rapids, Iowa	$5,850,000	23.4%	91.4%(1)	2012/NAP	41,009	$8,150,000
Total/Weighted Average		$25,000,000	100.0%	94.6%		227,195	$36,150,000

(1)
One tenant at the 600 Third Avenue property, Citidal Partners, representing 3,000 square feet (1.3% of the portfolio’s total square footage) has signed its lease but is not expected to take occupancy until early January, 2014.

The following table presents certain information relating to the tenancies at the Cedar Rapids Office Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P) (1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Rockwell Collins	A/A2/A	73,139	32.2%	$11.37(2)	$831,555(2)	30.0%	4/30/2017
Shive Hattery	NR/NR/NR	23,067	10.2%	$9.40	$216,830	7.8%	8/31/2015
McGladrey	NR/NR/NR	21,246	9.4%	$14.00	$297,444	10.7%	10/31/2015
Bankers Trust	NR/NR/NR	19,006	8.4%	$13.90	$264,273	9.5%	12/31/2016
Wellmark	NR/NR/A+	13,610	6.0%	$16.95	$230,690	8.3%	4/11/2017
Total Major Tenants		150,068	66.1%	$12.27	$1,840,791	66.5%

Non-Major Tenants		64,968	28.6%	$14.26	$926,480	33.5%

Occupied Collateral Total		215,036	94.6%	$12.87	$2,767,271	100.0%

Vacant Space		12,159	5.4%

Collateral Total		227,195	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Rockwell Collin’s rent starts at $12.95 per square foot on December 1, 2013, decreases to $10.25 per square foot on May 1, 2014 and goes back up to $12.95 per square foot on May 1, 2016. The blended average rent of $11.37 per square foot has been underwritten, and is less than the current in-place rent and the appraiser’s market rent estimate for this space of $14.00 per square foot.

(3)	Occupied Collateral Total includes one 3,000 square foot tenant, Citidal Partners, who has signed a lease and is expected to take occupancy in early January, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CEDAR RAPIDS OFFICE PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Cedar Rapids Office Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	3	46,413	20.4%	46,413	20.4%	$541,469	$11.67
2016	2	20,436	9.0%	66,849	29.4%	$285,147	$13.95
2017	3	99,165	43.6%	166,014	73.1%	$1,303,934	$13.15
2018	2	8,521	3.8%	174,535	76.8%	$98,410	$11.55
2019	2	11,512	5.1%	186,047	81.9%	$129,334	$11.23
2020	2	14,116	6.2%	200,163	88.1%	$202,573	$14.35
2021	1	1,373	0.6%	201,536	88.7%	$31,579	$23.00
2022	0	0	0.0%	201,536	88.7%	$0	$0.00
2023	0	0	0.0%	201,536	88.7%	$0	$0.00
Thereafter	1	13,500	5.9%	215,036	94.6%	$174,825	$12.95
Vacant	0	12,159	5.4%	227,195	100.0%	$0	$0.00
Total/Weighted Average	16	227,195	100.0%			$2,767,271	$12.87

(1)	Information obtained from the underwritten rent roll.
(2)
Certain non-major tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	The Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Cedar Rapids Office Portfolio Properties:

Historical Occupancy

12/31/2010(1)	12/31/2011(2)	12/31/2012	10/16/2013(3)
NAV	82.1%	92.8%	94.6%

(1)
Historical occupancy as of 12/31/10 is not available because the Town Center Office property was undergoing major renovations related to 2008 flood damage, and the 600 Third Avenue property was not yet built.

(2)	Historical occupancy as of 12/31/2011 and as of 12/31/2012 does not include the square footage associated with the 600 Third Avenue property as it was built in late 2012.
(3)	Occupancy as of 10/16/2013 includes a 3,000 square foot tenant at the 600 Third Avenue property, Citidal Partners, which has signed a lease and is expected to take occupancy in early January 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CEDAR RAPIDS OFFICE PORTFOLIO

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and underwritten Net Cash Flow at the Cedar Rapids Office Portfolio Properties:

Cash Flow Analysis(1)

	2011	2012	In Place (9/30/13)(2)	U/W	U/W $ per SF
Base Rent	$1,834,722	$2,334,480	$3,025,039	$2,767,271	$12.18
Grossed Up Vacant Space	0	0	0	183,396	0.81
Parking Income	197,775	196,685	243,360	335,760	1.48
Other Income	263	1,579	0	0	0.00
Total Reimbursables	869,324	881,253	1,032,959	1,307,390	5.75
Less Vacancy & Credit Loss	0	0	0	(344,536)(3)	(1.52)
Effective Gross Income	$2,902,085	$3,413,996	$4,301,358	$4,249,281	$18.70

Total Operating Expenses	$948,776	$979,604	$1,080,465	$1,425,660	$6.28

Net Operating Income	$1,953,309	$2,434,392	$3,220,893	$2,823,621	$12.42
TI/LC	0	0	0	334,268	1.47
Capital Expenditures	0	0	0	45,439	0.20
Net Cash Flow	$1,953,309	$2,434,392	$3,220,893	$2,443,913	$9.28

NOI DSCR	1.04x	1.27x	1.71x	1.50x
NCF DSCR	1.04x	1.27x	1.71x	1.30x
NOI DY	7.8%	9.6%	12.9%	11.3%
NCF DY	7.8%	9.6%	12.9%	9.8%

(1)	The Cash Flow Analysis for 2011 and 2012 is based solely on the income and expenses at the Town Center Office property, because the 600 Third Avenue property was not completed until late 2012.
(2)	In Place is based on trailing 12 months as of September 2013 for the Town Center Office property and seven months annualized (March 2013 to September 2013) for the 600 Third Avenue property.
(3)
The underwritten economic vacancy is 7.5%. The Cedar Rapids Office Portfolio Properties were 93.3% physically occupied as of October 16, 2013 and will be 94.6% occupied once a 3,000 square foot tenant at the 600 Third Avenue building takes occupancy, which is expected to occur in early January 2014.

Appraisal.  As of the appraisal valuation date of September 13, the Cedar Rapids Office Portfolio Properties had an “as-is” appraised value of $36,150,000.

Environmental Matters.  According to the Phase I environmental site assessment dated September 20, 2013, suspect asbestos containing materials were identified at the Town Center Office property. These materials were reported to be undamaged and in good condition at the time of assessment and an Asbestos-Containing Materials Operations & Maintenance Plan has been implemented.

According to the Phase I environmental site assessment dated September 20, 2013, there was no evidence of any recognized environmental condition at the 600 Third Avenue property.

Market Overview and Competition.  The Cedar Rapids Office Portfolio Properties are located in downtown Cedar Rapids, Iowa.   Cedar Rapids is the second largest city in Iowa and lies on both banks of the Cedar River. Cedar Rapids is situated 20 miles north of Iowa City (home of the University of Iowa which has approximately 21,974 undergraduate students, 9,091 postgraduate students, and 2,296 academic staff as of the Fall of 2013) and 100 miles east of Des Moines, the state capital and largest city. The population of Cedar Rapids is 126,326 as of 2010 and the population of the metropolitan statistical area is 255,452. The Cedar Rapids Office Portfolio Properties are located in the Eastern Iowa Corridor Office Market. According to a third party research report, the total class A and class B inventory in the one-mile micro-market that comprises the majority of the downtown Cedar Rapids area where the Cedar Rapids Office Portfolio Properties are located is comprised of approximately 4.7 million square feet and has a current vacancy of 7.4% as of fourth quarter-to-date 2013. The total class A inventory is comprised of approximately 830,000 square feet and has a current vacancy of just 4.9% as of fourth quarter-to-date 2013. The Cedar Rapids Office Portfolio Properties are proximate to a number of cultural, business and social amenities in the downtown area, as well as the new convention and events complex/center (connected to a new Doubletree hotel), downtown river front amphitheater, Cedar Rapids Museum of Art, Theatre Cedar Rapids, new Cedar Rapids Public Library, new City Hall, new Federal Courthouse, and new Physicians Clinic of Iowa Medical Pavilion. The Town Center Office property is directly across the street from the Paramount Theatre, which serves as home to Orchestra Iowa, the Cedar Rapids Area Theater Organ Society, and a series of community concerts. The Paramount Theatre is included in the National Register of Historic Places. The new courthouse is located approximately three blocks from the Town Center Office property, which provides an amenity for a law firm (Elderkin and Pirine) at the Town Center Office property. This law firm renewed its lease at the Town Center Office property in July 2012. The new courthouse is located adjacent to the Great American Building which is also one of the premier office buildings in the downtown area. The Cedar Rapids Office Portfolio Properties are located a couple of blocks west (the Town Center Office Property) and a couple of blocks east (the 600 Third Avenue property) from Greene Square Park. The 600 Third Avenue property is located 0.5 miles northwest of the Medical Pavilion, which is an amenity for the subject's Wellmark tenant, and directly across the street from the Century Link building.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CEDAR RAPIDS OFFICE PORTFOLIO

The following table presents certain information relating to comparable office properties to the Cedar Rapids Office Portfolio Properties:

Competitive Set(1)

	Town Center Office (Subject)	600 Third Avenue (Subject)	Great America Building	118 2nd Ave	500 1st Street
Location	Cedar Rapids, IA	Cedar Rapids, IA	Cedar Rapids, IA	Cedar Rapids, IA	Cedar Rapids, IA
Distance from Town Center Office property	--	0.3 miles	0.5 miles	0.2 miles	0.4 miles
Distance from 600 Third Avenue property	0.3 miles	--	0.7 miles	0.7 miles	0.7 miles
Property Type	Office	Office	Office	Office	Office
Year Built/Renovated	1913/2011	2012/NAP	1998/NAP	1923/NAP	1983/NAP
Number of Stories	5	3	8	4	2
Total GLA	186,186 SF	41,009 SF	140,483 SF	82,144 SF	75,000 SF
Total Occupancy	95%	91%	83%	100%	100%

(1)	Information obtained from the underwritten rent roll and appraisal.

The Borrowers.  The borrowers are Second Succession, LLC (the Town Center Office property) and Second Progression, LLC (the 600 Third Avenue property), both Iowa limited liability companies with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Cedar Rapids Office Portfolio Mortgage Loan. Jacob Danial and Lisa Roscoe are the guarantors of certain nonrecourse carveouts under the Cedar Rapids Office Portfolio Mortgage Loan.

The Sponsors. The sponsors for the Cedar Rapids Office Portfolio are Derek Roscoe, Steven Emerson, Jacob Danial and Lisa Roscoe. Derek Roscoe, through Roscoe Holdings, owns and operates over two million square feet of commercial real estate. In addition to the two subject properties, Steven Emerson owns a total of six other office/retail buildings in Cedar Rapids. Mr. Danial’s personal financial statement shows a portfolio of 17 properties located in Texas, Michigan, Kentucky, Florida, Iowa and Canada. Ms. Roscoe owns three commercial properties.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of $201,453 for real estate taxes, $20,842 for insurance, $4,125 for deferred maintenance, $141,300 for unpaid tenant improvement allowance relating to the Morgan Stanley space and $86,551 for the Rockwell Collins Year 1 CAM Reserve (the projected difference between Rockwell Collin’s year one and year two (underwritten) CAM expense at the Town Center Office property).  The loan documents also provide for ongoing monthly escrows in the amount of $40,291 for real estate taxes, $6,947 for insurance, $3,787 for replacement reserves and $29,761 for tenant improvements and leasing commissions, up to a cap of $700,000.

Lockbox and Cash Management.  The Cedar Rapids Office Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place, into which the tenants are directed to pay their rents directly.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the Cedar Rapids Office Portfolio Properties be deposited into the lockbox account within one business day of receipt.  Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower's operating account on a daily basis. During a Cash Management Period, all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under control of the lender.

A “Cash Management Period” will commence upon the earlier of: (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio falling below 1.10x for two consecutive calendar quarters; or (iii) the occurrence of a Rockwell Collins Trigger Event (as defined below).  A Cash Management Period will end: with respect to the matters described in clause (i) above, when such event of default has been cured; with respect to the matters described in clause (ii) above, when a debt service coverage ratio of at least 1.15x has been achieved for two consecutive calendar quarters; or with respect to the matters described in clause (iii) above, when such Rockwell Collins Trigger Event has ended.

A “Rockwell Collins Trigger Event” means the occurrence of any one or more of the following events or date: (i) a bankruptcy action of the Rockwell Collins tenant; (ii) the Rockwell Collins tenant either provides notice of its intent to terminate its lease at the Town Center Office property or actually terminates its lease at the Town Center Office property prior to the stated termination date expressly set forth in its lease; (iii) the Rockwell Collins tenant either provides notice of its intent to cease operations at the Town Center Office property or actually ceases its operations at the Town Center Office property; (iv) the Rockwell Collins tenant defaults (beyond applicable notice and cure periods expressly provided in its lease) in the performance of any of its obligations under the terms of its lease; (v) the Rockwell Collins tenant fails to provide timely notice of its intent to renew and extend its lease prior to the earlier of (x) the time period expressly set forth in the Rockwell Collins Lease and (y) if its lease is silent as to delivery of notice to exercise an extension option, the date that is twelve (12) months prior to the scheduled termination date of its lease.

A Rockwell Collins Trigger Event will end once either the borrower or Sponsors deposit cash or delivers a letter of credit in the amount of $1,560,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CEDAR RAPIDS OFFICE PORTFOLIO

A “Major Lease” is defined as (i) any lease which together with all other leases to the same tenant and to all affiliates of such tenant (A) covers 20,000 square feet or more (inclusive of expansion options)  of the net rentable area of the Cedar Rapids Office Portfolio Properties, in the aggregate, (B) provides for base rent that is less than 95% of the then current market rate for comparable properties, (C) provides for a lease term of more than five years (inclusive of renewal options), (D) is with an affiliate of the borrower and (ii) any instrument guaranteeing or providing credit support for any lease described in (i) above.

Property Management.  The Cedar Rapids Office Portfolio Properties are managed by LOM Properties, LLC, a borrower-affiliated property management firm.

Assumption.  The borrower has the right to transfer the Cedar Rapids Office Portfolio Properties, in whole but not in part, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing, (ii) the proposed transferee, the property manager and management agreement are satisfactory to the lender and applicable rating agencies; and (iii) rating agency confirmation from DBRS, Fitch and Moody's that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C18 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.   The Town Center Office property is encumbered by three ground leases.  All three ground leases are between the borrower, as lessee, and the City of Cedar Rapids (the “City”), as lessor.

The first ground lease dated May 27, 1964 gave the borrower a right of way over property owned by the City and the borrower constructed a parking ramp which permits access to a parking garage located at the Town Center Office property.  The lease expires on October 31, 2033.  Annual rent is $404 per year, which may be adjusted to fair market value every four years in accordance with the formula of the Cedar Rapids City Council.

The second ground lease, dated May 27, 1964 gave a right of way over property owned by the City and the borrower has connected certain skywalks for pedestrian access between buildings located on the Town Center Office property.  The lease expires on October 31, 2033. Annual rent is $1,288 per year, which may be adjusted to fair market value every four years in accordance with the formula of the Cedar Rapids City Council.

The third ground lease dated September 18, 1991 gave a right of way over property owned by the City and the borrower has connected certain skywalks for pedestrian access between buildings located on the Town Center Office property.  The lease expires on September 18, 2041.  Annual rent is $1 with no adjustments.

Recourse. The borrower and Sponsors are recourse for a portion of the loan amount  equal to the lesser of (x) $4,500,000; and (y) the Outstanding Principal Balance, provided however, such recourse liability will be reduced to $3,000,000 upon satisfaction of the following conditions: (i) the borrower delivers written evidence acceptable to the lender in all respects, that Rockwell Collins has exercised its extension option pursuant to the express terms of its lease or the borrower has entered into a new lease acceptable to the lender in its reasonable discretion for the space presently occupied by Rockwell Collins and (ii) as of the date of the Rockwell Collins lease is renewed or a replacement lease is approved, the lender has determined that the trailing 12-month DSCR shall be at least 1.30 to 1.0.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage from terrorism in an amount equal to the full replacement cost of the Cedar Rapids Office Portfolio Properties as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Hudson Mall

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$25,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$25,000,000			Location:	Jersey City, NJ
% of Initial Pool Balance:	2.4%			Size:	282,782 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$88.41
Borrower Name:	Hudson Associates Limited Partnership			Year Built/Renovated:	1966/2000
Sponsor:	Edward M. Snider			Title Vesting:	Fee
Mortgage Rate:	5.070%			Property Manager:	Preit-Rubin, Inc.
Note Date:	November 15, 2013			3rd Most Recent Occupancy:	90.0% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	76.5% (12/31/2011)
Maturity Date:	December 1, 2023			Most Recent Occupancy (As of):	63.9% (12/31/2012)
IO Period:	None			Current Occupancy (As of)(2):	95.7% (11/19/2013)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$2,483,348 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,056,076 (12/31/2012)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$1,907,323 (8/31/2013)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$7,063,359
				U/W Expenses:	$3,837,346
				U/W NOI(3):	$3,226,012
Escrows and Reserves(1):				U/W NCF:	$2,920,364
				U/W NOI DSCR:	1.99x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.80x
Taxes	$248,186	$127,997	NAP	U/W NOI Debt Yield:	12.9%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	11.7%
Replacement Reserves	$0	$5,891	NAP	As-Is Appraised Value:	$47,000,000
TI/LC Reserve	$600,000	$28,000	$600,000	As-Is Appraisal Valuation Date:	October 4, 2013
Environmental Reserve	$304,375	$0	NAP	Cut-off Date LTV Ratio:	53.2%
Rent Concession/TILC Reserve	$2,549,722	$0	NAP	LTV Ratio at Maturity or ARD:	43.8%
Chuck E. Cheese Reserve	$1,710,000	$0	NAP
Staples/Big Lots/Marshalls Reserve	$0	Springing	NAP

(1)	See “Escrows” section.
(2)
Current occupancy includes three tenants (17.7% of the net rentable area and 12.3% of the U/W Base Rent) that have executed leases, but are not in occupancy. One tenant (8.8% of the net rentable area and 5.1% of U/W Base Rent) is expected to open the first quarter of 2014, one tenant (3.8% of the net rentable area and 2.3% of U/W Base Rent) is expected to open the second quarter of 2014 and one tenant (5.0% of the net rentable area and 4.9% of U/W Base Rent) is expected to open by the fourth quarter of 2014. See “Escrows” section for reserves relating to tenants not in occupancy. Excluding these tenants, Current Occupancy is 78.0%. See “Historical Occupancy” section.

(3)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “Hudson Mall Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Jersey City, New Jersey (the “Hudson Mall Property”).  The Hudson Mall Mortgage Loan was originated on November 15, 2013 by Wells Fargo Bank, National Association.  The Hudson Mall Mortgage Loan had an original principal balance of $25,000,000, has an outstanding principal balance as of the Cut-off Date of $25,000,000 and accrues interest at an interest rate of 5.070% per annum.  The Hudson Mall Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The Hudson Mall Mortgage Loan matures on December 1, 2023.

Following the lockout period, the borrower has the right to defease the Hudson Mall Mortgage Loan in whole, but not in part, on any date before September 1, 2023.  In addition, the Hudson Mall Mortgage Loan is prepayable without penalty on or after September 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HUDSON MALL

Sources and Uses

Sources			Uses
Original loan amount	$25,000,000	100.0%	Loan payoff(1)	$14,151,295	56.6%
			Reserves	5,412,283	21.6
			Closing costs	209,405	0.8
			Return of equity	5,227,017	20.9
Total Sources	$25,000,000	100.0%	Total Uses	$25,000,000	100.0%

(1)	The Hudson Mall Property was previously securitized in MSC 2004-T13.

The Property.  The Hudson Mall Property is an anchored retail center containing approximately 282,782 square feet, plus an additional 99,476 square feet of ground leased space located in Jersey City, New Jersey.  Built in 1966, the Hudson Mall Property was enclosed in 1978 and expanded in 1985.  In 2000, existing in-line space was reconfigured to create the Staples and Marshalls anchor spaces.  Currently, the Hudson Mall Property comprises eight buildings and is anchored by Marshalls, Big Lots, Asian Food Market, Staples, Old Navy and Palace Theatre with a Toys R Us outparcel that is subject to a ground lease.  The Hudson Mall Property is situated on a 31.9-acre parcel and provides approximately 1,782 surface parking spaces, resulting in a parking ratio of 6.3 spaces per 1,000 square feet of net rentable area.  As of November 19, 2013, the Hudson Mall Property was 95.7% leased to 46 tenants.

The following table presents certain information relating to the tenancy at the Hudson Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Major Tenants
Marshalls	NR/A3/A	41,853	14.8%	$11.00	$460,383	9.6%	$279	5.9%	1/31/2020
Big Lots(3)	NR/NR/BBB-	30,401	10.8%	$10.00	$304,010	6.3%	NAV	NAV	1/31/2022
Staples	BBB/Baa2/BBB	18,476	6.5%	$15.54	$287,117	6.0%	NAV	NAV	10/31/2021
Pep Boys – Ground Lease	NR/B1/B	0	0.0%	NAP	$283,435	5.9%	NAV	NAV	10/31/2017
Old Navy	BBB-/Baa3/BBB-	18,253	6.5%	$15.00	$273,795	5.7%	$371	4.2%	2/28/2015
Asian Food Market(4)	NR/NR/NR	25,000	8.8%	$9.88	$247,073	5.1%	NAV	NAV	4/30/2023
Chuck E. Cheese(5)	NR/NR/NR	14,060	5.0%	$16.62	$233,677	4.9%	NAV	NAV	11/30/2023
Retro Fitness	NR/NR/NR	14,200	5.0%	$16.00	$227,200	4.7%	NAV	NAV	11/30/2022
Total Major Tenants		162,243	57.4%	$12.53(6)	$2,316,690	48.2%

Non-Major Tenants		108,388	38.3%	$17.51(6)	$2,494,359	51.8%

Occupied Collateral Total		270,631	95.7%(7)	$14.53(6)	$4,811,049	100.0%

Vacant Space		12,151	4.3%

Collateral Total		282,782	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Sales PSF and Occupancy Costs are calculated based on trailing 12-month sales through December 31, 2012. Sales PSF and Occupancy Costs are not available for tenants who have not reported a full year of sales data.

(3)	Big Lots does not begin paying rent until May 2014. A reserve of $126,671 was collected at closing to account for the outstanding free rent.
(4)
Asian Food Market has signed a lease but is not in occupancy and has a 50% monthly rent abatement, capped at $450,000.  The abatement is anticipated to expire in November 2016.  Reserves of $407,124 and $289,520 were collected at closing to account for the outstanding rent abatement and leasing commissions, respectively.

(5)
Chuck E. Cheese has signed a lease but is not in occupancy or paying rent.  A reserve of $903,823 was collected at closing to account for the outstanding leasing commissions and landlord work.  Also, an additional collateral reserve of $1,710,000 was collected at closing and will be held until Chuck E. Cheese is open for business and paying full, unabated rent.  Chuck E. Cheese is expected to be open for business in October 2014.

(6)
Annual U/W Base Rent for ground lease tenants is excluded from the Annual U/W Base Rent PSF calculations.    Ground lease tenant U/W Base rent and expirations are as follows: $353,435 U/W Base Rent expiring in 2017; $128,720 U/W Base Rent expiring in 2018; $112,860 U/W Base Rent expiring in 2020; $284,740 U/W Base Rent expiring after 2023.

(7)
Current occupancy includes three tenants (17.7% of the net rentable area and 12.3% of the U/W Base Rent) that have executed leases, but are not in occupancy. One tenant (8.8% of the net rentable area and 5.1% of U/W Base Rent) is expected to open the first quarter of 2014, one tenant (3.8% of the net rentable area and 2.3% of U/W Base Rent) is expected to open the second quarter of 2014 and one tenant (5.0% of the net rentable area and 4.9% of U/W Base Rent) is expected to open by the fourth quarter of 2014. Excluding these tenants, Current Occupancy is 78.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HUDSON MALL

The following table presents certain information relating to the historical sales at the Hudson Mall Property:

Historical Sales (PSF)(1)

Tenant Name	2011	2012	TTM 9/30/2013
Marshalls	$329	$300	$279
Old Navy	$372	$371	$386

(1)	Historical Sales (PSF) are based on historical statements provided by the borrower.

The following table presents certain information relating to the lease rollover schedule at the Hudson Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)(4)
MTM	1	2,033	0.7%	2,033	0.7%	$24,000	$11.81
2013	0	0	0.0%	2,033	0.7%	$0	$0.00
2014	4	9,255	3.3%	11,288	4.0%	$178,530	$19.29
2015	8	33,622	11.9%	44,910	15.9%	$686,118	$20.41
2016	5	13,645	4.8%	58,555	20.7%	$323,704	$23.72
2017	7	21,928	7.8%	80,483	28.5%	$721,909	$16.80
2018	5	6,779	2.4%	87,262	30.9%	$242,478	$16.78
2019	0	0	0.0%	87,262	30.9%	$0	$0.00
2020	3	43,963	15.5%	131,225	46.4%	$657,643	$12.39
2021	3	19,649	6.9%	150,874	53.4%	$361,752	$18.41
2022	4	68,161	24.1%	219,035	77.5%	$652,055	$9.57
2023	3	40,430	14.3%	259,465	91.8%	$521,850	$12.91
Thereafter	4	11,166	3.9%	270,631	95.7%	$441,010	$14.00
Vacant	0	12,151	4.3%	282,782	100.0%	$0	$0.00
Total/Weighted Average	47	282,782	100.0%			$4,811,049	$14.53

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)
Annual U/W Base Rent for ground lease tenants is excluded from the Annual U/W Base Rent PSF calculations.  Ground lease tenant U/W Base rent and expirations are as follows: $353,435 U/W Base Rent expiring 2017; $128,720 U/W Base Rent expiring 2018; $112,860 U/W Base Rent expiring 2020; $284,740 U/W Base Rent expiring after 2023.

The following table presents historical occupancy percentages at the Hudson Mall Property:

Historical Occupancy

12/31/2010(1)	12/31/2011(1)(2)	12/31/2012(1)(3)	11/19/2013(4)
90.0%	76.5%	63.9%	95.7%

(1)	Information obtained from the borrower.
(2)	The 2011 decline in occupancy is due in part to 6th Avenue Electronics (25,000 square feet) vacating its space.
(3)
The 2012 decline in occupancy is due in part to Staples and Jenuine reducing their space (12,124 and 10,687 square foot reductions, respectively) and New York & Company (10,780 square feet) vacating its space.

(4)
Eight tenants had lease commencement dates in 2013 (87,257 square feet; 30.9% of net rentable area; 23.5% of U/W Base Rent); one tenant has a lease commencement date in 2014 (10,866 square feet; 3.8% of net rentable area; 2.3% of U/W Base Rent).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HUDSON MALL

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Hudson Mall Property:

Cash Flow Analysis

	2011	2012	TTM 8/31/2013	U/W(1)	U/W $ per SF
Base Rent	$3,892,128	$3,631,291	$3,602,812	$4,811,049	$17.01
Grossed Up Vacant Space	0	0	0	439,190	1.55
Percentage Rent	380,571	283,853	275,442	178,222	0.63
Total Reimbursables	1,907,887	1,702,863	1,673,519	1,886,600	6.67
Other Income	262,078	191,237	225,758	187,487	0.66
Less Vacancy & Credit Loss	(367,418)	(50,852)	(65,040)	(439,190)(2)	(1.55)
Effective Gross Income	$6,075,246	$5,758,392	$5,712,491	$7,063,359	$24.98

Total Operating Expenses	$3,591,898	$3,702,316	$3,805,168	$3,837,346	$13.57

Net Operating Income	$2,483,348	$2,056,076	$1,907,323	$3,226,012	$11.41
TI/LC	0	0	0	234,952	0.83
Capital Expenditures	0	0	0	70,696	0.25
Net Cash Flow	$2,483,348	$2,056,076	$1,907,323	$2,920,364	$10.33

NOI DSCR	1.53x	1.27x	1.17x	1.99x
NCF DSCR	1.53x	1.27x	1.17x	1.80x
NOI DY	9.9%	8.2%	7.6%	12.9%
NCF DY	9.9%	8.2%	7.6%	11.7%

(1)
Underwritten NOI is higher than historicals due to nine tenant leases (eight leases with a commencement date in 2013, representing 23.5% of U/W Base Rent; one lease with a commencement date in 2014, representing 2.3% of U/W Base Rent).

(2)	The underwritten economic vacancy is 8.4%. The Hudson Mall Property was 95.7% leased and 86.9% physically occupied as of November 19, 2013.

Appraisal.  As of the appraisal valuation date of October 4, 2013, the Hudson Mall Property had an “as-is” appraised value of $47,000,000.

Environmental Matters.  According to the Phase I Environmental Site Assessment (“ESA”) dated October 8, 2013, recognized environmental conditions and historical recognized environmental conditions were identified.  Three spills occurred on the Hudson Mall Property between 1993 and 1995.  The cases related to the three spills are closed and the ESA recommends no further action.  The ESA identified a separate release in 2013 related to the gas station outparcel and recommends further action based on the outcome of the New Jersey Department of Environmental Protection (“NJDEP”) file review.  In 1999 a release occurred related to the laundry facility at the Hudson Mall Property.  Groundwater and vapor intrusion remediation investigations and actions were performed between 1999 and 2013.  The ESA recommends (i) continued groundwater remediation until the NJDEP approves closure of the issue; and (ii) long-term collection of indoor air samples and either long-term indoor air monitoring or a sub-slab depressurization system.  See “Escrows” for further detail on the additional remediation.

Market Overview and Competition.  The Hudson Mall Property is situated approximately 0.2 miles west of State Route 440, which provides direct access to the Lincoln Highway, New Jersey Turnpike and Interstate 78.  An on-site private shuttle provides direct access from the Hudson Mall Property to several Port Authority Trans-Hudson system stations and the Hudson-Bergen Light Rail System stations.  Jersey City, New Jersey is a port of entry, transportation hub and manufacturing center for the Port of New York and New Jersey and is located across from Lower Manhattan between the Hudson River and Upper New York Bay and the Hackensack River and Newark Bay.

According to the appraisal, the Hudson Mall Property’s trade area encompasses a three mile radius.  As of 2012, the estimated population within a three-mile radius of the Hudson Mall Property was approximately 246,789 and average household income was $67,529.  According to the appraisal, the Hudson Mall Property is located within the Hudson retail submarket, which has an estimated inventory of approximately 2.1 million square feet with a 7.1% vacancy rate as of the second quarter of 2013.  For the Hudson Mall Property, the appraiser concluded an average overall market rent of $15.95 per square foot, triple net.  The appraiser assumed market rent of $13.00 per square foot for anchor and theater space, $15.83 per square foot for in-line space and $20.00 per square foot for outparcels.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HUDSON MALL

The following table presents certain information relating to comparable retail properties for the Hudson Mall Property:

Competitive Set(1)

	Hudson Mall (Subject)	Newport Centre Mall	The Outlet Collection | Jersey Gardens
Location	Jersey City, NJ	Jersey City, NJ	Elizabeth, NJ
Distance from Subject	--	2.0 miles	9.5 miles
Property Type	Anchored Retail	Super Regional Mall	Super Regional Mall
Year Built/Renovated	1966/2000	1987/2005	1999/2013
Anchors	Big Lots, Marshalls, Old Navy, Staples	Sears, JC Penney, Kohl’s, Macy’s	Loews Theatres, Burlington Coat Factory, Forever 21
Total GLA	282,782 SF	1,147,913 SF	1,298,801 SF
Total Occupancy	96%	98%	99%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Hudson Associates Limited Partnership, a single purpose entity. Edward M. Snider, the loan sponsor, is the guarantor of certain nonrecourse carveouts under the Hudson Mall Mortgage Loan.

The Sponsor. The loan sponsor is Edward M. Snider, who is currently the chairman of Comcast-Spectacor.  Comcast-Spectacor is a sports and entertainment firm that operates in 46 of the 50 United States.  Prior to becoming chairman of Comcast-Spectacor, Mr. Snider founded the Philadelphia Flyers National Hockey League franchise and created Spectacor, which merged with Comcast Corporation to create Comcast-Spectacor in 1996.  In 1999, the Hudson Mall Property was the subject of a discounted payoff.

Escrows. The loan documents provide for upfront escrows in the amount of $248,186 for real estate taxes, $600,000 for future tenant improvements and leasing commissions, $2,549,722 for outstanding rent and tenant improvements and leasing commissions associated with tenants not yet in occupancy or paying rent ($644,250 is for outstanding abated rent) and $304,375 for certain environmental testing.  The borrower must engage an environmental consultant to complete the required remediation related to the laundry facility or obtain a “No Further Action Letter” from the NJDEP (see “Environmental Matters” section).  The loan documents also provide for ongoing monthly escrow deposits of $127,997 for real estate taxes and $28,000 for ongoing tenant improvements and leasing commissions (capped at $600,000).  The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the insurance required to be maintained by the borrower is maintained pursuant to one or more blanket policies; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums.

Beginning upon the occurrence of a Termination Event (as defined below), and on each subsequent monthly payment date, the borrower shall deposit an amount equal to one year of base rent for the Specified Tenant (as defined below), divided by the number of months prior to the lease expiration date, which will be used for tenant improvements and leasing commissions relating to the renewal or releasing of the Specified Tenant’s space.

A “Termination Event” shall mean either: (i) the earlier of (a) Staples failing to renew its lease on or before January 31, 2021; (b) Big Lots failing to renew its lease on or before September 30, 2021; and (c) Marshalls failing to renew its lease on or before January 31, 2019; or (ii) the earlier of (a) Staples, Big Lots or Marshalls (“Specified Tenants”) pursues lease termination; and (b) a Specified Tenant provides notice of its intent not to renew its lease.

In addition, the borrower deposited an amount equal to $1,710,000 into an additional collateral reserve account.  These funds will be released to the borrower upon satisfaction of the following conditions: (i) no event of default; (ii) an estoppel stating that Chuck E. Cheese accepted its space; and (iii) Chuck E. Cheese is in place, open for business and paying full unabated rent.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower is required to establish a lender-controlled lockbox account into which the borrower will direct the tenants to deposit all rents directly.  During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled cash flow subaccount.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; and (ii) the net cash flow debt service coverage ratio falling below 1.30x at the end of any calendar month.  A Cash Trap Event Period will expire, with regard to the circumstances in clause (i), upon the cure of such event of default, or, with regard to the circumstances in clause (ii), the net cash flow debt service coverage ratio being equal to or greater than 1.45x for one calendar quarter or 1.40x for two consecutive calendar quarters.

Property Management.  The Hudson Mall Property is managed by Preit-Rubin, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HUDSON MALL

Assumption. The borrower has the two-time right to transfer the Hudson Mall Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C18 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the [“special form”] insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Hudson Mall Property.  The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – HIE at Magnificent Mile

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$23,500,000			Specific Property Type:	Limited Service
Cut-off Date Principal Balance:	$23,500,000			Location:	Chicago, IL
% of Initial Pool Balance:	2.3%			Size:	174 rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room:	$135,057
Borrower Name:	HCP Oxford OBG Cass Property Company, LLC			Year Built/Renovated:	1927/2007
Sponsor:	Oxford Capital Group, LLC			Title Vesting:	Fee
Mortgage Rate:	5.257%			Property Manager:	Self-managed
Note Date:	December 5, 2013			3rd Most Recent Occupancy (As of):	80.6% (12/31/2013)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	81.5% (12/31/2011)
Maturity Date:	January 1, 2024			Most Recent Occupancy (As of):	84.0% (12/31/2012)
IO Period:	25 months			Current Occupancy (As of):	86.1% (9/30/2013)
Loan Term (Original):	121 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$1,789,888 (TTM 12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,321,542(TTM 12/31/2012)
Call Protection:	L(24),D(94),O(2)			Most Recent NOI (As of):	$2,586,252 (TTM 9/30/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$8,365,744
Additional Debt Type(1):	Future Mezzanine			U/W Expenses:	$5,802,168
				U/W NOI:	$2,563,576
				U/W NCF:	$2,228,946
				U/W NOI DSCR:	1.59x
				U/W NCF DSCR:	1.38x
Escrows and Reserves(2):				U/W NOI Debt Yield:	10.9%
				U/W NCF Debt Yield:	9.5%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$36,300,000
Taxes	$173,299	$28,883	NAP	As-Is Appraisal Valuation Date:	November 1, 2013
Insurance	$39,202	$5,600	NAP	Cut-off Date LTV Ratio:	64.7%
FF&E	$27,886	$27,886	NAP	LTV Ratio at Maturity or ARD:	53.4%
Deferred Maintenance	$5,625	$0	NAP
PIP	$390,185	$0	NAP

(1)	See “Subordinate and Mezzanine Indebtedness” section.
(2)	See "Escrows" section.

The Mortgage Loan.  The mortgage loan (the “HIE at Magnificent Mile Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a limited service hotel located in Chicago, Illinois (the “HIE at Magnificent Mile Property”).  The HIE at Magnificent Mile Mortgage Loan was originated on December 5, 2013 by The Royal Bank of Scotland. The HIE at Magnificent Mile Mortgage Loan had an original principal balance of $23,500,000, has an outstanding principal balance as of the Cut-off Date of $23,500,000 and accrues interest at an interest rate of 5.000% per annum.  The HIE at Magnificent Mile Mortgage Loan had an initial term of 121 months, has a remaining term of 121 months as of the Cut-off Date and requires interest-only payments for the first 25 months following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule.  The HIE at Magnificent Mile Mortgage Loan matures on January 1, 2024.

Following the lockout period, the borrower has the right to defease the HIE at Magnificent Mile Mortgage Loan in whole, but not in part, on any date before November 1, 2023.  In addition, the HIE at Magnificent Mile Mortgage Loan is prepayable without penalty on or after November 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HIE AT MAGNIFICENT MILE

Sources and Uses

Sources			Uses
Original loan amount	$23,500,000	100.0%	Loan payoff	$19,698,120	83.8%
			Reserves	636,197	2.7
			Closing costs	318,472	1.4
			Return of equity	2,847,211	12.1
Total Sources	$23,500,000	100.0%	Total Uses	$23,500,000	100.0%

The Property.  The HIE at Magnificent Mile Property is a 174-room, 15-story limited service hotel located in downtown Chicago, Illinois.  The HIE at Magnificent Mile Property was constructed in 1927 as the Hotel Cass, was subsequently renovated and rebranded to a Holiday Inn Express in 2007 and is currently undergoing a $2.2 million property improvement plan (“PIP”).  Amenities at the HIE at Magnificent Mile Property include a business center, a breakfast dining area, vending areas, complimentary high speed internet access, fitness center and valet parking. The management agreement with Oxford OBG Hospitality Management Company-Cass, LLC expires in April, 2016, with no renewal options. The franchise agreement with Holiday Hospitality Franchising, Inc. expires in May 2017 with one, five-year renewal option.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the HIE at Magnificent Mile Property:

Cash Flow Analysis

	2011	2012	TTM 9/30/2013	U/W	U/W $ per Room
Occupancy	81.5%	84.0%	86.1%	84.0%
ADR	$128.60	$141.87	$147.61	$147.61
RevPAR	$104.81	$119.17	$127.09	$123.99

Total Revenue	$7,125,888	$8,164,744	$8,602,202	$8,365,744	$48,079
Total Department Expenses	2,469,324	2,746,054	2,782,941	2,713,865	15,597
Gross Operating Profit	$4,656,564	$5,418,690	$5,819,261	$5,651,879	$32,482

Total Undistributed Expenses	2,526,250	2,750,387	2,813,229	2,689,079	15,454
Profit Before Fixed Charges	$2,130,314	$2,668,303	$3,006,032	$2,962,800	$17,028

Total Fixed Charges	340,426	346,761	419,780	399,224	2,294

Net Operating Income	$1,789,888	$2,321,542	$2,586,252	$2,563,576	$14,733
FF&E	0	0	0	334,630	1,923
Net Cash Flow	$1,789,888	$2,321,542	$2,586,252	$2,228,946	$12,810

NOI DSCR	1.11x	1.44x	1.61x	1.59x
NCF DSCR	1.11x	1.44x	1.61x	1.38x
NOI DY	7.6%	9.9%	11.0%	10.9%
NCF DY	7.6%	9.9%	11.0%	9.5%

Appraisal.  As of the appraisal valuation date of November 1, 2013, the HIE at Magnificent Mile Property had an “as-is” appraised value of $36,300,000.

Environmental Matters.  According to the Phase I environmental site assessment dated November 10, 2013, there was no evidence of any recognized environmental conditions at the HIE at Magnificent Mile Property.

Market Overview and Competition.  The HIE at Magnificent Mile Property is located in downtown Chicago, at the northwest quadrant of the intersection of East Ontario Street and North Wabash Avenue.  The HIE at Magnificent Mile Property is located two blocks west of Michigan Avenue, also referred to as the Magnificent Mile, known for its mixture of upscale department stores, restaurants, high-end retailers and office buildings.  The HIE at Magnificent Mile Property also benefits from Shedd Aquarium, Navy Pier, McCormick Place, Millennium Park, Pritzker Pavilion, the Chicago Children's Museum, as well as two Major League Baseball Teams, the Cubs and White Sox.  The HIE at Magnificent Mile is located less than 20 miles southeast of the O'Hare International Airport, off Interstate 90 and less than 15 miles northeast of Midway Airport, off Interstate 55.  O'Hare International Airport and Midway Airport recorded more than 66.7 million and 19.5 million passengers in 2012, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HIE AT MAGNIFICENT MILE

The following table presents certain information relating to the HIE at Magnificent Mile Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			HIE at Magnificent Mile			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
9/30/2013 TTM	85.2%	$169.89	$144.79	86.4%	$148.35	$128.11	101.3%	87.3%	88.5%
9/30/2012 TTM	82.1%	$162.33	$133.28	82.8%	$139.92	$115.78	100.8%	86.2%	86.9%
9/30/2011 TTM	78.6%	$154.52	$121.41	79.7%	$130.09	$103.70	101.5%	84.2%	85.4%

(1)
Information obtained from a third party hospitality report dated October 17, 2013.  According to such third party hospitality report, the competitive set includes the following hotels: ACME Hotel Company Chicago, Hampton Inn Suites Chicago Downtown, Hilton Garden Inn Chicago Downtown Magnificent Mile, Fairfield Inn & Suites Chicago Downtown, Courtyard Chicago Downtown Magnificent Mile and Four Points Chicago Downtown Magnificent Mile.

The Borrower.  The borrower is HCP Oxford OBG Cass Property Company, LLC, a Delaware limited liability company and a single purpose entity with two independent managers.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the HIE at Magnificent Mile Mortgage Loan.  Edward J. Doherty, John W. Rutledge, Roger G. Hill II and the John W. Rutledge Revocable Trust are the guarantors of certain nonrecourse carveouts under the HIE at Magnificent Mile Mortgage Loan, provided that the John W. Rutledge Revocable Trust shall have no obligations or liabilities under the guaranty unless and until the death of John W. Rutledge.

The Sponsor.  The sponsor is Oxford Capital Group, LLC, which is headquartered in Chicago and has been run by John W. Rutledge since 1994. The sponsor has participated and developed approximately $2.5 billion of primarily hotel assets in over 12,000 rooms since its inception.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of $173,299 for real estate taxes, $39,202 for insurance, $27,886 for replacement reserves, $5,625 for deferred maintenance and $390,185 for completion of the work required under the PIP. The loan documents provide for ongoing monthly escrows in the amount of $28,883 for real estate taxes, $5,600 for insurance and $27,886 for FF&E.

Lockbox and Cash Management.  The HIE at Magnificent Mile Mortgage Loan requires that a lender-controlled lockbox account be established at closing.  All tenants of the HIE at Magnificent Mile Property and all credit card companies servicing the HIE at Magnificent Mile Property are directed to deposit income received from the HIE at Magnificent Mile Property directly into the lockbox account.  Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are disbursed to the borrower. During a Cash Management Period, all funds on deposit in the lockbox are swept to a lender-controlled cash management account each business day.

A “Cash Management Period” will commence upon notice from the lender to the cash management bank of: (i) the maturity date, (ii) the occurrence and continuance of an event of default under the loan agreement, (iii) a debt service coverage ratio of less than 1.25x at the end of any calendar quarter or (iv) the commencement of a Franchise Agreement Sweep Period (as defined below). A Cash Management Period will end upon notice from the lender to the cash management bank that the sweeping of funds into the deposit account may cease, which notice the lender will only be required to give if (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing, (B) with respect to the matter described in clause (iii) above, the debt service coverage ratio being at least 1.25x for two consecutive calendar quarters or (C) with respect to the matter described in clause (iv) above, such Franchise Agreement Sweep Period has ended.

A “Franchise Agreement Sweep Period” will commence on the first due date following the date that is 12 months prior to the expiration of the franchise agreement, and will end upon the earlier to occur of (A) the date on which the borrower irrevocably exercises its renewal or extension option under the franchise agreement (or otherwise enters into an extension agreement acceptable to the lender with Holiday Hospitality Franchising, Inc.) or (B) the date on which the borrower re-franchises the hotel located at the HIE at Magnificent Mile Property pursuant to a replacement franchise agreement acceptable to the lender with a replacement franchisor.

Property Management.  The HIE at Magnificent Mile Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the HIE at Magnificent Mile Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, Fitch and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C18 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HIE AT MAGNIFICENT MILE

Subordinate and Mezzanine Indebtedness.  The borrower has the right to incur mezzanine financing subject to satisfaction of certain conditions, including: (i) no event of default has occurred and is continuing; (ii) the execution of an intercreditor agreement in form and substance reasonably acceptable to the lender; (iii) the loan-to-value ratio including all debt is not greater than 80%; (iv) the amortizing debt service coverage ratio including all debt is not less than 1.20x; (v) the debt yield including all debt is not less than 8.5%; and (vi) receipt of rating agency confirmation from DBRS, Fitch and Moody's that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C18 Certificates.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the HIE at Magnificent Mile Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C18	Transaction Contact Information

I.           Transaction Contact Information

Questions may be directed to any of the following individuals:

Wells Fargo Securities, LLC		RBS Securities Inc.

Brigid Mattingly	Tel. (312) 269-3062	Todd Jaeger - Trading	Tel. (203) 897-2900
Fax (312) 658-0140

A.J. Sfarra	Tel. (212) 214-5613	Adam Ansaldi	Tel. (203) 897-0881
	Fax (212) 214-8970		Fax (203) 873-3542

Alex Wong	Tel. (212) 214-5615	Jim Barnard	Tel. (203) 897-4417
	Fax (212) 214-8970		Fax (203) 873-4310

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.